Exhibit 10.8

Execution Version

CREDIT AGREEMENT

dated as of July 20, 2020

among

DESRI FINANCING 3, L.L.C.,
as a Co-Borrower,

DESRI PORTFOLIOS FINANCING, L.L.C.,
as a Co-Borrower,

DESRI PORTFOLIOS 2 FINANCING, L.L.C.,
as a Co-Borrower,

VARIOUS LENDERS,

VARIOUS INTEREST RATE AGREEMENT COUNTERPARTIES,

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent, CS Funding Agent, Joint Lead Arranger and Bookrunner

and

Zions Bancorporation, N.A.,
as Collateral Agent and Joint Lead Arranger

________________________________________________________

$210,000,000 Term Loan Facility

________________________________________________________

i

4.11. Properties	59
4.12. Environmental Matters	59
4.13. No Defaults	60
4.14. Governmental Regulation	60
4.15. Federal Reserve Regulations; Exchange Act	60
4.16. Employee Benefit Plans	60
4.17. Casualty Events	61
4.18. Solvency	61
4.19. Compliance with Statutes, Etc.	61
4.20. Disclosure	61
4.21. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	61
4.22. Energy Regulatory Matters	62
4.23. Security Interest and Liens	63
4.24. Insurance	63
4.25. Portfolio Project Eligibility	63

SECTION 5. AFFIRMATIVE COVENANTS	63
5.1. Financial Statements and Other Reports	63
5.2. Existence	65
5.3. Payment of Taxes and Claims	65
5.4. Maintenance of Properties	66
5.5. Insurance	66
5.6. Books and Records; Inspections	66
5.7. Compliance with Laws	66
5.8. Interest Rate Protection	67
5.9. Further Assurances; Maintenance of Collateral	67
5.10. Cash Management Systems; Reserve Accounts	67
5.11. Distributions	69
5.12. Energy Regulatory Status	69
5.13. Compliance with Material Project Documents	69
5.14. Compliance with Annual Operational Review of Business	70
5.15. Material Projects	70
5.16. Concentration Limit	70

SECTION 6. NEGATIVE COVENANTS	70
6.1. Indebtedness	70
6.2. Liens	71
6.3. Disqualified Person	73
6.4. Restricted Payments	73
6.5. Burdensome Agreements	74
6.6. Investments	74
6.7. Financial Covenant	75
6.8. Fundamental Changes	75
6.9. Disposition of Assets	76
6.10. Conduct of Business	76
6.11. Transactions with Shareholders and Affiliates	76
6.12. Use of Proceeds	77

ii

6.13. Amendments or Waivers of Organizational Documents and Project Senior Financing Documents	77

SECTION 7. EVENTS OF DEFAULT	77
7.1. Events of Default	77
7.2. Co-Borrowers’ Rights to Cure	80
7.3. Certain Limitations on Equity Remedies	80

SECTION 8. AGENTS	81
8.1. Appointment of Agents	81
8.2. Powers and Duties	81
8.3. General Immunity	82
8.4. Agents Entitled to Act as a Lender	83
8.5. Lenders’ Representations, Warranties and Acknowledgment	83
8.6. Right to Indemnity	84
8.7. Successor Administrative Agent and Collateral Agent	84
8.8. Collateral Documents	85
8.9. Withholding Taxes	87
8.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	87
8.11. CS Funding Agent	88
8.12. Joinder Agreement.	91

SECTION 9. MISCELLANEOUS	92
9.1. Notices	92
9.2. Expenses	92
9.3. Indemnity	93
9.4. Set-Off	94
9.5. Amendments and Waivers	94
9.6. Successors and Assigns; Participations	96
9.7. Independence of Covenants	100
9.8. Survival of Representations, Warranties and Agreements	100
9.9. No Waiver; Remedies Cumulative	100
9.10. Marshalling; Payments Set Aside	100
9.11. Severability	100
9.12. Obligations Several; Independent Nature of Lenders’ Rights	100
9.13. Headings	101
9.14. APPLICABLE LAW	101
9.15. CONSENT TO JURISDICTION	101
9.16. WAIVER OF JURY TRIAL	101
9.17. Confidentiality	102
9.18. Usury Savings Clause	103
9.19. Counterparts	104
9.20. PATRIOT Act	104
9.21. Electronic Execution of Assignments	104
9.22. No Fiduciary Duty	104
9.23. Alternate Index Determination	105

iii

9.24. Acknowledgment and Consent to Bail-in of Bail-In Financial Institutions	105
9.25. Acknowledgment Regarding Any Supported QFCs	105

SCHEDULES:	1-A	Term Loan Commitments
	1-B	Notice Addresses
	1.1(a)	Affiliate Project Parties
	1.1(b)	Agreed Stress Case Adjustments
	1.1(c)	Closing Date Portfolio Projects
	1.1(d)	Closing Date Investment Grade Offtakers
	4.1	Jurisdictions of Organization
	4.2	Equity Interests and Ownership
	4.22	State Electric Utility Regulations
	5.10	Supplemental Cash Reserves
	6.1(b)	Certain Indebtedness
	6.1(d)	Project Senior Financing
	6.2(r)	Certain Liens
	6.6	Certain Investments
	6.11	Certain Affiliate Transactions

EXHIBITS:	A	Funding Notice
	B	Term Loan Note
	C-1	Compliance Certificate
	C-2	Form of Portfolio Project Data Tape
	D-1	Assignment Agreement
	D-2	Joinder Agreement
	E-1	U.S. Tax Compliance Certificate
	E-2	U.S. Tax Compliance Certificate
	E-3	U.S. Tax Compliance Certificate
	E-4	U.S. Tax Compliance Certificate
	F-1	Closing Date Certificate
	F-2	Solvency Certificate
	G	Incumbency Certificate
	H	Form of Designation Notice

iv

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of July 20, 2020 (this “Agreement”), is entered into by and among DESRI FINANCING 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI PORTFOLIOS FINANCING, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI PORTFOLIOS 2 FINANCING, L.L.C., a Delaware limited liability company (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the Lenders party hereto from time to time, the Interest Rate Agreement Counterparties party hereto from time to time, CREDIT SUISSE AG, NEW YORK BRANCH (“CS”) as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”), funding agent (together with its permitted successors in such capacity, the “CS Funding Agent”), joint lead arranger (in such capacity, the “Arranger”) and Bookrunner and ZIONS BANCORPORATION, N.A., as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”) and joint lead arranger.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend a term loan credit facility to the Co-Borrowers in an initial aggregate principal amount of Term Loan Commitments of $210 million, the proceeds of which will be used, inter alia, to repay amounts outstanding under existing indebtedness, to pay certain costs, fees and expenses in connection with this Agreement, to establish and fund certain reserves under this Agreement and for working capital and general corporate purposes of the Credit Parties and DESRI, in each case, in accordance with, and subject to the terms and conditions, described herein;

WHEREAS, the Co-Borrowers have agreed to secure all of their Obligations by granting to the Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their assets (subject to the exclusions set forth herein and in the Collateral Documents), including a pledge of all of the Equity Interests of each of the Project Holdcos; and

WHEREAS, the Pledgors have agreed to secure all of the Obligations of the respective Co-Borrowers by granting to the Collateral Agent, for the benefit of the Secured Parties, a pledge of all of the Equity Interests of each of the Co-Borrowers;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Account Control Agreement” means each Deposit Account Control Agreement, dated as of the Closing Date, by and between the Co-Borrowers or the Project Holdcos, as applicable, the applicable Eligible Institution and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

1

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by multiplying (i)(a) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term of ninety (90) days in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate at which ninety (90) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) the Statutory Reserve Rate; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 1.00% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Advanced Construction Project” means a Portfolio Project (a) that, at the time of its initial designation as a Portfolio Project, (i) has obtained Project Debt Financing, (ii) has issued a full notice to proceed under a fixed-price, date-certain engineering, procurement and construction agreement with an Approved Contractor and (iii) is within twelve (12) months from its scheduled Commercial Operation Date, or (b) is otherwise approved by the Administrative Agent as an Advanced Construction Project at the time of its initial designation as a Portfolio Project. For avoidance of doubt, an Advanced Construction Project that achieves Commercial Operation (and, for any Advanced Construction Project held by a Project Subsidiary that is subject to any Project Senior Financing, that satisfies all requirements (unless waived) under the related Project Senior Financing Documents for “term conversion” and to be “placed in service”, as applicable) shall no longer be deemed to be an “Advanced Construction Project” hereunder.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Co-Borrowers or any of their Project Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Co-Borrower, threatened in writing against or affecting any Co-Borrower or any of their Project Subsidiaries or any property of any Co-Borrower or any of their Project Subsidiaries.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliate Pledge Agreement” means the Affiliate Pledge Agreement, dated as of the Closing Date, by and between the Affiliate Project Parties and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate Project Party” means any Affiliate of the Co-Borrowers that is designated by the Co-Borrowers in Schedule 1.1(a) (as may be updated from time to time) and (a) is not a Subsidiary of any Co-Borrower, (b) directly or indirectly owns any Portfolio Project and (c) has been approved by the Administrative Agent (such approval not unreasonably withheld or delayed).

2

“Affiliated Services Agreements” means any management services agreements, administrative services agreements, construction management agreements or similar agreements with respect to a Closing Date Portfolio Project set forth on Schedule 6.11 (as such Schedule may be updated from time to time (a) to remove any agreement, (b) in connection with a Portfolio Project Addition to add any such new agreements materially consistent with those agreements previously listed therein, or (c) otherwise with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)).

“Agent” means each of (i) the Administrative Agent, (ii) the Collateral Agent, (iii) the Bookrunner, (iv) the Paying Agent and (v) any other Person appointed under the Credit Documents to serve in an agent or similar capacity.

“Aggregate Amounts Due” as defined in Section 2.13.

“Agreed Stress Case” means, in respect of the Portfolio Projects, (a) the aggregate amount of cash expected to be received under contracts with Investment Grade offtakers (which as of the Closing Date are listed in Schedule 1.1(d)), plus (b) the aggregate amount of cash expected to be received under contracts with (i) offtakers whose long term senior unsecured noncredit enhanced credit rating is BB- or higher by S&P or Fitch or Ba3 or higher by Moody’s (for avoidance of doubt, including PG&E Corporation as of the Closing Date), (ii) unrated offtakers (excluding community choice aggregation offtakers) with (or whose obligations under the applicable offtake agreement are guaranteed by an entity with) a tangible net worth of at least $50 million, or (iii) unrated offtakers acceptable to the Administrative Agent at the time of the initial designation (or re-designation) of a Project as a Portfolio Project, provided cash flows in clause (b) do not exceed twenty percent (20%), or such higher percentage as may be approved by the Administrative Agent, of the total cash expected to be received from all Portfolio Projects over the full amortization period, in each case (x) under a P90 Production Case and considering other operating and maintenance stresses and reasonable adjustments described in Schedule 1.1(b) or such other adjustments as may be approved by the Co-Borrowers and the Administrative Agent and (y) including such amounts that may not be received due to any restriction of distributions under the Project Senior Financing Documents.

“Agreement” as defined in the preamble hereto.

“Allocable Share” means, when applied to any Projects or Portfolio Projects, the Borrower Operating Cash Flow (based upon the P90 Production Case) attributable to such Projects or Portfolio Projects in the aggregate over the full amortization period discounted to the relevant assessment date using a 4% annual discount rate divided by the total Borrower Operating Cash Flow (based upon the P90 Production Case) in the aggregate over the full amortization period discounted to the relevant assessment date using a 4% annual discount rate.

“Anti-Corruption Laws” as defined in Section 4.21.

“Anti-Money Laundering Laws” as defined in Section 4.21.

“Applicable Margin” means, as of any date of determination, the applicable rate per annum set forth below:

3

	For Term Loans constituting 90% or less of the Available Amount:	For Term Loans in excess of 90% of the Available Amount:
From the Closing Date until the first Quarterly Date following the 3rd anniversary thereof	2.75%	5.25%
From and after the first Quarterly Date following the 3rd anniversary of the Closing Date until the first Quarterly Date following the 4th anniversary thereof	3.25%	5.75%
From and after the first Quarterly Date following the 4th anniversary of the Closing Date until the first Quarterly Date following the 5th anniversary thereof	3.75%	8.75%
From and after the first Quarterly Date following the 5th anniversary of the Closing Date	4.75%	9.75%

“Approved Contractor” means any of Blattner Energy, Inc., M. A. Mortenson Company, Swinerton Builders, Inc., Primoris Renewable Energy, Inc., Rosendin Electric Inc., McCarthy Building Companies, Inc. or other BOP contractors consented to by Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Arranger” as defined in the preamble hereto.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than the Credit Parties), in one transaction or a series of transactions, of all or any part of any Credit Party’s or any of its respective Project Subsidiaries’ businesses, material assets or material properties, including the Equity Interests of any Project Subsidiaries, other than (i) inventory (or other assets, including energy and renewable energy credits, performance-based incentives, state credits and other environmental attributes) sold, leased or licensed out in the ordinary course of business, (ii) the sale by a Credit Party or any Project Subsidiary of property that is no longer useful or necessary to the conduct of the business of such Credit Party or any Project Subsidiary in the ordinary course of business and (iii) dispositions expressly permitted in accordance with the terms of any Project Senior Financing that are usual and customary for facilities of the type.

“AssetCo Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Renewable Energy AssetCo, L.L.C., dated as of April 7, 2017, as may be amended, amended and restated, supplemented or modified from time to time, by and among the members party thereto.

4

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D-1, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any executive or officer of such Person, or any other Person, in each case that is or has been duly authorized as an authorized signatory (or similar designation) of such Person in accordance with such Person’s Organizational Documents in respect of the applicable matter or issue in question; provided that the manager or managing member of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such Authorized Officer.

“Availability Conditions” means, at any time, (a) (i) for each Non-Conduit Lender other than the CS Non-Conduit Lender, the outstanding Term Loans of such Non-Conduit Lender at such time do not exceed such Non-Conduit Lender’s Term Loan Commitment and (ii) for the CS Non-Conduit Lender, the outstanding Term Loans of each Lender that is part of the CS Lender Group at such time do not exceed the CS Non-Conduit Lender’s Term Loan Commitment, and (b) the aggregate Term Loans of all Lenders outstanding at such time do not exceed the lesser of (i) the Term Loan Commitments at such time and (ii) the Available Amount at such time.

“Availability Period” means the period from and after the Closing Date through and until the third (3rd) anniversary of the Closing Date.

“Available Amount” means, on any date of determination, an aggregate amount of Term Loans available under the Term Loan Facility (including outstanding Term Loans and undrawn Term Loan Commitments) which is equal to the least of the debt amounts calculated based on the following as of such date: (i) a 1.40:1.00 minimum Prospective Borrower Coverage Ratio (for the avoidance of doubt, based upon the Agreed Stress Case); (ii) a 1.00:1.00 minimum prospective Consolidated Coverage Ratio (for the avoidance of doubt, based upon the Agreed Stress Case); and (iii) a 2.00:1.00 minimum prospective Base Case Debt Service Coverage Ratio (based upon the P50 Production Case), in each case, pursuant to the Financial Model.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of a Bail-In Financial Institution.

“Bail-In Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent, or (d) any other financial institution which is subject to the supervision of a Resolution Authority.

“Bail-In Legislation” means,

(1)       with respect to any EEA Member Country implementing Article 55 BRRD, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and

(2)       with respect to any state other than an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

5

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Debtor Relief Laws, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Code (and relevant laws, rules and regulations) or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not timely controverted, (b) the petition commencing the involuntary case is not dismissed within 90 days of its filing, (c) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 90 days, or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Debtor Relief Laws.

“Base Case Debt Service Coverage Ratio” means, for any period, in respect of the Portfolio Projects, the ratio of (a) the amount of cash distributions projected to be received by the Co-Borrowers, calculated on the basis of the P50 Production Case, from contracted sales made by Portfolio Projects for such period, divided by (b) the difference between (i) the sum of sculpted principal payments and interest under the Term Loan Facility for such period and (ii) any amounts projected to be released from the Supplemental Cash Reserves during such period.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1.00% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor” or “cap”) that would be payable on such day for a Eurodollar Rate Loan plus (b) 1.00%; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 1.00% per annum. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

6

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunner” means the Arranger, in its capacity as joint lead arranger and sole bookrunner.

“Borrower Excess Cash Flow” means, for any period, an amount (if positive) equal to (a) amounts described in clause (a)(i) of definition of “Borrower Operating Cash Flow” minus (b) to the extent paid from Borrower Operating Cash Flow, the sum, without duplication, of (i) Borrower Interest Expense, (ii) the distributions and payments referred to in clauses (b), (c), (d) and (e) of the definition of “Permitted Distributions”, and (iii) amounts received from Excluded Subsidiaries.

“Borrower Interest Expense” means, for any period, total interest expense of each Co-Borrower with respect to all outstanding Indebtedness of such Co-Borrower, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding any amount not payable in Cash and any other fees referred to in Section 2.7 payable on or before the Closing Date.

“Borrower Operating Cash Flow” means, for any period, an amount equal to the sum of (a) (i) the amount of cash distributions received by each Co-Borrower and each Affiliate Project Party during such period (excluding, for purposes of calculating the Historic Borrower Coverage Ratio, any transfers from the Supplemental Cash Reserves), excluding any cash distributions received from any Excluded Subsidiary, and (ii) solely for purposes of calculating the Historic Borrower Coverage Ratio, for Advanced Construction Projects, the amount of cash distributions projected to be received by each Co-Borrower and each Affiliate Project Party during a pro rata portion (based on the length of the applicable calculation period and the portion of the applicable calculation period during which such Portfolio Project was an Advance Construction Project) of each such Advanced Construction Project’s first 365 days of operations, and (b) any Specified Equity Contributions in accordance with Section 7.2(a); provided, however, that Borrower Operating Cash Flow attributable to each Project that is the subject of a Permitted Acquisition for the periods prior to such Permitted Acquisition will be deemed to be an amount to be agreed by the Co-Borrowers and the Requisite Lenders in writing.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Cash” means money, currency or a credit balance in any demand or on deposit in or credited to any Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or Fitch or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three (3) months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or Fitch or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three (3) months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P, Fitch or Moody’s.

7

“Cash Grant” means, with respect to any Project, a cash grant from the U.S. Treasury Department in lieu of the renewable energy tax credits available under the Internal Revenue Code Sections 45 and 48 payable pursuant to Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, and any guidance, instructions or terms and conditions published or issued by the U.S. Treasury Department in respect thereto.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the application or requirements thereof by any Governmental Authority, (c) any change in the interpretation or administration of any law, rule, regulation or treaty by any Governmental Authority or (d) the compliance by any Lender or any Co-Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” under the Credit Documents, regardless of the date enacted, adopted or issued (even if such date is prior to the Closing Date).

“Change of Control” means DESRI Holdings or its Affiliates cease to beneficially own and control, directly or indirectly, greater than 50%, on a fully diluted basis, of the economic and voting interests in each Co-Borrower; provided, however, that the following shall be deemed to not constitute a Change of Control hereunder: (i) the grant of any Permitted Upstream Pledge in favor of an Upstream Collateral Agent, (ii) any Permitted Upstream Foreclosure, and/or (iii) any Permitted Transfer.

“Closing Date” as defined in Section 3.1.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.

“Closing Date Financial Model” means the financial model reflecting the Co-Borrowers’ projected operating results for and cash distributions from the Portfolio Projects delivered to the Administrative Agent on the Closing Date pursuant to Section 3.1(p).

“Closing Date Portfolio Projects” means the Eligible Projects designated as Portfolio Projects on the Closing Date, as set forth on Schedule 1.1(c).

“Co-Borrowers” as defined in the preamble hereto.

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“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided that the Collateral shall not include the Excluded Collateral.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Affiliate Pledge Agreement, the Account Control Agreement and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commercial Operation” means, with respect to any Project, such Project has achieved either (i) “commercial operation” (or any equivalent standard) pursuant to the terms of its power purchase agreement, renewable energy credit agreement or any other similar revenue-producing contract or (ii) “substantial completion” (or any equivalent standard) pursuant to the terms of its engineering, procurement and construction contract or any other similar contract.

“Commercial Operation Date” means, with respect to any Project, the date on which such Project achieves Commercial Operation.

“Commercial Paper Note” means mean commercial paper, money market notes and other promissory notes and senior indebtedness issued by or on behalf of a CS Conduit Lender.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C-1, which includes the following:

(a)       The most recent version of the Financial Model, including reasonably detailed calculation of the Available Amount, including calculation of (i) the Historic Borrower Coverage Ratio as of the immediately preceding Quarterly Date (for Compliance Certificates delivered in connection with any Semiannual Interest Payment Date (or Early Waterfall Run Date) only) and (ii) the Prospective Borrower Coverage Ratio and the prospective Consolidated Coverage Ratio (each from and after the date of such calculation);

(b)       Certification of an Authorized Officer of each Co-Borrower that each Project included in the Available Amount is an Eligible Project (after taking account of the effect of any applicable Portfolio Project Addition or Excluded Project Designation);

(c)       Certification of an Authorized Officer of each Co-Borrower that no Default or Event of Default has occurred and is continuing; and

(d)       A Portfolio Project data tape in the form of Exhibit C-2.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Coverage Ratio” means, for any period, the ratio of (a) the aggregate amount of cash projected to be received during such period pursuant to the Agreed Stress Case taking into account only contracted sales projected to be made by Portfolio Projects for such period (excluding Advanced Construction Projects for any period prior to the applicable Term Conversion Dates) divided by (b) the sum of (i) all payment obligations payable for such period pursuant to the Project Senior Financing Documents (excluding Advanced Construction Projects for any period prior to the applicable Term Conversion Dates) plus (ii) the difference between (x) the sum of sculpted principal payments and interest required under the Term Loan Facility for such period and (y) any amounts projected to be released from the Supplemental Cash Reserves during such period.

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“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Credit Date” means the date of a Credit Extension.

“Credit Date Distribution” means a cash distribution by the Co-Borrowers from the proceeds of the Term Loans in connection with the Closing Date or any subsequent Credit Date.

“Credit Document” means any of this Agreement, the Term Loan Notes, if any, the Collateral Documents, the Limited Guaranty, the Secured Interest Rate Agreements, any fee letters and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

“Credit Extension” means the making of a Term Loan.

“Credit Party” means the Pledgors, the Co-Borrowers and each Project Holdco.

“CS” as defined in the preamble hereto.

“CS Conduit Lender” means Alpine Securitization Ltd. and Mountcliff Funding LLC.

“CS Conduit Support Provider” means the CS Non-Conduit Lender, the CS Funding Agent or any of their respective Affiliates now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a CS Conduit Lender (or any related commercial paper issuer that finances such CS Conduit Lender) in support of commercial paper issued, directly or indirectly, by such CS Conduit Lender in order to fund Terms Loans made by such CS Conduit Lender hereunder.

“CS Funding Agent” as defined in the preamble hereto.

“CS Lender Group” means a group consisting of the CS Conduit Lenders, the CS Non-Conduit Lender and the CS Funding Agent.

“CS Non-Conduit Lender” means Credit Suisse AG, Cayman Islands Branch.

“Curtailment Risk” means, with respect to any power purchase agreement for a Portfolio Project, the right thereunder of any offtaker party thereto to require curtailment that satisfies each of the following: (i) such curtailment is not intended to address reliability, grid stability, force majeure or emergency conditions; (ii) such curtailment is not compensable under the terms of such power purchase agreement; (iii) as permitted under the terms of such power purchase agreement, such curtailment could during any 12-month period reasonably be expected to impact greater than 5% of the modeled output from such Project; and (iv) such curtailment is not reflected in the Financial Model.

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“Debt Service Reserve Account” means the Deposit Account number 4104096052 in the name of DESRI Financing 3 at Wells Fargo Bank, N.A.

“Debt Service Reserve Requirement” means, as of any date of determination, that the aggregate amount of Cash on deposit in or credited to the Debt Service Reserve Account, plus the amount of any DSR LC standing to the benefit of the Collateral Agent, is equal to or greater than the DSR Required Amount on such date.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means subject to Section 2.18(b), any Non-Conduit Lender (a) that has failed to (i) fund all or any portion of its Term Loans within two Business Days of the date such Term Loans were required to be funded hereunder unless such Non-Conduit Lender notifies the Administrative Agent and each Co-Borrower in writing that such failure is the result of such Non-Conduit Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) that has notified each Co-Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Non-Conduit Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Non-Conduit Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) that has failed, within three (3) Business Days after written request by the Administrative Agent or any Co-Borrower, to confirm in writing to the Administrative Agent and each Co-Borrower that it will comply with its prospective funding obligations hereunder (provided that such Non-Conduit Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and each Co-Borrower), or (d) for which the Administrative Agent has received notification that such Non-Conduit Lender is, or has a direct or indirect parent company that is, (i) the target of any Sanctions or is not in compliance with any Sanctions Law, Anti-Corruption law, the PATRIOT Act or any other applicable terrorism or money laundering law, rule, regulation or order, (ii) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (iii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Non-Conduit Lender or its direct or indirect parent company, or such Non-Conduit Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Non-Conduit Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Non-Conduit Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Non-Conduit Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Non-Conduit Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Non-Conduit Lender.

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“Deposit Account” means a demand, time, savings, passbook or like account (other than an account evidenced by a negotiable certificate of deposit) with an Eligible Institution.

“Designation Notice” as defined in Section 2.1(c)(i) (which may be substantially in the form of Exhibit H).

“DESRI” means D. E. Shaw Renewable Investments, L.L.C., a Delaware limited liability company.

“DESRI Financing 2” means DESRI Financing 2, L.L.C. a Delaware limited liability company.

“DESRI Financing 3” as defined in the preamble hereto.

“DESRI Holdings” means DESRI Holdings, L.P, a Delaware limited partnership.

“DESRI Portfolios 2 Financing” as defined in the preamble hereto.

“DESRI Portfolios Financing” as defined in the preamble hereto.

“Disqualified Person” means (a) a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Internal Revenue Code (unless the exception under Section 168(h)(1)(D) or Section 168(h)(2)(B) of the Internal Revenue Code applies) or a “tax-exempt controlled entity” as defined in Section 168(h)(6)(F) of the Internal Revenue Code (unless an election under Section 168(h)(6)(F)(ii) of the Internal Revenue Code is in effect); (b) a Person described in Section 50(d) of the Internal Revenue Code whose indirect ownership of any Project would result in a reduction in the amount of ITC that may be claimed with respect to any Project by any other Person or a reduction in the amount of the Cash Grant for which any Project otherwise would be eligible; (c) if any Project has received or is expected to receive a Cash Grant, an entity described in paragraph (4) of Section 54(j) of the Internal Revenue Code; or (d) any partnership or other pass-through entity (including a single-member disregarded entity) any direct or indirect partner of which (or other direct or indirect holder of an equity or profits interest) is described in clauses (a) through (c) above, unless such Person holds its interest in the partnership or other pass-through entity indirectly through an entity taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” as defined in Section 168(h)(6)(F) of the Internal Revenue Code (unless an election under Section 168(h)(6)(F)(ii) of the Internal Revenue Code is in effect) or a corporation that is a Person described in clause (b) above.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“DP2FH” means DESRI Portfolios 2 Financing Holdings, L.L.C., a Delaware limited liability company.

“DPFH” means DESRI Portfolios Financing Holdings, L.L.C., a Delaware limited liability company.

“DSR LC” means one or more irrevocable letters of credit, in form and substance reasonably satisfactory to the Administrative Agent, issued by a financial institution whose unsecured long-term senior debt obligations are rated at least A3 by Moody’s or at least A- by S&P (or that is an Arranger or any of its Affiliates), naming the Collateral Agent (for the benefit of the Secured Parties) as the beneficiary thereunder and delivered to the Administrative Agent to fund all or a portion of the Debt Service Reserve Requirement and that do not impose any obligation to reimburse drawing payments thereunder on any Co-Borrower, any Project Holdco or any Project Subsidiary and are not secured by any of the Collateral.

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“DSR Required Amount” means, as of any date, an amount equal to the projected amount of Borrower Interest Expense for the most recent Semiannual Interest Payment Date through the immediately succeeding Semiannual Interest Payment Date, as such amount shall be increased or decreased on any Credit Date and/or the date of any Portfolio Project Addition or Excluded Project Designation under Section 2.1(c)(i), to equal the projected amount of Borrower Interest Expense remaining during such six-month period.

“Early Waterfall Run Date” as defined in Section 5.9(a)(ii).

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Eligibility Representation” means, with respect to any Portfolio Project Addition, a certification of an authorized signatory of each applicable Co-Borrower that the Project being designated as a Portfolio Project and included in the Available Amount is an Eligible Project.

“Eligibility Requirements” means, solely with respect to the initial designation of any Portfolio Project, each of the following requirements (except as may be waived for such Portfolio Project by the Administrative Agent):

(a)       The Term Loan Facility and the Liens granted thereunder would not result in a violation of (i) any Material Project Document or Material Permit, or (ii) any applicable Project Senior Financing Document, in either case, except where written waivers or consents have been obtained and delivered to the Administrative Agent;

(b)       The Administrative Agent has received a schedule prepared by its counsel of all consents required for such Portfolio Project under any Project Senior Financing Document, Material Project Document or Material Permit relating to any exercise of any remedies under the Term Loan Facility;

(c)       The Co-Borrowers demonstrate prospective Project Coverage Ratio of no less than (a) 0.15:1.0 for any Portfolio Project with a proxy revenue swap or (b) 0.20:1.0 for any other Portfolio Project; and

(d)       Including such Project as a Portfolio Project does not cause the Co-Borrowers to violate the following concentration criteria: (i) the Allocable Share attributable to Projects in a single transmission operator (RTO or ISO) sub-region is no more than 50%; and (ii) the Allocable Share attributable to Projects with non-busbar offtake agreements or offtake arrangements that otherwise expose the applicable Project to basis risk or Curtailment Risk is no more than 50%.

“Eligible Institution” means (a) Zions Bancorporation, N.A., or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long term unsecured debt rating of “A-” or better by S&P and “A3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-2” or better by S&P or “P-2” or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-2” or better by S&P and “P-2" better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

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“Eligible Project” means a Project owned by a Project Subsidiary located in the United States which in each case satisfies the following criteria (except as may be waived by the Administrative Agent):

(a)       Interconnection rights and site control for a period of no less than the contracted period reflected for such project in the Financial Model;

(b)       The supply of primary equipment and components for the Project has been contracted with a supplier that is, at the time of execution of the purchase contract, a BNEF Tier 1 manufacturer (if applicable), and all customary warranties for such Project equipment and components are either (1) enforceable by the applicable Project Subsidiary or (2) are covered through appropriate reserves for the contracted period reflected for such Project in the Financial Model;

(c)       The operating, maintenance and servicing costs for the contracted period of such Project incorporated in the Financial Model are modeled consistently either (i) with assumptions used for the applicable Project Senior Financing that were approved by a technical consultant or (ii) with the consent of the Administrative Agent at the time of designation, with assumptions used for a recent Project that were approved by a technical consultant;

(d)       To the knowledge of any Co-Borrower, no counterparty to any offtake, or interconnection agreement or any guarantor thereof, is subject to an event of default or in breach of its material obligations or is the subject of a Bankruptcy Event;

(e)       To the knowledge of any Co-Borrower, no counterparty to any site control or real property agreement or, for Advanced Construction Projects, engineering, procurement and construction or equipment supply agreements, or any guarantor thereof, is subject to an event of default or in breach of its obligations, except to the extent such breach could not reasonably be expected to have a Portfolio Material Adverse Effect, or is the subject of a Bankruptcy Event;

(f)       The Project Subsidiary has obtained Material Permits necessary for the operation of (or for an Advanced Construction Project, construction of) the applicable Project in accordance with all applicable Material Project Documents and is in material compliance with all Environmental Laws;

(g)       No material litigation or material uninsured casualty events in respect of the Project and/or Project Subsidiary; and

(h)       The Project either (i) has achieved its Commercial Operation Date or (ii) upon its designation as a Portfolio Project, shall be an Advanced Construction Project; provided that (x) the Allocable Share attributable to Portfolio Projects that are Advanced Construction Projects shall be no more than (A) for Advanced Construction Projects designated as Portfolio Projects on the Closing Date, 48% and (B) for Advanced Construction Projects designated as Portfolio Projects on any other date, 40% and (y) the Allocable Share attributable to Advanced Construction Projects that are more than 6 months from their respective scheduled Commercial Operation Date shall be no more than 20% (or, in each case, a higher percentage as may be agreed by the Administrative Agent).

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“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Co-Borrower or any Project Holdco or (solely with respect to an employee benefit plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA or is otherwise subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA) any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, written notice, request for information, notice of potential liability, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health or safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, provincial or state (or any subdivision of either of the foregoing) statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) the protection of the environment; (ii) the generation, use, storage, transportation, disposal or Release of Hazardous Materials; (iii) occupational health and safety and industrial hygiene; or (iv) the protection of human, plant or animal health or welfare, in any manner applicable to the Co-Borrowers or any of their Project Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Person shall continue to be considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising after such period for which such Person could be liable under the Internal Revenue Code or ERISA.

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“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Co-Borrower, any Project Holdco or (solely with respect to taxes imposed under Section 4971 of the Internal Revenue Code) any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4971 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property and rights to property belonging to any Co-Borrower, any Project Holdco or any of their respective ERISA Affiliates.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 7.1.

“EWG” as defined in Section 4.22(a).

“EWG Status” as defined in Section 4.22(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Collateral” as defined in the Pledge and Security Agreement.

“Excluded Project” means any Project owned in whole or part, directly or indirectly, by any Excluded Subsidiary.

“Excluded Project Designation” has the meaning assigned to such term in Section 2.1(c)(i).

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“Excluded Subsidiary” shall mean any Subsidiary, Project Subsidiary or Project Holdco designated as such by the Co-Borrowers pursuant to Section 2.1(c)(i). For avoidance of doubt, upon any such designation of any Project Subsidiary or Project Holdco as an Excluded Subsidiary, such Person shall cease to be a Project Subsidiary or Project Holdco, respectively.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (a) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Term Loan or Term Loan Commitment (other than pursuant to an assignment request by any Co-Borrower under Section 2.19) or (b)  such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Person’s failure to comply with Section 2.16(c) or (d) and (iv) any Taxes imposed under FATCA.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Co-Borrower or any of their Subsidiaries or any of their respective predecessors.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into with respect thereto (together with any law implementing such agreements).

“Federal Energy Regulatory Authorizations, Exemptions, and Waivers” as defined in Section 4.22(c).

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the rate on such transactions for the most recent preceding Business Day for which such rate has been published.

“FERC” as defined in Section 4.22(a).

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“Financial Model” means the Closing Date Financial Model as updated from time to time by the Co-Borrowers in accordance with the terms hereof, including in connection with any Portfolio Project Addition or Excluded Project Designation for updates corresponding to the applicable Portfolio Projects and otherwise with consent of the Administrative Agent (not unreasonably withheld or delayed), and subject to the conditions that (a) interest rates based on the London interbank offered rate will be based on the rate displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) and, if the London interbank offered rate becomes unavailable, a replacement rate determined in accordance with Section 9.23, and (b) the refinancing assumptions will be updated to reflect adverse changes in the financing market if such changes are evidenced by the terms of the actual refinancing of any Portfolio Project with an Allocable Share of 3% or more and such terms were materially less favorable to the applicable Project Subsidiary than the terms of the refinancing reflected in the Financial Model with respect to such Portfolio Project (excluding any extension or modification of existing debt, and any changes of applicable lenders, occurring more than 3 years prior to the refinancing date reflected in the Financial Model); provided that if any Co-Borrower presents evidence that financing on materially similar terms outlined for such Portfolio Project in the Financial Model was available at the time of refinancing, no update to the refinancing assumptions for any other Portfolio Project shall be required (but, for the avoidance of doubt, the financing terms outlined for the applicable Portfolio Project in the Financial Model shall be updated to reflect the new financing terms).

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the Co-Borrowers, executed on the Co-Borrowers’ behalf by an authorized signatory of each Co-Borrower, that such financial statements fairly present, in all material respects, the financial condition of the Co-Borrowers and their applicable Subsidiaries as at the dates indicated and the results of their operations and their cash flows (to the extent a cash flow statement is required to be delivered) for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only unsubordinated Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of each of the Co-Borrowers and their Subsidiaries ending on December 31 of each calendar year.

“Fitch” means Fitch Ratings Inc.

“FPA” as defined in Section 4.22(c).

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, provincial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Hazardous Materials” means any chemical, material, waste or substance, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls and per- and polyfluoroalkyl substances, which is prohibited, limited or regulated by any Governmental Authority or which is reasonably likely to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

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“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historic Borrower Coverage Ratio” means, for any 12-month period up to the date of calculation of such ratio, (a) the Borrower Operating Cash Flow for the preceding 12 months, divided by (b) the sum of interest and Unused Line Fees required under the Term Loan Facility for such period; provided, however, with respect to any such 12-month period that includes Quarterly Periods commencing prior to the Closing Date, the applicable calculation period shall be the period from July 31, 2020 until the date of calculation; and provided, further, that any cash equity contributions to any Co-Borrower made pursuant to Section 7.2(a) in connection with any Quarterly Period and on or prior to the date the Compliance Certificate for such calculation period is delivered shall be included in the numerator of such ratio for such Fiscal Quarter and all applicable subsequent periods that include such Quarterly Period.

“Increased Amount Date” as defined in Section 2.20.

“Increased Term Loan Commitments” as defined in Section 2.20.

“Increased-Cost Lender” as defined in Section 2.19.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) any obligations with respect to tax equity or similar financing arrangements; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Interest Rate Agreement, whether entered into for hedging or speculative purposes or otherwise; provided that the following shall be excluded from this definition of Indebtedness: (A) any inter-company receivables or payables among Affiliates of DESRI for obligations not constituting Indebtedness that either DESRI or its Affiliates have paid on behalf of such other Affiliates and (B) any guaranty or other obligation incurred or payable by a Credit Party to the extent lenders or tax equity providers of a Project Subsidiary are obligated to fund such obligation on behalf of such Credit Party under binding commitments issued in favor of such Credit Party (provided that, with respect to such binding commitments under this clause (B), the obligations under clause (B) will only be excluded from this definition of Indebtedness if, and for so long as, the applicable Credit Party reasonably believes that it will be able to satisfy, or cause to be satisfied, all conditions precedent to the funding of such commitments).

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“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, provincial, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)); (ii) the commitment letter (and any related fee or engagement letter) delivered by any Agent or any Lender to any Co-Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Co-Borrower or any of their Project Subsidiaries. Notwithstanding any other provision of this Agreement, but without limiting the Credit Parties’ obligations under the Credit Documents in the case of liabilities of Indemnitees to third parties and related losses, claims, damages and out-of-pocket expenses, the Credit Parties shall not be liable to any Indemnitee for any indirect, consequential, special or punitive damages in connection with this Agreement or the transactions contemplated hereby. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), Indemnified Liabilities shall not include any Taxes.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitee” as defined in Section 9.3(a).

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“Insurance Consultant” means Stance Renewable Risk Partners or its successor.

“Insurance Report” means the report and reliance letter prepared by the Insurance Consultant with respect to the Closing Date Portfolio Projects.

“Interest Payment Date” means (a) each Semiannual Interest Payment Date commencing on the first such date to occur after December 31, 2020 (unless the applicable interest payment is made on an Early Waterfall Run Date), (b) each applicable Early Waterfall Run Date and (c) the Maturity Date.

“Interest Period” means (i) the period commencing on the Closing Date and ending on the first Interest Period End Date thereafter and (ii) thereafter, the period commencing on the day on which the immediately preceding Interest Period expires and ending on the next Interest Period End Date thereafter; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Maturity Date.

“Interest Period End Date” means each February 28, May 31, August 31 and November 30 occurring after the Closing Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Co-Borrowers’ and their Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Agreement Counterparty” has the meaning set forth in Section 5.8(b) of the Agreement.

“Interest Rate Agreement Voting Matters” means:

(a)       the release of all or substantially all of the Collateral; and

(b)       any amendment, waiver, consent or other modification of any Credit Document that, or any other matter the determination of which, in each case results, or could reasonably be expected to result, in a disproportionately adverse effect on one or more Interest Rate Agreement Counterparties.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internally Generated Cash” means, with respect to any period, any Cash of any Co-Borrower or any Project Subsidiary generated during such period, excluding (a) proceeds from the Term Loans, (b) Cash used to pay Borrower Interest Expense and (c) any Cash that is generated from an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution (including any Specified Equity Contributions).

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“Investment” means (i) any direct or indirect purchase or other acquisition by any Co-Borrower or any Project Subsidiary of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Project Subsidiary from any Person (other than any Co-Borrower), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Co-Borrowers or any of the Project Subsidiaries to any other Person (other than any Co-Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade” means any Person (i) whose long term senior unsecured noncredit enhanced credit rating is BBB- or higher by S&P or Fitch or Baa3 or higher by Moody’s; provided, however, that, if such Person’s long term senior unsecured noncredit enhanced credit rating is rated by (A) two (2) of such rating agencies, the lower of the two (2) ratings shall be determinative or (B) all three (3) of such rating agencies, the middle of the three (3) ratings shall be determinative, or (ii) whose credit is otherwise determined to be “investment grade” by the Administrative Agent.

“IRS” means the U.S. Internal Revenue Service.

“ITC” means the investment tax credit provided pursuant to Sections 38(b)(1), 46 and 48(a) of the Internal Revenue Code, or any successors to such sections.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D-2.

“KeyBank Revolving Facility” means the Financing Agreement, dated as of June 2, 2015, by and among DESRI as borrower, KeyBank National Association, as administrative agent, collateral agent and issuing bank, and the lenders party thereto, and any other documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender (including any CS Conduit Lender), and any other Person that becomes a lender party hereto pursuant to an Assignment Agreement.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Guaranty” means that certain Guaranty of DESRI for the benefit of the Lenders.

“Market-Based Rate Authorizations” as defined in Section 4.22(c).

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“Material Permit” means with respect to any Portfolio Project, at any given time, any Governmental Authorization that is material and necessary or otherwise required at such time in light of the stage of construction, ownership or operation of the applicable Portfolio Project, as contemplated by such Portfolio Project’s Material Project Documents, to sell electricity, capacity, ancillary services or environmental credits or benefits therefrom, to enter into Material Project Documents or to consummate any of the transactions contemplated thereby.

“Material Project” means, as of any date of determination, each Portfolio Project that is MP Eligible and is designated by the Co-Borrowers as a “Material Project” in a Designation Notice or a written notice to the Administrative Agent in accordance with Section 5.15.

“Material Project Document” means any power purchase agreement, interconnection agreement, power hedge or any renewable energy credit agreement pertaining to a Portfolio Project.

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $2,000,000 per annum.

“Maturity Date” means the earlier of (a) the seventh (7th) anniversary of the Closing Date and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Modeling Consultant” shall mean any third-party financial advisor agreed by the Administrative Agent and the Co-Borrowers to make any determination submitted to it by such parties in accordance with Section 5.1(a)(iv).

“Moody’s” means Moody’s Investors Service, Inc.

“MP Eligible” means a Portfolio Project in which the applicable Project Subsidiary is a party to a busbar offtake agreement with an offtaker with an Investment Grade credit rating.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to each Project, a narrative report for such Project in the form required to be delivered to the lenders under the financing agreements governing the Project Senior Financing, if any, for such Project for the applicable Fiscal Quarter or Fiscal Year in connection with the delivery of financial statements to such lenders.

“Natural Person” means a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Indebtedness as of the date of determination (assuming such Indebtedness was to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Indebtedness as of the date of determination (assuming such Indebtedness was to be terminated as of that date).

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“Non-Conduit Lender” means each Lender that is not a CS Conduit Lender, including the CS Non-Conduit Lender.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-US Lender” as defined in Section 2.16(c).

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders, the Interest Rate Agreement Counterparties or any of them, under any Credit Document, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Operating Account” means each of (a) the Deposit Account number 4104096078 in the name of DESRI Financing 3 at Wells Fargo Bank, N.A., (b) the Deposit Account number 4331949727 in the name of DESRI Portfolios 2 Financing at Wells Fargo Bank, N.A. and (c) the Deposit Account number 4103106191 in the name of DESRI Portfolios Financing at Wells Fargo Bank, N.A.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court, intangible, recording, filing, documentary or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Amount” means, with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Overadvance” means, at any time, the amount by which the Outstanding Amount of Term Loans (as reflected in the Register) at such time exceeds the Available Amount at such time, as determined based upon the most recently delivered Compliance Certificate.

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“P50 Production Case” means, for any period, the aggregate energy production level of the applicable Portfolio Projects that has a probability of exceedance of 50% over such period, as forecasted by one or more independent engineers.

“P90 Production Case” means the aggregate energy production level of the applicable Portfolio Projects that has a probability of exceedance of 90% over one (1) year, as forecasted by one or more independent engineers and including the portfolio effect covered in the most recent Technical Report.

“Participant Register” as defined in Section 9.6(h)(i).

“PATRIOT Act” as defined in Section 3.1(n).

“Paying Agent” means, following the Closing Date, the Person appointed by the Co-Borrowers and the Administrative Agent to serve in the capacity as the paying agent hereunder, or any successor or replacement agent in such capacity as may be appointed from time to time by the Co-Borrowers and agreed by the Administrative Agent; provided, however, that Zions Bancorporation, N.A. shall be pre-approved by the Administrative Agent to serve as the Paying Agent hereunder.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” as defined in Section 6.1(e).

“Permitted Distributions” means any (a) Credit Date Distribution, (b) distribution by any Co-Borrower to its respective equity holders of payments received pursuant to any Affiliated Services Agreements, (c) payments made by any Co-Borrower to DESRI, DESRI Holdings or any of their Affiliates for reimbursements of documented third party expenses that DESRI, DESRI Holdings or any such Affiliate has paid on behalf of such Co-Borrower, (d) prior to the fourth (4th) anniversary of the Closing Date, distribution by the Co-Borrowers to their respective equity holders of Term Conversion Date Project Distributions, (e) distribution by the Co-Borrowers to their respective equity holders of proceeds from the sale or disposition of any Excluded Project or Excluded Subsidiary, (f) distribution by any Co-Borrower of Internally Generated Cash generated prior to the Closing Date, (g) distribution by any Co-Borrower to its respective equity holders of distributions or dividends received from any Excluded Subsidiary and (h) distribution by any Co-Borrower to its respective equity holders of equivalent cash amounts on deposit in the Debt Service Reserve Account that are replaced by the provision of a DSR LC.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Transfer” means any direct or indirect transfer of the Equity Interests in any Co-Borrower or any Pledgor held directly or indirectly by DESRI Holdings to any third party transferee that is a Qualified Owner; provided that no such transfer of Equity Interests in a Co-Borrower and/or any Pledgor shall be permitted or become effective unless (y) such transfer does not violate, in respect of any then applicable Portfolio Project, any applicable provisions or restrictions of any applicable Project Senior Financing Document, Material Project Document or Material Permit and (z) the applicable transferee is not a Disqualified Person or Related Person.

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“Permitted Upstream Foreclosure” means any transfer of the Equity Interests in a Co-Borrower and/or any Pledgor held directly or indirectly by DESRI, DESRI Holdings or any of their Affiliates to an Upstream Collateral Agent (or to a wholly-owned subsidiary of an Upstream Collateral Agent or to a nominee or designee controlled by an Upstream Collateral Agent) solely as a result of the exercise of rights or remedies (whether judicial or nonjudicial) by such Upstream Collateral Agent under the KeyBank Revolving Facility, following the occurrence of an event of default under the KeyBank Revolving Facility; provided that (i) during such time as an Upstream Collateral Agent (or a wholly-owned subsidiary of an Upstream Collateral Agent or a nominee or designee controlled by an Upstream Collateral Agent) owns, directly or indirectly, greater than 50%, on a fully diluted basis, of the economic and voting interests in such Pledgor, it shall have contracted with (or shall have caused such Pledgor, the applicable Co-Borrower or its applicable Project Subsidiaries to have contracted with) a Qualified Operator to operate the applicable Portfolio Projects and such Person operates such Portfolio Projects in accordance with the terms hereof and Prudent Industry Practice and (ii) thereafter, the Person acquiring and maintaining such interest in such Pledgor and/or the applicable Co-Borrower is a Qualified Owner; provided, further, that no such transfer of Equity Interests in a Co-Borrower and/or any Pledgor shall be permitted or become effective unless (y) such transfer does not violate any applicable provisions or restrictions of any applicable Project Senior Financing Document, Material Project Document or Material Permit and (z) the applicable transferee is not a Disqualified Person or Related Person.

“Permitted Upstream Pledge” means the pledge by DESRI, DESRI Holdings or any of their Affiliates of any of its direct and indirect Equity Interests in any Co-Borrower and/or any Pledgor to an Upstream Collateral Agent as collateral security under any Upstream Facility.

“Person” means and includes Natural Persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by and between the Co-Borrowers, the Pledgors, the Project Holdcos and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Pledge Supplement” means (a) with respect to any Project Holdco, a “Pledge Supplement” as defined in the Pledge and Security Agreement and (b) with respect to any Affiliate Project Party, a “Pledge Supplement” as defined in the Affiliate Pledge Agreement.

“Pledgors” means DESRI Financing 2, DPFH and DP2FH.

“Portfolio Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of the Co-Borrowers and the Project Subsidiaries taken as a whole; (ii) the ability of the Co-Borrowers, collectively, to fully and timely perform the Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party that would have a material adverse effect on the Secured Parties; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Portfolio Project” means any Eligible Project, directly owned (in whole or part) by any Project Subsidiary or any Affiliate Project Party, that (x) meets the Eligibility Requirements as of the time of such initial designation of such Eligible Project as a “Portfolio Project”, or (y) is otherwise approved by the Administrative Agent, and is either a Closing Date Portfolio Project or has been the subject of a Portfolio Project Addition. For the avoidance of doubt, any Project that has been designated by the Co-Borrowers as an Excluded Project shall no longer be considered a Portfolio Project hereunder after the date on which such designation has become effective in accordance with Section 2.1(c)(i).

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“Portfolio Project Addition” has the meaning assigned to such term in Section 2.1(c)(i).

“Portfolio Project Ineligibility Event” means (a) with respect to any Project that has been designated as a Portfolio Project that is owned by a Project Subsidiary subject to Project Senior Financing, (i) an event of default has occurred and either (A) the lenders have exercised remedies thereunder or (B) such event of default is continuing (following expiration of any applicable cure periods) and has not been waived by the applicable lenders under the applicable Project Senior Financing Documents for a period of at least twelve (12) consecutive months (provided that the Administrative Agent may approve an extension of such period) or (ii) cash distributions have been disallowed under the applicable Project Senior Financing Documents for a period of at least twelve (12) consecutive months (provided that the Administrative Agent may approve an extension of such period), or (b) with respect to any Project that has been designated as a Portfolio Project owned by a Project Subsidiary that has no Project Senior Financing, such Portfolio Project ceases to be an Eligible Project (provided that the Administrative Agent may waive any criteria the non-satisfaction of which would cause such Portfolio Project to cease to be an Eligible Project). For the avoidance of doubt, a Portfolio Project Ineligibility Event, in and of itself, shall not constitute a Default or Event of Default hereunder.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

“Project” means any utility-scale wind or solar electric generating facility, together with all auxiliary equipment, ancillary and associated facilities and equipment, electrical transformers, electrical interconnection and metering facilities (whether owned or leased by a Subsidiary of any Co-Borrower or an Affiliate Project Party) used for the operation of and generation of electrical output of said generating facility, and all other improvements related to the ownership, operation and maintenance of said generating facility and associated equipment, in each case owned directly or indirectly by a Subsidiary of any Co-Borrower or any Affiliate Project Party.

“Project Coverage Ratio” means, for any period from and after the Commercial Operation Date, with respect to any Portfolio Project, the ratio of (a) the amount of cash distributions projected to be received by the applicable Project Subsidiary from contracted sales made by such Portfolio Project for such period (net of project obligations and distributions required under the applicable Project Senior Financing Documents and Material Project Documents (as reasonably determined by the Co-Borrowers)), calculated on the basis of the P50 Production Case, divided by (b) the sum of (i) Project Debt Financing Obligations applicable to such Portfolio Project and payable during such period and (ii) any amounts payable during such period with respect to any other Indebtedness of a Project Subsidiary or a Project Holdco with respect to such Portfolio Project permitted pursuant to Section 6.1(m) in an amount in excess of one million Dollars ($1,000,000).

“Project Debt Financing” means Indebtedness (and all related documents and agreements) consisting of senior construction, interim or long-term debt financing or refinancing for the acquisition, development, construction, installation or operation of any Portfolio Project, including back-leverage borrowing, hedging or swaps for non-speculative purposes mitigating risks related to the Portfolio Projects or Project Debt Financings, sale-leaseback transactions, letters of credit or bonds with respect to any Portfolio Project assets required under applicable material project agreements, tax credit financing bridges and member loans required to be provided pursuant to Tax Equity Financing Documents.

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“Project Debt Financing Documents” means, with respect to any Project Subsidiary that is the subject of a Project Debt Financing, (i) any financing agreement related to such Project Debt Financing, and (ii) any documents granting collateral security in connection with such Project Debt Financing.

“Project Debt Financing Obligation” means the sum of all principal, interest and fees (in each case, however described) payable for such period under any applicable Project Debt Financing.

“Project Holdco” means (a) any direct Subsidiary of any Co-Borrower, (b) any direct Subsidiary of any Affiliate Project Party or (c) any Relevant Project Holdco, in each case which directly or indirectly owns membership interests in one or more Project Subsidiaries that own a Portfolio Project. The Project Holdcos as of the Closing Date are specified on Schedule 4.1 attached hereto (as such Schedule 4.1 may be updated from time to time to add a new Project Holdco in connection with any Portfolio Project Addition or to remove a Project Holdco that has become an Excluded Subsidiary in connection with any Excluded Project Designation or any Affiliate Project Party related thereto (or that is otherwise no longer an Affiliate Project Party)).

“Project Senior Financing” means any (a) Project Debt Financing or (b) Tax Equity Financing.

“Project Senior Financing Documents” means any (a) Project Debt Financing Documents or (b) Tax Equity Financing Documents.

“Project Subsidiary” means any direct or indirect Subsidiary, other than Excluded Subsidiaries, of (i) any Project Holdco or (ii) any Affiliate Project Party, in each case which directly or indirectly owns an interest in a Portfolio Project. The Project Subsidiaries as of the Closing Date are specified on Schedule 4.1 attached hereto (as such Schedule 4.1 may be updated from time to time to add new Project Subsidiaries in connection with any Portfolio Project Addition or to remove any Project Subsidiary that has become an Excluded Subsidiary in connection with any Excluded Project Designation).

“Prospective Borrower Coverage Ratio” means, for any date of calculation, for any period, the ratio of (i) the amount of cash distributions projected to be received by the Co-Borrowers, calculated on the basis of the Agreed Stress Case, from contracted sales made by Portfolio Projects for such period, divided by (ii) the difference between (x) the sum of sculpted principal payments and interest projected under the Term Loan Facility for such period and (y) any amounts projected to be released from the Supplemental Cash Reserves for such period.

“Prudent Industry Practice” means those practices, methods, techniques, specifications and standards of safety and performance, as they may be modified from time to time, that (a) are generally accepted in the United States solar or wind, as applicable, electric generating and transmission industry as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair or use of solar or wind, as applicable, electric generating and transmission facilities and (b) are otherwise in compliance in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws).

“PTC” means the renewable electricity production tax credit under Section 45 of the Internal Revenue Code or any successor to such section.

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“PUHCA” as defined in Section 4.22(b).

“PUHCA Exemption” as defined in Section 4.22(c).

“PUHCA Regulations” as defined in Section 4.22(b).

“PURPA” as defined in Section 4.22(a).

“PURPA Regulations” as defined in Section 4.22(a).

“QF” as defined in Section 4.22(a).

“QF Status” as defined in Section 4.22(a).

“Qualified Operator” means any Person that (i) is the operator in place as of the date hereof in respect of the Projects or has subsequently been approved by Administrative Agent to operate a Project from and after the date hereof, (ii) has operated, for a period of at least two (2) years, (or is the Subsidiary of such an entity) at least 750 megawatts of utility scale solar and/or wind generation assets or (iii) has been approved by the Administrative Agent.

“Qualified Owner” means any Person that (a)(i) has a tangible net worth of at least Three Hundred Fifty Million Dollars ($350,000,000), (ii) is a direct or indirect Subsidiary of a Person that has a tangible net worth of at least Three Hundred Fifty Million Dollars ($350,000,000), (iii) has its obligations in respect of its direct or indirect ownership interests in any of the Co-Borrowers guaranteed by an Affiliate that has a tangible net worth of at least Three Hundred Fifty Million Dollars ($350,000,000), or (iv) has been approved by the Administrative Agent, (b)(i) is (or has an Affiliate that is) a past or present majority owner of one or more wind and solar electric generating facilities with an aggregate capacity of at least 1,000 megawatts, (ii) is a Qualified Operator or has an Affiliate that is a Qualified Operator, (iii) has caused each Project Subsidiary of the applicable Co-Borrower owning a Portfolio Project to contract for the operation of such Portfolio Project by a Qualified Operator, or (iv) has been approved by the Administrative Agent to act as a Qualified Operator, (c) provides (or, in the case of the foregoing clauses (a)(ii) or (a)(iii), causes its parent company or Affiliate that satisfies the tangible net worth requirement set forth therein to provide) a guaranty substantially in the form of the Limited Guaranty and (d) prior to any such Person becoming an owner, directly or indirectly, of any Equity Interests in any Co-Borrower, (i) the Administrative Agent shall have received written notice of the proposed acquisition by such Person of such Equity Interests at least 20 Business Days prior to the consummation of such acquisition (the Administrative Agent agreeing that it shall in turn promptly deliver a copy of any such notice to the Lenders), (ii) the Administrative Agent shall have provided to the Co-Borrowers within 10 Business Days of the Administrative Agent’s receipt of such notice, a reasonably detailed description of all documentation and other information reasonably required by the Lenders pursuant to their respective applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) in connection with such proposed acquisition, if any, (iii) such Person (either directly or through the Co-Borrowers) shall have provided to the Administrative Agent such requested documentation and other information within 5 Business Days after it shall have received notice of the same pursuant to subclause (c)(ii), and (iv) the Administrative Agent (on behalf of any Lender) shall not have objected in good faith to such Person’s acquisition of such Equity Interests within the later of (A) 20 Business Days after the receipt of the notice required pursuant to subclause (d)(i) above and (B) 5 Business Days after the receipt of the requested documentation and other information pursuant to subclause (d)(iii) above, solely on the basis that such Person’s, direct or indirect, ownership of Equity Interests in any Co-Borrower would violate any such Lender’s “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act).

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“Quarterly Date” means each January 31, April 30, July 31 and October 30 occurring after the Closing Date.

“Quarterly Period” means, for any Quarterly Date, the three-month period immediately preceding (and including) such Quarterly Date.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Refinancing Project Senior Financing” means Indebtedness incurred by a Project Subsidiary or Project Holdco (other than a Relevant Project Holdco) to refinance, refund, renew or extend Indebtedness permitted under Section 6.1(d)(i).

“Register” as defined in Section 9.6(g).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Person” means (i) any Person who is “related” (within the meaning of Section 45(e)(4) of the Internal Revenue Code and Notice 2008-60, 2008-30 I.R.B. 178) to the owner of a Project that is eligible for PTCs or (ii) a Person who is related for purposes of application of the loss disallowance rules of Section 267 or Section 707(b)(1) of the Internal Revenue Code to sales of electricity by any Project.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Project Holdco” means DESRI Orchard A Development, L.L.C., DESRI Rancho Seco II Development Holdings, L.L.C., DESRI Assembly Development Holdings, L.L.C. and DESRI Hunter Utah Development Holdings, L.L.C.

“Replacement Lender” as defined in Section 2.19.

“Requisite Lenders” means one or more Voting Parties having or holding Voting Exposure and representing more than 50% of the aggregate Voting Exposure of all Voting Parties.

“Resolution Authority” means (a) any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any Bail-In Financial Institution, or (b) any other body which has the authority to exercise any Write-down and Conversion Powers.

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“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any of the Co-Borrowers now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any of the Co-Borrowers now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any of the Co-Borrowers now or hereafter outstanding and (iv) voluntary prepayments made by the Co-Borrowers of Project Senior Financing of any Project Subsidiary with Cash after the fourth (4th) anniversary of the Closing Date.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” as defined in Section 4.21.

“Sanctions” as defined in Section 4.21.

“Sanctions Laws” as defined in Section 4.21.

“Secured Interest Rate Agreement” has the meaning set forth in Section 5.8(b) of the Agreement.

“Secured Parties” means the Agents, the Lenders and the Interest Rate Agreement Counterparties and shall include, without limitation, all former Agents, Lenders and Interest Rate Agreement Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Interest Rate Agreement Counterparties and such Obligations have not been paid or satisfied in full.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Semiannual Interest Payment Date” means each February 28 and August 31 occurring after December 31, 2020.

“Semiannual Period” means, for any Semiannual Interest Payment Date, the six-month period immediately preceding (and including) such Semiannual Interest Payment Date.

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit F-2.

“Solvent on a Consolidated Basis” means, with respect to each Pledgor, Co-Borrower and Project Holdco owned by a Co-Borrower, on a consolidated basis, that as of the date of determination, both (i)(a) the sum of such parties’ debt (including contingent liabilities) does not exceed the present fair saleable value of such parties’ present assets; (b) such parties’ capital is not unreasonably small in relation to their business as contemplated on the Closing Date and reflected in the projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such parties have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such parties are “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

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“Solvent on an Individual Basis” means, with respect to a Person, that as of the date of determination, both (i)(a) such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to their business as contemplated on the Closing Date and reflected in the projections or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believes (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Specified Equity Contribution” as defined in Section 7.2(a).

“Specified Equity Remedy” means, with respect to any Agent or any Lender, a foreclosure on, a foreclosure on and transfer of, or a transfer in lieu of foreclosure on, in each case, any membership interest or other beneficial ownership interests in any Co-Borrower or any of the current or future Project Holdcos or any indirect beneficial ownership interests in any Portfolio Project.

“State Electric Utility Regulations” as defined in Section 4.22(d).

“Statutory Reserve Rate” means, at any time, for any Eurodollar Rate Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Statutory Reserve Rate shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. Except with respect to Term Loans made by Persons that are Lenders on the Closing Date, a Eurodollar Rate Loan shall be deemed to constitute “Eurocurrency liabilities” (as such term is defined in Regulation D) and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Statutory Reserve Rate.

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“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supplemental Cash Reserves” means the cash reserves held by or for the benefit of the Co-Borrowers in the Supplemental Cash Reserve Account.

“Supplemental Cash Reserve Account” means the Deposit Account number 4104096060 in the name of DESRI Financing 3 at Wells Fargo Bank, N.A.

“Supplemental Cash Reserve Requirement” means, as of any date of determination, that the aggregate amount of Cash on deposit in the Supplemental Cash Reserve Account is equal to or greater than the amount listed in Schedule 5.10 with respect to the period that includes such date (as updated from time to time in connection with any update of the Financial Model in accordance with the terms hereof).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature imposed by any Governmental Authority.

“Tax Equity Cash Reduction Event” means, with respect to any Portfolio Project owned by a Project Subsidiary subject to a Tax Equity Financing, the occurrence of (a) an unpaid indemnity claim under the applicable Tax Equity Financing Documents shall have resulted in a cash sweep (including an escrow cash sweep) in excess of $250,000 in the aggregate (taking into consideration all cash sweeps under all Tax Equity Financings) or such larger amount as may in any instance be approved by the Administrative Agent or (b) the most recent tax equity tracking model using the P50 Production Case shall have demonstrated a delay in the projected “flip” date of at least six (6) months (or such longer period as may in any instance be approved by the Administrative Agent) from the target “flip” date using the P50 Production Case. For the avoidance of doubt, a Tax Equity Cash Reduction Event, in and of itself, shall not constitute a Default or Event of Default hereunder.

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“Tax Equity Financing” means with respect to a Portfolio Project, any transaction or series or transactions involves the monetization of any federal tax attribute, including PTCs and ITC and depreciation deductions, available with respect to the generation of electricity from or investment in renewable generation sources, pursuant to which an investor obtains a non-management investment interest in the applicable Project Subsidiary or Project Holdco and is allocated a share of cash distributions associated with the applicable project.

“Tax Equity Financing Documents” means, with respect to any Project Subsidiary that is the subject of a Tax Equity Financing, (i) the Organizational Documents of such Project Subsidiary, (ii) any equity contribution or purchase agreement related to such Tax Equity Financing and (iii) solely to the extent that terms that are customarily contained in Organizational Documents or equity contribution or purchase agreements associated with Tax Equity Financings are contained therein, any other material documents or material agreements related to such Tax Equity Financing.

“Technical Report” has the meaning assigned to such term in Section 3.1(m).

“Term Conversion Date” means, with respect to a Project, the first date on which such Project has achieved Commercial Operation and either all conditions precedent to “term conversion” under the applicable Project Senior Financing have been satisfied or all such Project Senior Financing has “termed out.”

“Term Conversion Date Project Distribution” means a Cash distribution made by a Subsidiary of any Co-Borrower, directly or indirectly, to the Co-Borrowers on or after the Term Conversion Date of the applicable Project.

“Term Loan” means an extension of credit by a Lender to any Co-Borrower under Article II in the form of a term loan. “Term Loans” means all such extensions of credit.

“Term Loan Commitment” means, as to each Non-Conduit Lender, its obligation to make Term Loans to any Co-Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Non-Conduit Lender’s name on Schedule 1-A under the caption “Term Loan Commitment” or in the applicable Assignment Agreement pursuant to which such Non-Conduit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Term Loan Commitments” means such commitments of all Non-Conduit Lenders in the aggregate. The aggregate amount of the Term Loan Commitments as of the Closing Date is $210,000,000.

“Term Loan Exposure” means, with respect to any Lender as of any date of determination, the sum of (x) the aggregate Outstanding Amount of the Term Loans of that Lender and (y) that Lender’s undrawn Term Loan Commitment.

“Term Loan Facility” means, at any time, the Term Loan Commitments and the Credit Extensions made under the Agreement by the Lenders at such time.

“Term Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.19.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

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“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unused Line Fees” as defined in Section 2.7(b).

“Upstream Collateral Agent” means (i) KeyBank National Association, (ii) in the event the KeyBank Revolving Facility is repaid, refinanced or otherwise terminated, any lender, collateral agent, or financial institution with a similar role under an Upstream Facility, and (iii) in each case, any of their respective successors, assigns, trustees, or representatives.

“Upstream Facility” means, from time to time, the KeyBank Revolving Facility or any other credit facilities, financing arrangements or note purchase agreements (and related interest rate hedging agreements) that are secured by a pledge of Equity Interests in any Pledgor and/or other Affiliates of DESRI or DESRI Holdings (other than any Co-Borrower or any Project Holdco) in favor of an Upstream Collateral Agent, including any amendment, restatement, refinancing or replacement of any such credit facilities, financing arrangements, note purchase agreements or interest rate hedging agreements.

“U.S.” means the United States of America.

“U.S. Lender” as defined in Section 2.16(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of one of Exhibit E-1, E-2, E-3 or E-4, as applicable.

“Voting Exposure” means (a) with respect to any Non-Conduit Lender that is a Voting Party, the Term Loan Exposure of such Non-Conduit Lender and (b) with respect to the CS Funding Agent, the aggregate Term Loan Exposure of the Lenders that are part of the CS Lender Group; provided that the amount of Voting Exposure shall be determined by disregarding the Term Loan Exposure of any Defaulting Lender.

“Voting Parties” means (a) each Non-Conduit Lender other than the CS Non-Conduit Lender and (b) the CS Funding Agent on behalf of the CS Lender Group.

“Withholding U.S. Branch” means a U.S. branch of a non-U.S. bank treated as a U.S. person for purposes of U.S. Treasury Regulations Section 1.1441-1 and described in U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv) that agrees, on IRS Form W-8IMY or such other form prescribed by the U.S. Treasury or the IRS, to accept responsibility for all U.S. federal income tax withholding and information reporting with respect to payments made to the Paying Agent for the account of Lenders by or on behalf of any Credit Party under the Credit Documents.

“Write-Down and Conversion Powers” means:

(1)       with respect to any Resolution Authority of an EEA Member Country, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule;

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(2)       in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and

(3)       in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation.

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Co-Borrowers to the Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. References in any Credit Document to any statute, decree, regulation or other applicable law shall be construed as a reference to such statute, law, decree, regulation or other applicable law as re-enacted, redesignated, amended or extended from time to time, except as otherwise provided in such Credit Document. References in any Credit Document to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such Credit Document, except as otherwise provided in any such Credit Document. References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under the Credit Documents.

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SECTION 2. TERM LOANS.

2.1. Term Loans.

(a) Term Loan Commitments. Subject to the terms and conditions hereof, each Non-Conduit Lender severally agrees to make Term Loans, which may be Base Rate Loans or Eurodollar Rate Loans, (i) on the Closing Date and (ii) from time to time, but in no event more than five (5) times per calendar quarter, during the Availability Period; provided that after giving effect to any such borrowing of Term Loans, the Availability Conditions shall be satisfied. The Term Loans may be repaid and reborrowed as provided herein. Subject to Sections 2.9(a) and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Any Term Loan Commitments that remain outstanding immediately following the expiration of the Availability Period shall terminate immediately and without further action on such date.

(b) Borrowing Mechanics for Term Loans.

(i)    Term Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (unless otherwise agreed by the Administrative Agent).

(ii)    The Co-Borrowers shall deliver to each Lender a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York, New York time) at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) in advance of the proposed Credit Date; provided that, if with respect to any Semiannual Interest Payment Date the Co-Borrowers elect to apply the funds on deposit in the Operating Accounts on an Early Waterfall Run Date pursuant to Section 5.10(a)(ii), no Credit Date may occur during the period between (and including) such Early Waterfall Run Date and such Semiannual Interest Payment Date.

(iii) Each Non-Conduit Lender shall make the amount of its Term Loan available to the Co-Borrowers not later than 4:00 p.m. (New York, New York time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the account specified by the Co-Borrowers in the applicable Funding Notice; provided that the CS Non-Conduit Lender shall be deemed to have satisfied its obligation to make a Term Loan hereunder to the extent any CS Conduit Lender funds such Term Loan in place of the CS Non-Conduit Lender in accordance with this Agreement, it being understood that such CS Conduit Lender may fund a Term Loan in its sole discretion.

(c)       Updates to Available Amount.

(i)    The Co-Borrowers may, from time to time, but no more frequently than five (5) times per calendar quarter (with the understanding that substantially simultaneous designations shall constitute a single designation, and disregarding such designations made on the Closing Date), designate any Project owned by any Project Subsidiary or Project Holdco as an “Excluded Project” (an “Excluded Project Designation”) or a “Portfolio Project” (a “Portfolio Project Addition”), so long as, at the time of such designation:

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(A)  the Co-Borrowers deliver to the Administrative Agent (1) a notice of such designation (each, a “Designation Notice”) that (x) identifies (with reasonable detail) such Project and (as applicable) the Excluded Subsidiaries or Project Holdcos and Project Subsidiaries (and Affiliate Project Parties, if applicable), (y) identifies, in the case of a Portfolio Project Addition, whether such Project shall be a Material Project, and (z) for any Portfolio Project Addition, includes an Eligibility Representation with respect to such Project and a certification of an authorized signatory of each Co-Borrower that each of the Eligibility Requirements in respect of such Project have been satisfied or waived, (2) in the case of a Portfolio Project Addition of a Material Project, an asset submission package (including evidence of the satisfaction of the criteria set forth in the definition of “Eligible Project”, copies of, or data room access to, all Material Project Documents and Project Senior Financing Documents applicable to such Material Project and a copy of the technical report prepared for the relevant Project Senior Financing for such Material Project), (3) a Compliance Certificate that takes into account the effect of such designation and (4) with respect to any Portfolio Project Addition, a Pledge Supplement with respect to each applicable Project Holdco and (if any) each Affiliate Project Party,

(B)  such designation would not result in an Overadvance (taking into account any related voluntary prepayment already made in respect thereof and any mandatory prepayment to be made concurrently therewith pursuant to Section 2.10(a)(i)) and

(C)   solely with respect to an Excluded Project Designation, the Debt Service Reserve Requirement is satisfied;

Any Portfolio Project Addition shall take effect ten (10) Business Days after delivery of the applicable Designation Notice, together with, in the case of Material Projects, the applicable asset submission package, unless the Administrative Agent reasonably contests in writing that any representation or material fact contained in such Designation Notice or asset submission package is not accurate. Any Excluded Project Designation shall take effect automatically upon (1) delivery of the applicable Designation Notice and related Compliance Certificate and (2) payment in full of the mandatory prepayment, if any, required to be made in connection with such Excluded Project Designation pursuant to Section 2.10(a)(i).

Upon the effectiveness of any designation made in accordance with the preceding paragraph, the Available Amount shall be updated solely (x) with respect to designation of an additional Portfolio Project, to include relevant cash flows and financing amounts for such Portfolio Project, and (y) with respect to designation of an Excluded Project, to exclude relevant cash flows and financing amounts for such Excluded Project. The Co-Borrowers shall designate the initial Closing Date Portfolio Projects on the Closing Date. Upon the effectiveness of any Excluded Project Designation permitted under the terms of this Agreement, the applicable Excluded Project and the applicable Excluded Subsidiaries shall thereafter not be subject to the restrictions, covenants and representations set forth in this Agreement or the other Credit Documents, and the Co-Borrowers shall be deemed to have submitted a notice pursuant to Section 8.8(a) requesting the release of all Liens on the applicable Excluded Project and/or the assets of (and Equity Interests in) the applicable Excluded Subsidiaries (and the Requisite Lenders hereby direct the Collateral Agent to comply with such request).

Unless otherwise approved by the Administrative Agent, the Co-Borrowers shall be required to designate as an “Excluded Project” any Advanced Construction Project in accordance with this Section 2.1(c)(i) if either (x) its Commercial Operation Date is extended by more than three (3) months and as a result of such extension, such Advanced Construction Project will be deemed to be a Portfolio Project hereunder for more than twelve (12) months or (y) its Commercial Operation Date is extended by more than six (6) months.

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(ii)    Upon the occurrence of any Portfolio Project Ineligibility Event, the Available Amount shall be updated solely to exclude applicable cash flows and Project Debt Financing Obligations for the affected Portfolio Project from the calculation of the Prospective Borrower Coverage Ratio and the prospective Consolidated Coverage Ratio (for avoidance of doubt, only including in each calculation such updates from and after the date of such Portfolio Project Ineligibility Event); provided, further, that, for avoidance of doubt, the Co-Borrowers may designate any Portfolio Project subject to a Portfolio Project Ineligibility Event as an Excluded Project in accordance with Section 2.1(c)(i).

(iii)   Upon the occurrence of any Tax Equity Cash Reduction Event, the Available Amount shall be updated solely to exclude applicable cash flows and Project Debt Financing Obligations for the affected Portfolio Project, provided that such calculation shall use the most recent tax equity tracking model using the P50 Production Case; provided, further, that, for avoidance of doubt, the Co-Borrowers may designate any Portfolio Project subject to a Tax Equity Cash Reduction Event as an Excluded Project in accordance with Section 2.1(c)(i).

(iv)  For any affected Portfolio Project, the Available Amount shall be updated for the effect on applicable cash flows and financing amounts from and upon the occurrence of any increase or reduction in cash allocations in accordance with senior equity investment documents relating to such Portfolio Project (for avoidance of doubt, pursuant to the terms of such documents and without regard to any issuance, sale or transfer of Equity Interests).

(v)   The Available Amount shall be updated for the effect on applicable cash flows and financing amounts from and upon the occurrence of (A) any incurrence of Project Senior Financing or Refinancing Project Senior Financing with respect to any Portfolio Project, or (B) any issuance, sale or transfer of direct or indirect Equity Interests held by the applicable Co-Borrower or Affiliate Project Party with respect to the affected Portfolio Project. The Available Amount shall also be updated in the next scheduled quarterly Compliance Certificate to reflect any extension of more than 45 days of the Commercial Operation Date of any Advanced Construction Project.

(vi)   Updates to the calculation of the Available Amount under this Section 2.1(c) shall be for the affected Portfolio Project only, and the Financial Model and any other projections shall not be changed with respect to any other Portfolio Projects; provided that each updated calculation of the Available Amount for any designation of (x) an additional Portfolio Project with an offtaker that is not Investment Grade or (y) an Excluded Project with an offtaker that is Investment Grade shall, in either case, give effect to the then-current rating for each applicable offtaker (for avoidance of doubt, as incorporated into the Agreed Stress Case). The Available Amount shall not be updated except as specified in this Section 2.1(c).

2.2.  Pro Rata Shares. All Term Loans shall be made by Non-Conduit Lenders simultaneously and pro rata based on their respective undrawn Term Loan Commitments, it being understood that no Non-Conduit Lender shall be responsible for any default by any other Non-Conduit Lender in such other Non-Conduit Lender’s obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Non-Conduit Lender be increased or decreased as a result of a default by any other Non-Conduit Lender in such other Non-Conduit Lender’s obligation to make a Term Loan requested hereunder. The CS Non-Conduit Lender shall be deemed to have satisfied its obligation to make a Term Loan hereunder to the extent any CS Conduit Lender funds such Term Loan in place of the CS Non-Conduit Lender in accordance with this Agreement, it being understood that such CS Conduit Lender may fund a Term Loan in its sole discretion. Within the CS Lender Group, the right of any CS Conduit Lender to make a Term Loan in place of the CS Non-Conduit Lender shall be as designated by the CS Funding Agent.

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2.3.  Use of Proceeds. The proceeds of the Term Loans shall be used by the Co-Borrowers (a) to repay existing indebtedness, (b) to pay transaction costs, fees and expenses incurred in connection with this Agreement, (c) to establish and fund the Debt Service Reserve Account, (d) to establish and fund the Supplemental Cash Reserves, (e) for working capital and other general corporate and business purposes of the Credit Parties and their Affiliates, and (f) to make any Credit Date Distribution.

2.4.  Term Loan Notes. If so requested by any Non-Conduit Lender other than the CS Non-Conduit Lender or by the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group, by written notice to the Co-Borrowers (with a copy to the Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Co-Borrowers shall execute and deliver to such Non-Conduit Lender or the CS Funding Agent, as applicable (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Non-Conduit Lender or the CS Funding Agent, as applicable, pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Co-Borrowers’ receipt of such notice) a Term Loan Note or Term Loan Notes to evidence the Term Loan of such Non-Conduit Lender or the Lenders that are part of the CS Lender Group, as applicable.

2.5.   Interest on Term Loans.

(a) Except as otherwise set forth herein, the Term Loans shall bear interest on the unpaid outstanding principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof, at the Adjusted Eurodollar Rate plus the Applicable Margin, such interest payable by the Co-Borrowers in Cash on each Interest Payment Date.

(b) As soon as practicable after 10:00 a.m. (New York, New York time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined and shall promptly give notice thereof to the Co-Borrowers and each Lender.

(c) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Term Loan.

(d) Except as otherwise set forth herein, interest on each Term Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Term Loans, including the Maturity Date.

2.6.  Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans, shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans (or, in the case of any fees and other amounts owed hereunder, at a rate which is 2.00% per annum in excess of the rate applicable to Eurodollar Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall automatically be deemed to bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate that was payable on such Eurodollar Rate Loans during the most recently effective Interest Period. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

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2.7.  Fees.

(a) Agents’ Fees. The Co-Borrowers agree to pay to each Agent such other fees in the amounts and at the times separately agreed upon.

(b) Unused Line Fees. The Co-Borrowers shall pay to each Non-Conduit Lender a commitment fee (the “Unused Line Fee”) equal to (i) for any Semiannual Period during which the daily average utilized portion of the aggregate Term Loan Commitments is more than 50%, the product of (A) the sum of the daily average unutilized portion of the Term Loan Commitment of such Non-Conduit Lender for such period of time multiplied by (B) a fraction, the numerator of which is the actual number of days in such period of time and the denominator of which is 360 multiplied by (C) 0.40%, and (ii) for any Semiannual Period during which the daily average utilized portion of the aggregate Term Loan Commitments is 50% or less, the product of (A) the sum of the daily average unutilized portion of the Term Loan Commitment of such Non-Conduit Lender for such period of time multiplied by (B) a fraction, the numerator of which is the actual number of days in such period of time and the denominator of which is 360 multiplied by (C) 0.70%. The Unused Line Fee shall be payable in arrears on each Interest Payment Date. The Unused Line Fee shall cease to accrue for a Non-Conduit Lender on the date on which the last of the Term Loan Commitments of such Non-Conduit Lender shall terminate or be terminated. No Non-Conduit Lender shall be entitled to receive any Unused Line Fee for any period during which such Non-Conduit Lender is a Defaulting Lender and the Unused Line Fee shall cease to accrue during such period for such Non-Conduit Lender. For the avoidance of doubt, no such Unused Line Fees shall be payable on any amount of Increased Term Loan Commitments prior to the occurrence of the Increased Amount Date for such Increased Term Loan Commitments.

(c) Other Fees. The Co-Borrowers agree to pay to each Non-Conduit Lender such other fees in the amounts and at the times set forth in any fee letter entered into between the Co-Borrowers and such Non-Conduit Lender.

2.8.  Repayment of Term Loans. Subject to Sections 2.9, 2.10 and 2.11, as applicable, the principal amount of the Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Maturity Date.

2.9.  Voluntary Prepayments/Term Loan Commitment Reductions.

(a) Voluntary Prepayments.

(i)   Any time and from time to time, the Co-Borrowers may prepay any Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)   All prepayments under clause (i) above shall be made, without premium or penalty: (A) upon not less than three (3) Business Days’ prior written notice given to the Administrative Agent and each Lender by 12:00 p.m. (New York, New York time) on the date required. Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment made in connection with a refinancing of the Term Loans may be conditioned upon the consummation of such refinancing or sale (and if such refinancing or sale is not consummated, the principal amount of the Term Loans specified in such notice shall not be so due and payable on the prepayment date specified in such notice). Any prepayment of Term Loans shall be accompanied by all accrued interest on the amount prepaid, and any prepayment of a Eurodollar Rate Loan shall be accompanied by any additional amounts required pursuant to Section 2.14(c). Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

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(b) Voluntary Commitment Reductions.

(i)    The Co-Borrowers may, upon not less than three (3) Business Days’ prior written notice thereof to the Administrative Agent and each Lender, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Term Loan Commitments; provided, any such partial reduction of the Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (unless otherwise agreed by the Administrative Agent). Any Term Loan Commitments terminated under this Section 2.9(b) may not be re-established.

(ii)    The Co-Borrowers’ notice to the Administrative Agent and the Lenders shall designate the date (which shall be a Business Day) of such termination or reduction of the Term Loan Commitments and the amount of any partial reduction, and such termination or reduction of the Term Loan Commitments shall be effective on the date specified in the Co-Borrowers’ notice and shall reduce the Term Loan Commitment of each Non-Conduit Lender proportionately; provided that a notice of termination or reduction made in connection with a refinancing of the Term Loans may be conditioned upon the consummation of such refinancing or sale (and if such refinancing or sale is not consummated, such termination or reduction shall not be effected on the termination or reduction date specified in such notice).

2.10.  Mandatory Prepayments.

(a) Overadvances.

(i)    Upon the delivery of a Compliance Certificate related to any Excluded Project Designation or any Portfolio Project Addition pursuant to Section 5.1(a)(iii) showing the existence of an Overadvance, the Co-Borrowers shall immediately prepay the principal amount of the Term Loans corresponding to such Overadvance;

(ii)   Upon the delivery of a Compliance Certificate pursuant to Section 5.1(a)(iv) at any time prior to the fourth (4th) anniversary of the Closing Date showing the existence of an Overadvance, the Co-Borrowers shall immediately prepay the principal amount of the Term Loans corresponding to such Overadvance;

(iii)  Upon the delivery of a Compliance Certificate pursuant to Sections 5.1(a)(i), 5.1(a)(ii) or 5.1(a)(v) at any time prior to the fourth (4th) anniversary of the Closing Date, in the event of an Overadvance of less than 10% of the Available Amount, the Co-Borrowers shall prepay the principal amount of the Term Loans corresponding to such Overadvance no later than the date of the required delivery of the next quarterly Compliance Certificate under Section 5.1(a)(i); and

(iv) Upon the delivery of a Compliance Certificate pursuant to Sections 5.1(a)(i), 5.1(a)(ii) or 5.1(a)(v) at any time prior to the fourth (4th) anniversary of the Closing Date, in the event of an Overadvance of 10% or more of the Available Amount, the Co-Borrowers shall repay (A) the principal amount of the Term Loans corresponding to all amounts of such Overadvance in excess of 10% of the Available Amount no later than five (5) Business Days following the delivery of the applicable Compliance Certificate and (B) the remaining amount of such Overadvance no later than the date of the required delivery of the next quarterly Compliance Certificate under Section 5.1(a)(i).

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(b) Borrower Excess Cash Flow.

(i)    In the event that, (x) at any time on or prior to the first anniversary of the Closing Date there are fewer than ten (10) Eligible Projects designated as Portfolio Projects, (y) at any time after the first anniversary of the Closing Date there are fewer than five (5) Eligible Projects designated as Portfolio Projects, or (z) if any single Portfolio Project represents greater than 50% of the Available Amount (in each case of clauses (y) and (z), subject to a six-month grace period following the occurrence of any partial takeout financing or as may be waived by the Administrative Agent), for so long as either circumstance is continuing, the Co-Borrowers shall, upon each Semiannual Interest Payment Date during such period, prepay the Term Loans in an aggregate amount equal to (A) 100% of Borrower Excess Cash Flow for the corresponding Semiannual Period minus (B) without duplication of any amounts included in the calculation of Borrower Excess Cash Flow, voluntary prepayments of the Term Loans made out of Borrower Operating Cash Flow in the corresponding Semiannual Period.

(ii)   In the event that, commencing with the fourth (4th) anniversary of the Closing Date and ending on the Maturity Date, there shall be Borrower Excess Cash Flow for any Semiannual Period (excluding, solely with respect to the Semiannual Period that includes the fourth (4th) anniversary of the Closing Date, any Internally Generated Cash generated prior to the fourth (4th) anniversary of the Closing Date), the Co-Borrowers shall, upon each Semiannual Interest Payment Date, prepay the Term Loans in an aggregate amount equal to 100% of such Borrower Excess Cash Flow in the corresponding Semiannual Period minus (B) without duplication of any amounts included in the calculation of Borrower Excess Cash Flow, voluntary prepayments of the Term Loans made out of Borrower Operating Cash Flow in the corresponding Semiannual Period.

(iii)  In the event that a Permitted Upstream Foreclosure occurs, the Co-Borrowers shall, upon each Semiannual Interest Payment Date, prepay the Term Loans in an aggregate amount equal to 100% of such Borrower Excess Cash Flow in the corresponding Semiannual Period minus (B) without duplication of any amounts included in the calculation of Borrower Excess Cash Flow, voluntary prepayments of the Term Loans made out of Borrower Operating Cash Flow in the corresponding Semiannual Period.

2.11.  Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments. Any prepayment of any Term Loan pursuant to Section 2.9(a) shall be applied on a pro rata basis to reduce the outstanding principal amount thereof.

(b) Application of Mandatory Prepayments. Any amount required to be paid pursuant to Section 2.10 shall be applied on a pro rata basis to reduce the outstanding principal amount of the Term Loans.

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2.12.  General Provisions Regarding Payments.

(a) All payments by the Co-Borrowers of principal, interest, fees and other Obligations shall be made to the account or accounts directed by (i) each Non-Conduit Lender other than the CS Non-Conduit Lender and (ii) the CS Funding Agent on behalf of each Lender that is part of the CS Lender Group, in each case in same day funds, not later than 12:00 p.m. (New York, New York time) on the date such payment is due (subject to the provisions of this Agreement). For purposes of computing interest and fees, funds received after such time on any date shall be deemed to have been received on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest then due and payable before application to principal. Any payment of a Eurodollar Rate Loan shall be accompanied by any additional amounts (if any) required pursuant to Section 2.14(c).

(c) Whenever any payment to be made hereunder with respect to any Term Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(d) If any amounts required to be paid by the Co-Borrowers under this Agreement or the other Financing Documents (including principal or interest payable on any Term Loan, and any fees or other amounts otherwise payable to the Administrative Agent or any other Secured Party) remain unpaid after such amounts are due, the Co-Borrowers shall pay interest on the aggregate, outstanding balance of such overdue amounts from the date the Administrative Agent (acting at the direction of the Requisite Lenders) provides notice to the Co-Borrowers of the failure of the Co-Borrowers to pay such amounts on the due date until those amounts are paid in full at a per annum rate equal to that specified in Section 2.6.

(e) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 7.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral, all payments or proceeds received by the Agents in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement and Section 9.2 of the Affiliate Pledge Agreement.

2.13. Ratable Sharing. Each Non-Conduit Lender other than the CS Non-Conduit Lender and the CS Funding Agent on behalf of each Lender that is part of the CS Lender Group hereby agree among themselves that if any of them shall, whether by voluntary payment, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Non-Conduit Lender or, in the case of the CS Funding Agent, to the Lenders that are part of the CS Lender Group in the aggregate, hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Non-Conduit Lender or the CS Funding Agent, as applicable, receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Non-Conduit Lender or the CS Funding Agent, as applicable, is thereafter recovered from such Non-Conduit Lender or the CS Funding Agent, as applicable, upon the bankruptcy or reorganization of any Co-Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Non-Conduit Lender or the CS Funding Agent, as applicable, ratably to the extent of such recovery, but without interest. The Co-Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by any Co-Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.13 shall not be construed to apply to (a) any payment made by the Co-Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Term Loans or other Obligations owed to it.

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2.14.  Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, the Administrative Agent shall on such date give notice to the Co-Borrowers and each Lender of such determination, whereupon (i) no Term Loans may be made as Eurodollar Rate Loans until such time as the Administrative Agent notifies the Co-Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice given by the Co-Borrowers with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Co-Borrowers.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination, absent manifest error, shall be final and conclusive and binding upon all parties hereto) that the making or maintaining of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making or maintaining of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail) to the Co-Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Term Loans as Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Co-Borrowers pursuant to a Funding Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Term Loan bearing interest at the Base Rate, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically bear interest at the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Co-Borrowers pursuant to a Funding Notice, the Co-Borrowers shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice as to all Lenders by giving written notice to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

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(c)   Compensation for Breakage or Non-Commencement of Interest Periods. The Co-Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable and documented losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice; (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Co-Borrowers. No compensation shall be required under this Section 2.14 to the extent payments are made pursuant to Section 5.10(a)(ii) on any Semiannual Interest Payment Date or any Early Waterfall Run Date. With respect to any Lender’s claim for compensation under this Section 2.14, the Co-Borrowers shall not be required to compensate such Lender for any amount incurred more than 180 calendar days prior to the date that such Lender notifies the Co-Borrowers of the event that gives rise to such claim.

(d)   Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)   Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15.   Increased Costs; Capital Adequacy.

(a)   Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender (or its applicable lending office) or any company controlling such Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any required marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate”) or any company controlling such Lender (except for increased costs which are already included in the determination of the Statutory Reserve Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Co-Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Co-Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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(b)   Capital Adequacy and Liquidity Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) any Change in Law regarding capital adequacy or liquidity or (ii) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans or Term Loan Commitments or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within ten (10) Business Days after receipt by the Co-Borrowers from such Lender of the statement referred to in the next sentence, the Co-Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company for such reduction. Such Lender shall deliver to the Co-Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)   Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Co-Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Co-Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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2.16.   Taxes; Withholding, Etc.

(a)   Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Lender under any of the Credit Documents: (i) the applicable withholding agent (if such withholding Agent is not the Administrative Agent) shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such agent becomes aware of it, be entitled to make such deduction or withholding and pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (ii) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Taxes been required or made; and (iii) within thirty days after the due date of payment of any Tax which it is required by clause (i) above to pay, the Co-Borrowers shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent such Lender is legally entitled to do so, deliver to the Administrative Agent for itself and transmission to the Co-Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Co-Borrowers or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Co-Borrowers or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a U.S. Tax Compliance Certificate, together with two original copies of IRS Form W-8BEN or W-8BEN-E or W-8IMY (or, in each case, any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Co-Borrowers or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Administrative Agent and the Co-Borrowers on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of IRS Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for itself and transmission to the Co-Borrowers two new original copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate and two original copies of IRS Form W-8BEN or W-8BEN-E or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Co-Borrowers or the Administrative Agent to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the Co-Borrowers of its inability to deliver any such forms, certificates or other evidence; provided that no Non-U.S. Lender shall be required to deliver any such forms or other documentation to the extent it is not legally entitled to do so. Notwithstanding anything in this Section 2.16(c) to the contrary, the completion, execution and submission of any documentation other than IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a U.S. Tax Compliance Certificate shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(d) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Co-Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Co-Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Co-Borrowers or the Administrative Agent as may be necessary for the Co-Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

(e) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall deliver to the Co-Borrowers whichever of the following is applicable: (i) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, two executed original copies of IRS Form W-9 certifying that such Administrative Agent is exempt from U.S. federal backup withholding or (ii) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Co-Borrowers. Notwithstanding anything to the contrary in this Section 2.16(e), the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the date the Administrative Agent becomes a party to this Agreement.

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(f) Without limiting the provisions of Section 2.16(b), the Co-Borrowers shall timely pay to the relevant Governmental Authorities in accordance with applicable law (or at the option of the Administrative Agent timely reimburse it for the payment of) any Other Taxes. The Co-Borrowers shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(g) The Co-Borrowers shall jointly and severally indemnify the Administrative Agent and any Lender for the full amount of Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by the Administrative Agent or such Lender or any of their respective Affiliates (or required to be withheld or deducted from a payment to such Administrative Agent or such Lender or any of their respective Affiliates) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf (or on behalf of a Lender) shall be conclusive absent manifest error. Such payment shall be due within ten (10) days of such Credit Party’s receipt of such certificate.

(h) Each Lender shall severally indemnify the Administrative Agent for (i) Indemnified Taxes (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) attributable to such Lender (but only to the extent that the Co-Borrowers have not already indemnified the Administrative Agent therefor and without limiting the obligation of the Co-Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(h)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten (10) days of such Lender’s receipt of such certificate. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(j) For purposes of this Section 2.16, the term “Administrative Agent” shall be deemed to include the Paying Agent. The Paying Agent hereby represents and warrants that it is either (i) a “U.S. person” and a “financial institution” and that it will comply with its “obligation to withhold”, each within the meaning of U.S. Treasury Regulations Section 1.1441-1(b)(2)(ii) or (ii) a Withholding U.S. Branch.

2.17.   Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless the Co-Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Co-Borrowers pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Co-Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.18. Defaulting Lenders.

(a)   Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or to be paid by a Defaulting Lender pursuant to Section 9.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Co-Borrowers may request (so long as no Event of Default shall have occurred and then be continuing), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Co-Borrowers, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default shall have occurred and be then continuing, to the payment of any amounts owing to the Co-Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Co-Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section 3.2, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the applicable Term Loan Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(b)   Defaulting Lender Cure. If the Co-Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the applicable Term Loan Commitments whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Co-Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.19.   Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an “Increased-Cost Lender”) shall give notice to the Co-Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Co-Borrowers’ request for such withdrawal; or (b)(i) any Lender shall become and continues to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default pursuant to Section 2.18(b) within five Business Days after the Co-Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (a “Terminated Lender”), the Co-Borrowers may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans and its Term Loan Commitments, if any, in full to one or more Persons satisfying the requirements of Section 9.6(c) (each a “Replacement Lender”) in accordance with the provisions of Section 9.6 and the Co-Borrowers shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender and (B) subject to Section 2.18(a)(ii), an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, the Co-Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment; (3) such assignment does not conflict with applicable law; and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Co-Borrowers exercise their option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6.

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2.20.    Facility Commitment Increase.

(a)   On or before the third (3rd) anniversary of the Closing Date, the Co-Borrowers may, at any time (and from time to time) by written notice to the Administrative Agent, request the increase of existing term loan commitments (the “Increased Term Loan Commitments”), by an amount not less than $20,000,000 in each case and not in excess of $90,000,000 in the aggregate. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Co-Borrowers propose that the Increased Term Loan Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent or such shorter period of time as consented to by the Administrative Agent, and (ii) the amount of Increased Term Loan Commitments allocated to each Non-Conduit Lender, which shall be allocated ratably in accordance with each such Non-Conduit Lender’s proportionate allocation of Term Loan Commitments immediately prior to the Increased Amount Date (disregarding any Term Loan Commitments then held by Defaulting Lenders). The Administrative Agent shall notify the Lenders promptly upon receipt of the Co-Borrowers’ notice of each Increased Amount Date and in respect thereof the Increased Term Loan Commitments.

(b) Any request for an Increased Term Loan Commitment shall be subject to the credit approval of the Non-Conduit Lenders, including obtaining the requisite credit approvals for the inclusion of and/or participation in, as applicable, the Increased Term Loan Commitment. Upon such approval by all the Non-Conduit Lenders, (i) such Increased Term Loan Commitments shall become effective as of such Increased Amount Date (provided that each of the conditions set forth in Section 3.2 shall be satisfied) and (ii) the Administrative Agent shall record the Increased Term Loan Commitments in the Register on each Increased Amount Date.

(c)   If any Non-Conduit Lender does not obtain such approval, such Non-Conduit Lender shall promptly notify the Co-Borrowers, the Administrative Agent and the other Lenders. Upon receipt of such notice, any other Non-Conduit Lender may elect to be allocated the full amount of Increased Term Loan Commitments requested by the Co-Borrowers. If more than one Non-Conduit Lender make such election, the amount of Increased Term Loan Commitments requested by the Co-Borrowers shall be allocated ratably in accordance with each such Non-Conduit Lender’s proportionate allocation of Term Loan Commitments immediately prior to the Increased Amount Date (disregarding any Term Loan Commitments then held by Defaulting Lenders and by any Non-Conduit Lender that has not made such election). Such Increased Term Loan Commitments shall become effective as of the later of (i) the applicable Increased Amount Date and (ii) the date of approval of the revised allocations by all the Non-Conduit Lenders that have made such election (provided that each of the conditions set forth in Section 3.2 shall be satisfied).

(d)   Unless otherwise agreed by the Co-Borrowers and the Administrative Agent, the terms and provisions of the Term Loan Commitments and Increased Term Loan Commitments, and any Term Loans made, shall be identical, and the Increased Term Loan Commitments, and any Term Loans made in respect thereof, shall count as “Term Loan Commitments” and “Term Loans”, respectively, for all purposes, including for determination of “Term Loan Exposure”, and shall otherwise be documented solely as an increase to the then-existing Term Loan Commitments and Term Loans, respectively.

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2.21.   Joint and Several Liability. All Obligations of the Co-Borrowers under this Agreement and the other Credit Documents shall be joint and several Obligations of each Co-Borrower. Each Co-Borrower hereby waives, for the benefit of the Secured Parties with respect to the Obligations, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof or that may or might otherwise operate as a discharge of a guarantor or a surety as a matter of law or equity.

 SECTION 3.   CONDITIONS PRECEDENT

3.1.   Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions (the date such conditions are satisfied or waived, the “Closing Date”):

(a)   Credit Documents. The Administrative Agent and the Arranger shall have received sufficient copies of each Credit Document as the Administrative Agent shall request, originally executed and delivered by each applicable Credit Party.

(b)   Organizational Structure. As of the Closing Date, the organizational structure of each Pledgor, each Co-Borrower, each Affiliate Project Party, each Project Holdco and each Project Subsidiary shall be as set forth on Schedule 4.1.

(c)   Organizational Documents; Incumbency. The Administrative Agent shall have received, (i) in respect of each Credit Party and each Affiliate Project Party, (A) sufficient copies of each Organizational Document as the Administrative Agent shall request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (B) signature and incumbency certificates of the Authorized Officers of such Credit Party that are executing the Credit Documents and the Funding Notice, in substantially the form of Exhibit G; (C) resolutions of the manager of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its Authorized Officer as being in full force and effect without modification or amendment; (D) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated the Closing Date or a recent date prior thereto; and (E) such other documents as the Administrative Agent may reasonably request, and (ii) in respect of DESRI, (i) sufficient copies of each Organizational Document as the Administrative Agent shall request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the Authorized Officers of DESRI that are executing the Limited Guaranty, in substantially the form of Exhibit G; (iii) resolutions of the manager of DESRI approving and authorizing the execution, delivery and performance of Limited Guaranty, certified as of the Closing Date by its Authorized Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of DESRI’s jurisdiction of formation.

(d)   Portfolio Material Adverse Effect. There shall be no material event, casualty or occurrence that has occurred and be continuing that could reasonably be expected to have a Portfolio Material Adverse Effect.

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(e)   Operational Review. The completion of an operational review reasonably satisfactory to the Administrative Agent of the Co-Borrowers’ business (including asset management practices, reporting practices, staffing, policies and procedures).

(f)   Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party and each Affiliate Project Party shall have delivered to the Administrative Agent:

(i)   evidence reasonably satisfactory to the Administrative Agent of the compliance by each Credit Party and each Affiliate Project Party of their obligations under the Pledge and Security Agreement, the Affiliate Pledge Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii)   the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to each Credit Party and each Affiliate Project Party in all appropriate jurisdictions together with copies of all such filings disclosed by such search.

(iii)   evidence that each Credit Party and each Affiliate Project Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Administrative Agent; and

(iv)   evidence that each Operating Account, Debt Service Reserve Account and Supplemental Cash Reserve Account shall have been established and shall be subject to a First Priority Lien in favor of the Collateral Agent.

(g)   Financial Statements. The Administrative Agent shall have received the most recent audited annual and most recent unaudited quarterly financial statements of each Co-Borrower, each Affiliate Project Party and their respective Subsidiaries (which such financial statements may, for the avoidance of doubt, be in the form of supplemental schedules to the consolidated financial statements of an indirect equity owner of each Co-Borrower).

(h)   Insurance; Insurance Report. The Administrative Agent shall have received (i) evidence of insurance coverage satisfying the requirements set forth in this Agreement and (ii) the Insurance Report, in form and substance reasonably satisfactory to the Administrative Agent, and, if the Insurance Report is not addressed to the Lenders, a reliance letter addressed to the Lenders to rely on the Insurance Report.

(i)   Opinions of Counsel to Credit Parties. The Agents and Lenders and their respective counsel shall have received originally executed copies of the written opinion(s) of Latham & Watkins LLP as counsel for Credit Parties and DESRI, as to such matters as the Administrative Agent or the Arranger may reasonably request, including a non-consolidation opinion providing that the Co-Borrowers would not be consolidated with DESRI Holdings, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent (and each Credit Party hereby instructs such counsel to deliver its respective opinion(s) to the Agents and the Lenders).

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(j)   Fees; Expenses. The Co-Borrowers shall have paid (i) to each Agent and Lender all fees payable pursuant to the Credit Documents and (ii) to each Agent all expenses payable pursuant to Section 9.2, in each case which have accrued on or prior to the Closing Date.

(k)   Solvency Certificate. On the Closing Date, the Administrative Agent and the Arranger shall have received a Solvency Certificate from (i) each Co-Borrower, representing that after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, each Pledgor, each Co-Borrower and each Project Holdco owned by a Co-Borrower is and will be Solvent on a Consolidated Basis and (ii) DESRI, representing that after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, DESRI and each Project Holdco owned by an Affiliate Project Party is and will be Solvent on an Individual Basis.

(l)   Closing Date Certificate. The Co-Borrowers shall have delivered to the Administrative Agent and the Arranger an originally executed Closing Date Certificate, together with all attachments thereto.

(m)   Portfolio Projects Technical Report. The Administrative Agent shall have received a desktop technical report opining on any portfolio effect included in the Financial Model from an independent engineer acceptable to the Administrative Agent, such report in form and substance reasonably satisfactory to the Administrative Agent, together with a reliance letter addressed to the Lenders to rely on such report (the “Technical Report”).

(n)   PATRIOT Act; Beneficial Ownership. At least five (5) days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”). At least 10 days prior to the Closing Date, each Co-Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification under the Beneficial Ownership Regulation.

(o)   Due Diligence. The Administrative Agent and each Lender shall be satisfied with the results of any due diligence of the Credit Parties, Project Subsidiaries and Portfolio Projects, including receipt of fully-executed Project Senior Financing Documents and Material Project Documents.

(p)   Closing Date Financial Model. The Administrative Agent and the Lenders shall have received the Closing Date Financial Model, in form and substance reasonably satisfactory to them.

3.2.   Conditions to Each Credit Extension.

The obligation of each Non-Conduit Lender to make any Term Loan on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(a)   Funding Notice. The Administrative Agent shall have received a fully executed and delivered Funding Notice executed by an Authorized Officer in accordance with Section 2.1(b).

(b)   Accuracy of Representations and Warranties. As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects as so qualified) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

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(c)   No Event of Default or an Overadvance or an Undisclosed Default. As of such Credit Date, (i) no event shall have occurred and be then continuing or would result from the consummation of the applicable Credit Extension and the transactions to be consummated on such Credit Date that would constitute an Event of Default or an Overadvance, and (ii) other than shall have already been disclosed to the Administrative Agent, no event shall have occurred and be then continuing or would result from the consummation of the applicable Credit Extension and the transactions to be consummated on such Credit Date that would constitute a Default.

(d)   Expenses. The Co-Borrowers shall have paid to the Agent all expenses payable pursuant to Section 9.2 which have accrued to such Credit Date.

(e)   Portfolio Material Adverse Effect. There shall be no material event, casualty or occurrence that has occurred and be continuing that could reasonably be expected to have a Portfolio Material Adverse Effect.

(f)   Additional Portfolio Projects. In respect of any Portfolio Projects not previously included in the calculation of the Available Amount, the Administrative Agent shall have received (or been provided data room access to) (i) copies of all Material Project Documents related to such Portfolio Projects, (ii) reasonably satisfactory insurance reports in respect of such Portfolio Projects (or a representation by the Co-Borrowers as to the consistency of such Portfolio Projects with the most recent Insurance Report), (iii) to the extent applicable, lien searches and any security filings to perfect a valid, perfected First Priority security interest in the Project Holdco(s) or Affiliate Project Party(ies) that, directly or indirectly, own such Portfolio Projects, and (iv) a report by an independent engineer related to such Portfolio Projects (which may be the same report provided in connection with the applicable Project Debt Financing(s)).

(g)   Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from (i) each Co-Borrower and each Project Holdco owned by a Co-Borrower, representing that after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, such parties are and will be Solvent on a Consolidated Basis and (ii) DESRI, each Project Holdco owned by an Affiliate Project Party and each Affiliate Project Party representing that after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, the applicable Person is and will be Solvent on an Individual Basis.

(h)   Reserves. Each of the Debt Service Reserve Requirement and the Supplemental Cash Reserve Requirement shall be satisfied.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Co-Borrower represents and warrants to each Agent and Lender, on the Closing Date and on each Credit Date that the following statements are true and correct:

4.1.   Organization; Requisite Power and Authority; Qualification. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1 (as such Schedule 4.1 may be updated from time to time to add a new Project Holdco in connection with any Portfolio Project Addition or to remove a Project Holdco that has become an Excluded Subsidiary (or any Affiliate Project Party related thereto) in connection with any Excluded Project Designation, or otherwise with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Portfolio Material Adverse Effect.

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4.2.   Equity Interests and Ownership. The Equity Interests of each Credit Party have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2 (as such Schedule 4.2 may be updated from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party is a party requiring, and there is no membership interest or other Equity Interests of any Credit Party outstanding which upon conversion or exchange would require, the issuance by any Credit Party of any additional membership interests or other Equity Interests of any Credit Party or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Credit Party. Schedule 4.2 correctly sets forth the ownership interest of such Credit Party in their respective Project Subsidiaries as of the Closing Date.

4.3.   Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.   No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Co-Borrowers or any other Credit Party, (ii) any of the Organizational Documents of any Credit Party, or (iii) any order, judgment or decree of any court or other agency of government binding on any Credit Party except, where such violation could not reasonably be expected to have a Portfolio Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party or any Project Subsidiary, including any Material Project Document or any Project Senior Financing Documents, except, (i) as has been previously disclosed to the Administrative Agent or (ii) to the extent such conflict, breach or default could not reasonably be expected to have a Portfolio Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, for the benefit of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents (i) which will be obtained (A) on or before the Closing Date for Closing Date Portfolio Projects or (B) on or before the date of the Portfolio Project Addition for any other Portfolio Project and (ii) the failure of which to obtain will not have a Portfolio Material Adverse Effect.

4.5.   Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date.

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4.6.   Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.   Financial Statements. As of the Closing Date, the financial statements provided pursuant to Section 3.1(g) and as of each subsequent Credit Extension, the financial statements provided pursuant to Section 5.1, in either case, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. As of the Closing Date, no entity covered by such financial statements has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in such financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Co-Borrowers taken as a whole.

4.8.   Portfolio Material Adverse Effect. As of and following the Closing Date, no event, circumstance or change exists that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Portfolio Material Adverse Effect.

4.9.   Adverse Proceedings, Etc. There are no Adverse Proceedings affecting any Portfolio Project that could reasonably be expected to cause a Portfolio Material Adverse Effect, nor any Adverse Proceedings related to any Co-Borrower.

4.10.   Payment of Taxes. Except as otherwise permitted under Section 5.3, all income and other material Tax returns and reports of each Credit Party required to be filed by any of them have been timely filed, and all Taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon each Credit Party and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against any Credit Party which is not being actively contested by such Credit Party in good faith and by appropriate proceedings. Each of the Co-Borrowers is an entity disregarded from its owner for U.S. federal income tax purposes.

4.11.   Properties. The Credit Parties have no Material Real Estate Assets.

4.12.   Environmental Matters. No Co-Borrower, Project Holdco nor any of their respective Project Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any currently applicable Environmental Law, any Environmental Claim or any Hazardous Materials Activity, that, individually or in the aggregate, could reasonably be expected to have a Portfolio Material Adverse Effect. No Co-Borrower, Project Holdco nor any of their respective Project Subsidiaries is subject to any pending or, to their knowledge, threatened, Environmental Claim, that individually or in the aggregate, could reasonably be expected to have a Portfolio Material Adverse Effect. To the knowledge of any Co-Borrower, there are and have been no Hazardous Materials Activities or other activities, events, conditions or occurrences that would reasonably be expected to form the basis of an Environmental Claim against any Co-Borrower, Project Holdco or any of their respective Project Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Portfolio Material Adverse Effect. Each Co-Borrower, each Project Holdco and any of their respective Project Subsidiaries are in compliance with all Environmental Laws and have obtained and maintained in full force and effect all Governmental Authorizations currently required for the construction and operation of the Projects, except as would not reasonably be expected to have, individually or in the aggregate, a Portfolio Material Adverse Effect. To the knowledge of any Co-Borrower, there are no activities, events, conditions or occurrences with respect to any Co-Borrower, Project Holdco or any of their respective Project Subsidiaries relating to their compliance with any Environmental Law or with respect to any Hazardous Materials Activity that individually or in the aggregate has had or could reasonably be expected to have a Portfolio Material Adverse Effect.

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4.13.   No Defaults. There has not occurred and is continuing (a) any Event of Default, (b) any Overadvance (excluding Overadvances that will be removed as of the applicable date this representation is made), (c) any Default not previously disclosed to the Administrative Agent, (d) any event of default under any Project Senior Financing Documents or Material Project Documents (other than any Portfolio Project Ineligibility Event that has been addressed in accordance with Section 2.1(c)(ii)), except (in the case of clause (d)) where the consequences, direct or indirect, of such status, default or defaults, if any, could not reasonably be expected to have a Portfolio Material Adverse Effect.

4.14.   Governmental Regulation. No Credit Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

4.15.   Federal Reserve Regulations; Exchange Act. (a) No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying “margin stock” (as defined in Regulation U).

(b)       No portion of the proceeds of any Credit Extension shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

4.16.   Employee Benefit Plans. Except as would not reasonably be expected to have a Portfolio Material Adverse Effect, (i) each of the Co-Borrowers and Project Holdcos and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan, (ii) no material liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any of the Co-Borrowers, Project Holdcos or any of their respective ERISA Affiliates, (iii) no ERISA Event has occurred or is reasonably expected to occur, (iv) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any of the Co-Borrowers, Project Holdcos or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan, (v) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Co-Borrowers, Project Holdcos and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero, and (vi) each of the Co-Borrowers, Project Holdcos and their respective ERISA Affiliates have complied with the applicable requirements of Section 515 of ERISA with respect to any applicable Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

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4.17.   Casualty Events. There shall be no casualty event that has occurred and is continuing that could reasonably be expected to have a Portfolio Material Adverse Effect.

4.18.   Solvency. (a) Each Co-Borrower and each Project Holdco owned by a Co-Borrower are and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be Solvent on a Consolidated Basis and (b) DESRI, each Project Holdco owned by an Affiliate Project Party and each Affiliate Project Party is and, upon the incurrence of any Obligation by such Person on any date on which this representation and warranty is made, will be Solvent on an Individual Basis.

4.19.   Compliance with Statutes, Etc. Each Credit Party is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities (but not including compliance with Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws, which are discussed in Section 4.21), in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Portfolio Material Adverse Effect.

4.20.   Disclosure. The written information (including the representations and warranties of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements) furnished to any Agent or Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (other than projections and other forward-looking information), when taken as a whole, do not contain any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All factual inputs and calculations included in the Financial Model are accurate and complete, and all projections and other forward-looking information included in the Financial Model have been prepared in good faith on the basis of assumptions believed to be reasonable at the time made.

4.21.   Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. No Credit Party nor any of its respective Subsidiaries nor any of the respective directors or officers or, to the knowledge of the Co-Borrowers, employees, agents, advisors or Affiliates of any Credit Party is: (i) the target of any financial or economic sanctions or trade embargoes administered or enforced by the U.S. government, including the U.S. Department of State and the U.S. Department of the Treasury (including the Office of Foreign Assets Control), or any other relevant sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”); (ii) located, domiciled, resident or incorporated in a country or territory that is the subject of comprehensive Sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) (each a “Sanctioned Country”); or (iii) is 50% or more owned or controlled by any Person described in (i) or (ii) above. Each Credit Party and its Subsidiaries and the respective directors and officers and, to the knowledge of the Co-Borrowers, employees, agents, advisors and Affiliates of each Credit Party and its Subsidiaries are currently and, in the past five (5) years, have been in compliance with: (i) all applicable Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”), (iii) the Beneficial Ownership Regulation and (iv) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders (collectively, “Anti-Money Laundering Laws”). No Credit Party will use any part of the proceeds of the Term Loans, directly or knowingly indirectly, (A) for the purpose of financing any activities or business of or with any Person that is the target of Sanctions or in a Sanctioned Country, in each case in violation of applicable Sanctions, or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or (C) in any other manner that would constitute a violation of Sanctions by any party hereto. Each Credit Party has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. The information included in any Beneficial Ownership Certification delivered by any Co-Borrower is true and correct in all respects.

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4.22.   Energy Regulatory Matters.

(a)   Each of the electrical generating facilities owned by the Credit Parties or any of their respective Project Subsidiaries located in the United States is, or will be, beginning at the time of first generating electric energy, (i) a small power production facility that is a qualifying facility (“QF”) under the regulations of the Federal Energy Regulatory Commission’s (“FERC”) at 18 C.F.R. Part 292 (“PURPA Regulations”) under the Public Utility Regulatory Policies Act of 1978 (“PURPA”) (such status as a QF, “QF Status”) or, (ii) if not a QF, then owned or operated by an “Exempt Wholesale Generator” or “EWG” within the meaning of the Public Utility Holding Company Act of 2005 (“PUHCA”) (“EWG” and such status as an EWG, “EWG Status”). The QF Status of each such electrical generating facility that is a QF has been or will be, by the time such facility begins to generate electric energy, validly obtained through certification or self-certification pursuant to the PURPA Regulations, or certification or self-certification with respect to such QF Status is not required pursuant to 18 C.F.R. § 292.203(d). The EWG Status of any owner or operator of such electrical generating facility that is an EWG has been or will be, by the time such facility begins to generate electric energy, validly obtained through determination or self-certification pursuant to the FERC’s regulations at 18 C.F.R. Part 366 (“PUHCA Regulations”).

(b)   Each Credit Party, and any of their respective Project Subsidiaries are not subject to, or are exempt from, regulation under the federal access to books and records, accounting, record-retention and reporting provisions of PUHCA (the “PUHCA Exemption”). Any Credit Party and any Project Subsidiary of either that is a holding company as defined under PUHCA, are holding companies under PUHCA solely with respect to one or more QFs, “Foreign Utility Companies” (as defined in PUHCA) or EWGs and are entitled to the benefit of blanket authorization under Section 203(a)(2) of the Federal Power Act (“FPA”) pursuant to 18 C.F.R. § 33.1(c)(6) and (c)(8).

(c)   If and to the extent that any Credit Party or a Project Subsidiary of any Credit Party is subject to regulation under Sections 204, 205 and 206 of the FPA it (i) makes all of its sales of electricity exclusively at wholesale, (ii) has authority to engage in wholesale sales of electricity at market-based rates, and to the extent permitted under its market-based rate authority, other products and services at market-based rates, and (iii) has such waivers and authorizations as are customarily granted to market-based rate sellers by FERC, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, (such waivers and authorizations, the “Market-Based Rate Authorizations” and, together with QF Status, the PUHCA Exemption and the other authorizations described in this paragraph (c), the “Federal Energy Regulatory Authorizations, Exemptions, and Waivers”). FERC has not issued any orders imposing a rate cap, mitigation measure, or other limitation on the Market-Based Rate Authorizations, other than challenges, investigations, rate caps and mitigation measures generally applicable to wholesale sellers participating in the applicable electric market.

(d)   On the Closing Date no Credit Party nor any Project Subsidiary, and on any subsequent Credit Date no Credit Party nor any Project Subsidiary that is the subject to such Credit Extension or that has been the subject of a Portfolio Project Addition at any time after the immediately prior Credit Date will, as the result of entering into any Credit Documents, or any transaction contemplated hereby or thereby, be subject to state laws and regulations respecting (i) the rates of electric utilities and (ii) the financial and organizational regulation of electric utilities (such laws and regulations, the “State Electric Utility Regulations”), except as listed on Schedule 4.22 (as such Schedule 4.22 may be amended by the Co-Borrowers from time to time).

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(e)   None of the Lenders or any of their “affiliates” (as defined under the PUHCA Regulations) of any of them will, solely as a result of each of the Credit Parties’ and its Project Subsidiaries’ respective ownership, leasing or operation of its electrical generating facility, the sale or transmission of electricity therefrom or the Credit Parties’ or any of their Project Subsidiaries’ entering into any Credit Documents, or any transaction contemplated hereby or thereby, be subject to regulation under the FPA, PUHCA, or state laws and regulations respecting the rates of, or the financial or organizational regulation of, public utilities, except that the exercise by the Administrative Agent or the Lenders of certain foreclosure remedies allowed under the Credit Documents may subject the Administrative Agent, the Lenders and their “affiliates” (as that term is defined in PUHCA) to regulation under the FPA, PUHCA or state laws and regulations respecting the rates of, or the financial or organizations regulation of, electric utilities.

4.23.   Security Interest and Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable perfected First Priority Liens on all of the Collateral purported to be covered thereby, in favor of the Collateral Agent for the ratable benefit of the Secured Parties. All Governmental Authorizations necessary or desirable to perfect such Liens have been duly effected or taken, except, as of the Closing Date, for filing of those UCC-1 financing statements that will be filed on the Closing Date.

4.24.   Insurance. All insurance required to be maintained pursuant to Section 5.5, and as contemplated in the Insurance Report, is in full force and effect, except for any failure to maintain such insurance that, individually or in the aggregate, could not reasonably be expected to result in a Portfolio Material Adverse Effect.

4.25.   Portfolio Project Eligibility. As of the applicable Credit Date, each Project that is designated as a Portfolio Project and included in the Available Amount is an Eligible Project. As of the Closing Date, each of the Eligibility Requirements in respect of each Closing Date Portfolio Project has been satisfied or waived.

SECTION 5.   AFFIRMATIVE COVENANTS

Each Co-Borrower covenants and agrees that, so long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than contingent or indemnification obligations for which no claim has been made), each Co-Borrower shall perform, and (as applicable) shall cause each Project Holdco and each of the Project Subsidiaries to perform, all covenants (unless waived by the Administrative Agent) in this Section 5.

5.1.   Financial Statements and Other Reports. Each Co-Borrower will deliver to the Administrative Agent and the Lenders (including by providing access to electronic data rooms; provided that the Administrative Agent and the Lenders are notified when any financial statements, notices or other documents required by this Section 5.1 are made available in such electronic data rooms):

(a)   Compliance Certificate. As soon as available, and in any event (i) by thirty (30) days after each Quarterly Date beginning with the Quarterly Date ending October 31, 2020, (ii) on each Credit Date, (iii) on any date on which the Co-Borrowers deliver a Designation Notice under Section 2.1(c)(i), (iv) by five (5) Business Days after the Administrative Agent and the Co-Borrowers agree in writing of any error in the Financial Model that has resulted in an Overadvance (provided that if such parties have not so agreed within five (5) Business Days after either such party provides notice to the other of such error, the parties shall promptly refer such matter to the Modeling Consultant, whose determination the parties will accept absent manifest error), and (v) by ten (10) Business Days after the occurrence of any event described in Section 2.1(c)(ii), 2.1(c)(iii), 2.1(c)(iv) or 2.1(c)(v), a Compliance Certificate;

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(b)   Quarterly Financial Statements. As soon as available, and in any event by sixty (60) days after the end of each of the first three (3) Fiscal Quarters of any Fiscal Year, commencing with the Fiscal Quarter following the Fiscal Quarter in which the Closing Date occurs, (i)(A) the unaudited consolidated balance sheet of (y) DESRI and (z) each Co-Borrower and its Subsidiaries, in each case as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and stockholders’ equity, and (B) the unaudited consolidated balance sheet as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and stockholders’ equity to the extent provided to the Project Senior Financing counterparties of the Material Projects, in each case (with respect to both clauses (A) and (B)) in reasonable detail but without any footnotes, together with a Financial Officer Certification with respect thereto (provided that, for both clauses (A) and (B), such financial statements may be included as separate supplemental schedules in the consolidated financial statements of an indirect equity owner of the relevant entity) and (ii) any Narrative Reports for the Material Projects for such Fiscal Quarter to the extent provided to the Project Senior Financing counterparties of the Material Projects. Each Co-Borrower shall use commercially reasonable efforts to provide the foregoing financial statements, to the extent required above (and, for avoidance of doubt, provided to the applicable Project Senior Financing counterparties), for each other Portfolio Project;

(c)   Annual Financial Statements. As soon as available, and in any event by 120 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) (A) the audited consolidated balance sheet of (y) DESRI and (z) each Co-Borrower and its Subsidiaries, in each case as at the end of such Fiscal Year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (B) the audited consolidated balance sheet as at the end of such Fiscal Year and the related unaudited consolidated statements of income and stockholders’ equity to the extent provided to the Project Senior Financing counterparties of the Material Projects, in each case (with respect to both clauses (A) and (B)) in reasonable detail, together with a Financial Officer Certification with respect thereto (provided that for both clauses (A) and (B) such financial statements may be included as separate supplemental schedules in the consolidated financial statements of an indirect equity owner of the relevant entity), each prepared in accordance with GAAP, certified by an independent certified public accountant of recognized national standing selected by each such entity and reasonably satisfactory to the Administrative Agent (its approval not to be unreasonably withheld or delayed), with such certification not qualified or limited due to restricted or limited examination by such accountant of any material portion of the records of the applicable entity to which the certification relates, and (ii) any Narrative Reports for the Material Projects for the last Fiscal Quarter of such Fiscal Year to the extent provided to the Project Senior Financing counterparties of the Material Projects. Each Co-Borrower shall use commercially reasonable efforts to provide the foregoing financial statements, to the extent required above (and, for avoidance of doubt, provided to the applicable Project Senior Financing counterparties), for each other Portfolio Project;

(d)   Budgets. As soon as available, and in any event no later than December 31 of any year, commencing with the Fiscal Year in which the Closing Date occurs, the Co-Borrowers will deliver to the Administrative Agent the operating budget for the ensuing calendar year for each Material Project that has achieved Commercial Operation prior to such date, to the extent such budgets have been provided to Project Senior Financing counterparties under the applicable Project Senior Financing Documents. Each Co-Borrower shall use commercially reasonable efforts to provide the operating budget for each other Portfolio Project that has achieved Commercial Operation prior to such date, to the extent such budgets have been provided to the Project Senior Financing counterparties under the applicable Project Senior Financing Documents;

(e)   Notice of Default. Promptly upon any Co-Borrower obtaining knowledge thereof, notice (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Co-Borrower with respect thereto; or (ii) of the occurrence of any material default or event of default or termination with respect to any Material Project Document or Project Senior Financing Document relating to a Material Project. Each Co-Borrower shall use commercially reasonable efforts to provide notice of the occurrence of any material default or event of default or termination with respect to any Material Project Document or Project Senior Financing Document relating to other Portfolio Projects;

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(f)   Technical and Insurance Reports. Within 120 days of each Fiscal Year, Co-Borrowers shall deliver an annual update or bringdown of the Insurance Report and the Technical Report (addressing the production portfolio effect). Each Co-Borrower shall use commercially reasonable efforts to support the Arranger in conducting a desktop summary of technical reports in preparation for a capital markets refinancing transaction;

(g)   Construction and Operating Reports. The Co-Borrowers shall deliver to the Administrative Agent, promptly upon receipt thereof, any final construction or operating reports of any Portfolio Projects that are delivered pursuant to the Project Senior Financing Documents. With respect to any Advanced Construction Project, the Co-Borrowers shall promptly deliver to the Administrative Agent any available written construction updates or progress reports delivered pursuant to the Project Senior Financing Documents, including any changes to the applicable construction budget or any impact of COVID-19;

provided, however, that to the extent any of the foregoing statements, reports or other deliverables under this Section 5.1 are required to be delivered under the agreements evidencing any Project Senior Financing, and the applicable Project Subsidiary or other party thereto is given an extension on the time of delivery thereunder, each Co-Borrower shall be permitted a corollary extension of time with respect to delivery of such deliverables under this Agreement; provided, further that the timing of delivery of any deliverables under this Section 5.1 may be further extended with the consent of the Administrative Agent.

5.2.   Existence. Except as otherwise permitted under Section 6.8, each Co-Borrower will, and will cause the Project Holdcos and each of the Project Subsidiaries to, (a) at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business and preserve its jurisdiction of organization, and (b) in the case of a change of name, corporate organization or jurisdiction involving the Co-Borrowers or Project Holdcos, take such actions, including the filing of appropriate notices with all Governmental Authorities that have issued Material Permits to maintain in full force and effect each Material Permit, as may be necessary under applicable law.

5.3.   Payment of Taxes and Claims. Each Co-Borrower will, and will cause the Project Holdcos and the Project Subsidiaries to, file all income and other material Tax returns and pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Co-Borrower will, nor will it permit any Project Holdcos or any of the Project Subsidiaries to, file or consent to the filing of any U.S. federal consolidated income tax return and, except as required by applicable law, any consolidated, combined, unitary or similar state income tax return, with any Person (other than any Credit Party or any of its Subsidiaries); provided that for the avoidance of doubt, the inclusion of the assets and operations of any Credit Party or any of its Subsidiaries in another Person’s tax returns as a result of such Person’s status as a pass-through entity for federal, provincial, state or local income tax purposes is not prohibited by the foregoing covenant and shall not constitute a breach thereof.

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5.4.   Maintenance of Properties. Each Co-Borrower will, and will cause the Project Holdcos and the Project Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all material properties used or useful in the business of each Co-Borrower, Project Holdco and the Project Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be expected to result in a Portfolio Material Adverse Effect.

5.5.   Insurance. The Co-Borrowers will cause to be maintained, with financially sound and reputable insurers, such insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Co-Borrower, each Project Holdco and each of the Project Subsidiaries as each Co-Borrower or its applicable Affiliate determines in its reasonable discretion to be customarily carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses and materially consistent with the most recent Insurance Report, to the extent such insurance is available on commercially reasonable terms, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

5.6.   Books and Records; Inspections. Each Co-Borrower will, and will cause the Project Holdcos and the Project Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP, shall be made of all dealings and transactions in relation to its business and activities. Each Co-Borrower will, and will cause the Project Holdcos and the Project Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Co-Borrower, any Project Holdco or any of the Project Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, in each case solely for purposes reasonably related to such Lender’s rights and obligations hereunder and subject to the provisions of Section 9.17, without undue disturbance to the applicable Person’s operations, and all upon reasonable written notice specifying the purpose of such request and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, so long as no Default or Event of Default has occurred and is continuing, such inspections shall be limited to once per year; provided, further, that each Credit Party and the Project Subsidiaries shall have the right to keep confidential any information the disclosure of which would be reasonably likely to violate any obligation of confidentiality required by law or by agreement with a third party not entered into in contemplation of this Section 5.6.

5.7.   Compliance with Laws. Each Co-Borrower will comply, and shall cause the Project Holdcos and the Project Subsidiaries to comply, with: (i) applicable Sanctions and Anti-Corruption Laws; (ii) Anti-Money Laundering Laws in all material respects; and (iii) the requirements of all other applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Portfolio Material Adverse Effect.

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5.8.   Interest Rate Protection.

(a)   Interest Rate Hedges. No later than 30 days after the Closing Date, the Co-Borrowers shall enter into and maintain one or more Interest Rate Agreements for a period commencing no later than the end of the Availability Period, in an aggregate notional amount equal to at least 75% of the projected outstanding aggregate principal amount of any Term Loans projected to be outstanding during such period based upon the anticipated outstanding principal balance set forth in the Financial Model; provided that, solely for the purposes of this Section 5.8(a), the Financial Model will be deemed to be adjusted to reflect the percentage long-term ownership of each Advanced Construction Project following each such respective Commercial Operation Date as reasonably expected by the Credit Parties (provided that within thirty (30) days of any Advanced Construction Project achieving its Commercial Operation Date, such adjusted Financial Model will be, for the purposes of this Section 5.8(a), deemed to be further adjusted by the Co-Borrowers to reflect the actual ownership of such Advanced Construction Project at such time); provided, further, that the amount by which the aggregate notional amount of any Interest Rate Agreements entered into by any Project Subsidiaries with Investment Grade counterparties (and having terms similar to the Interest Rate Agreements required to be maintained by the Co-Borrowers) exceeds the minimum aggregate notional amount required to be maintained by such Project Subsidiaries under any applicable Project Senior Financing Documents shall be deemed to reduce (on a dollar-for-dollar basis) the foregoing minimum notional amount required to be maintained under Interest Rate Agreements by the Co-Borrowers. If, on any date following the Co-Borrowers’ entry into any hedge transactions under any Interest Rate Agreement, the notional amounts under the Interest Rate Agreements, in the aggregate, are less than 75% (accounting for the adjustment in the proviso of the preceding sentence) or greater than 110% of the aggregate outstanding principal amount of the Term Loans, the Co-Borrowers shall have a period of up to (i) if such condition occurs as a result of the making of any Term Loan on any Credit Date following the Closing Date, five (5) Business Days after the date on which such condition occurs or (ii) otherwise, ten (10) Business Days after the date on which such condition occurs, to take such action as may be necessary (including entering into or terminating any Interest Rate Agreements) to ensure that the notional amounts under such Interest Rate Agreements, in the aggregate, are not less than 75% (accounting for the adjustment in the proviso of the preceding sentence) or greater than 110% of the aggregate outstanding principal amount of the Term Loans (and no breach under this Section 5.8 shall be deemed to have occurred during such 5 or 10 Business Day period); provided that the Co-Borrowers shall not have to reduce such notional amounts or take any action therefor if the notional amounts under the Interest Rate Agreements, in the aggregate, are greater than 110% of the aggregate outstanding principal amount of the Term Loans if the transactions under such Interest Rate Agreements are interest rate caps (as opposed to swaps or other products).

(b)   Security. The Obligations of the Co-Borrowers under each Interest Rate Agreement entered into by any Co-Borrower with any hedge counterparty thereto that, at the time it enters into such Interest Rate Agreement, is a Lender or an Affiliate of a Lender (each such counterparty, an “Interest Rate Agreement Counterparty” and each such Interest Rate Agreement, a “Secured Interest Rate Agreement”) shall be secured by the Collateral Documents and shall rank pari passu with the Obligations of the Co-Borrowers under the other Credit Documents.

5.9.   Further Assurances; Maintenance of Collateral. At any time or from time to time upon the reasonable request of the Administrative Agent, each Co-Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to maintain the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Liens) to the extent and in the priority required pursuant to the Collateral Documents.

5.10.   Cash Management Systems; Reserve Accounts. Unless otherwise consented to by the Administrative Agent or the Requisite Lenders, each Co-Borrower shall establish and maintain cash management systems consistent with this Section 5.10.

(a)   Operating Account.

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(i)   Each Co-Borrower shall deposit (or cause to be deposited) into an Operating Account the proceeds of equity contributions, Borrower Excess Cash Flow, any cash transferred from the Debt Service Reserve Account pursuant to Section 5.10(b), any other amounts received by the Co-Borrowers and any amounts received by any Affiliate Project Party from any Project Holdco or Project Subsidiary or attributable to any Portfolio Project. Additionally, on the dates referenced in Schedule 5.10 or on any Early Waterfall Run Date related to such dates, the Co-Borrowers shall deposit (or cause to be deposited) from the Supplemental Cash Reserve Account amounts in excess of the Supplemental Cash Reserves listed in Schedule 5.10 and corresponding to such dates to an Operating Account selected by the Co-Borrowers. Any funds on deposit in any Operating Account may be used from time to time solely (A) to make transfers to the Debt Service Reserve Account or the Supplemental Cash Reserve Account, make any mandatory prepayments required to be made pursuant to Section 2.10(a), make voluntary prepayments pursuant to Section 2.9(a), make Permitted Distributions or make equity investments in any Project Subsidiary, in each case at any time subject to any applicable requirements set forth in this Agreement and (B) in accordance with Section 5.10(a)(ii). Any Co-Borrower shall be permitted, from time to time, to transfer funds from such Co-Borrower’s Operating Account to any other Operating Account. Any funds on deposit in any Operating Account that (x) are contributed by a Co-Borrower’s equity owners, (y) would otherwise be available to be distributed as a Permitted Distribution or (z) would otherwise be available to be distributed as a Restricted Payment in accordance with Section 5.10(a)(ii) and Section 6.4, in each case, may be transferred to any account of any Subsidiary, including Project Subsidiaries and Excluded Subsidiaries.

(ii)   On each Semiannual Interest Payment Date (or, subject to written notice to the Administrative Agent and the Collateral Agent at least three (3) Business Days in advance, on an earlier Business Day that is not more than twenty (20) days prior to the next Semiannual Interest Payment Date; any such date, an “Early Waterfall Run Date”), any funds on deposit in each Operating Account (excluding any funds to be used for any Permitted Distributions pursuant to the terms of this Agreement) shall be applied (from the Operating Account(s) as the Co-Borrowers direct) in the following order of priority: (A) first, to the payment on a pro rata basis of fees, costs, charges or expenses payable as of the applicable Semiannual Interest Payment Date to the Agents and the Lenders hereunder or under the other Credit Documents, (B) second, to the payment on a pro rata basis of Borrower Interest Expense (other than interest corresponding to any increase in the interest rate applicable to any Term Loan pursuant to Section 2.6) payable as of the applicable Semiannual Interest Payment Date to the Lenders and ordinary course settlement payments due and payable as of the applicable Semiannual Interest Payment Date to any Interest Rate Agreement Counterparty under any Secured Interest Rate Agreement, (C) third, to the payment on a pro rata basis of termination payments due and payable as of the applicable Semiannual Interest Payment Date to any Interest Rate Agreement Counterparty under any Secured Interest Rate Agreement, (D) fourth, if and to the extent applicable, to the Debt Service Reserve Account to meet the Debt Service Required Amount, (E) fifth, if and to the extent applicable, to the Supplemental Cash Reserve Account to meet the Supplemental Cash Reserve Requirement, (F) sixth, if and to the extent applicable, on a pro rata basis to prepay the Term Loans pursuant to Section 2.10(b), (G) seventh, to the payment on a pro rata basis of Borrower Interest Expense payable as of the applicable Semiannual Interest Payment Date to the Lenders corresponding to any increase in the interest rate applicable to any Term Loan pursuant to Section 2.6, and (H) eighth, if and to the extent applicable, to make Restricted Payments if permitted pursuant to Section 6.4. For the avoidance of doubt, (x) each payment made pursuant to this Section 5.10(a)(ii) on an Early Waterfall Run Date shall include any amounts that are, or are scheduled to become, due and payable on or prior to the applicable Semiannual Interest Payment Date, regardless of whether such amounts are due and payable as of such Early Waterfall Run Date and (y) neither any amount that may be payable by or to any Interest Rate Agreement Counterparty to any Co-Borrower on any Semiannual Interest Payment Date, nor the date on which any such amount is required to be paid, shall be affected in any respect by the occurrence of an Early Waterfall Run Date (but only to the extent that the Administrative Agent or the applicable Interest Rate Agreement Counterparty notifies the Co-Borrowers within the three (3) Business Day notice period that such payment must be made on the applicable Semiannual Interest Payment Date).

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(b)   Debt Service Reserve Account. Any Co-Borrower may deposit into the Debt Service Reserve Account any Cash held in any Operating Account (or may authorize the Administrative Agent to draw (or authorize the draw of) any DSR LC, upon which authorization the Administrative Agent shall so draw such DSR LC). Funds on deposit in the Debt Service Reserve Account and draws on any DSR LC shall be used solely to pay any shortfall in Borrower Interest Expense to the extent that the funds on deposit in the Operating Accounts (and any excess funds on deposit in the Supplemental Cash Reserve Account above the applicable amount listed in Schedule 5.10 as of the applicable Semiannual Interest Payment Date) are not sufficient to pay such shortfall. In addition, the Administrative Agent has the right (but not the obligation) to draw (or authorize the draw of) any DSR LC without the consent of any Co-Borrower to the extent there are insufficient funds on deposit in the Debt Service Reserve Account to pay such shortfall. Amount on deposit in the Debt Service Reserve Account in excess of the Debt Service Required Amount may be transferred to an Operating Account selected by the Co-Borrowers. In addition, if any Co-Borrower provides a DSR LC to replace cash amounts on deposit in the Debt Service Reserve Account, such amounts actually replaced by a DSR LC may be transferred to an Operating Account selected by the Co-Borrowers or as otherwise directed by the Co-Borrowers as a Permitted Distribution.

(c)   Supplemental Cash Reserve Account. Any Co-Borrower may deposit into the Supplemental Cash Reserve Account any Cash held in any Operating Account. Funds on deposit in the Supplemental Cash Reserve Account in excess of the applicable amount listed in Schedule 5.10 (as of the applicable Semiannual Interest Payment Date) shall be used solely to pay any shortfall in Borrower Interest Expense to the extent that the funds on deposit in the Operating Accounts are not sufficient to pay such shortfall. Amounts on deposit in the Supplemental Cash Reserve Account in excess of the then-applicable Supplemental Cash Reserve Requirement may be transferred as directed by the Co-Borrowers to an Operating Account selected by the Co-Borrowers.

5.11.   Distributions. On and after the fourth (4th) anniversary of the Closing Date, each Co-Borrower shall cause each Project Holdco and each Project Subsidiary to distribute, directly or indirectly, to each Co-Borrower all Cash that such Co-Borrower determines in good faith such Project Holdco or Project Subsidiary is not required to retain (a) for the development, ownership, operation or maintenance of the applicable Project, including the maintenance of any prudent (x) working capital reserves or (y) capital expenditure reserves, or (b) pursuant to the terms of any applicable Project Senior Financing and any other Contractual Obligations binding on such Project Subsidiary that are permitted under this Agreement.

5.12.   Energy Regulatory Status. Each Co-Borrower shall take, and shall cause the Project Holdcos and the Project Subsidiaries promptly to take, any and all actions necessary to maintain the Federal Energy Regulatory Authorizations, Exemptions, and Waivers, and as applicable to maintain exemption from or compliance with any State Electric Utility Regulations; provided that the failure to maintain the Federal Energy Regulatory Authorizations, Exemptions, and Waivers, or as applicable to maintain the exemption from or compliance with any State Electric Utility Regulations shall not constitute a breach of this Section 5.12 if such failure could not reasonably be expected to have a Portfolio Material Adverse Effect and is promptly cured.

5.13.   Compliance with Material Project Documents. Each Co-Borrower shall cause the Project Subsidiaries that own Material Projects to comply in all material respects with each applicable Material Project Document to which it is a party, except to the extent the counterparty to any such Material Project Document has waived compliance with any term thereof.

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5.14.   Compliance with Annual Operational Review of Business. The Co-Borrowers shall reasonably cooperate with and provide information reasonably requested by the Administrative Agent to allow the Administrative Agent to conduct an operational review, not more than once in any calendar year and in a manner substantially similar from year to year, of the business operations of each Co-Borrower, including asset management practices, reporting practices, staffing, policies and procedures.

5.15.   Material Projects. The Co-Borrowers shall at any time have designated sufficient Portfolio Projects as Material Projects such that all Portfolio Projects then designated as Material Projects (giving effect to any change in such designations) shall collectively have a prospective Base Case Debt Service Coverage Ratio of at least 1.0 to 1.0. Notwithstanding the foregoing, the Co-Borrowers may, in their sole discretion, at any time and from time to time, by delivering written notice (which may be in a Designation Notice) to the Administrative Agent, change the designation of any Portfolio Project as a Material Project or not a Material Project, so long as the Co-Borrowers provide a reasonably detailed calculation in such notice demonstrating that, after giving effect to such changes in designation, the foregoing requirement is satisfied. The Administrative Agent may, promptly and in any event no later than 10 Business Days following the date any such designation is made, contest any manifest error in such calculation, which the Co-Borrowers and the Administrative Agent shall promptly and reasonably cooperate to resolve.

5.16.   Concentration Limit. The Co-Borrowers shall take any and all actions necessary (including the designation of any Advanced Construction projects as Excluded Projects in accordance with Section 2.1(c)(i)) to cause the Allocable Share attributable to Portfolio Projects that are Advanced Construction Projects to be no more than 40% by no later than November 15, 2020.

SECTION 6.   NEGATIVE COVENANTS

Each Co-Borrower covenants and agrees that, so long as any Term Loan Commitment is in effect and until payment in full of all Obligations (other than contingent or indemnification obligations for which no claim has been made), such Co-Borrower shall perform, and (as applicable) shall cause the Project Holdcos and the Project Subsidiaries to perform, all covenants (unless waived by the Administrative Agent) in this Section 6.

6.1.   Indebtedness. No Co-Borrower shall, nor shall it permit any Project Holdcos or any of the Project Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)   the Obligations;

(b)   Indebtedness identified in Schedule 6.1(b) and any refinancings, refundings, renewals or extensions thereof;

(c)   Indebtedness of any Subsidiary of any Co-Borrower owed to such Co-Borrower or any other Co-Borrower in the nature of intercompany loans;

(d)   (i) Project Senior Financing incurred in connection with any Portfolio Project or any other Project set forth on Schedule 6.1(d) (as such Schedule 6.1(d) may be updated from time to time in connection with any Portfolio Project Addition or Excluded Project Designation, or otherwise with the consent of the Administrative Agent (such consent not to be unreasonably withheld)), and (ii) any other Project Senior Financing or Refinancing Project Senior Financing, in each case, so long as, the Co-Borrowers comply with Section 2.1(c)(v);

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(e)   in connection with the consummation of any acquisition of any Portfolio Project or Project Subsidiary (each, a “Permitted Acquisition”), obligations of any Project Subsidiary to pay the purchase price for such Permitted Acquisition or to pay earn-outs, in each case, over time or upon the satisfaction of certain conditions;

(f)   Indebtedness of a Project Subsidiary in the nature of guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Project Subsidiary, in each case pursuant to a power purchase agreement, renewable energy credit agreement or other project agreement;

(g)   Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business (excluding guaranties, performance, surety, statutory, appeal or similar obligations in favor of Project Subsidiaries);

(h)   Indebtedness in respect of netting services or overdraft protections in connection with Deposit Accounts;

(i)   guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of any Project Subsidiaries (excluding guarantees by any Credit Party of the obligations of Project Subsidiaries);

(j)   obligations (contingent or otherwise) existing or arising under any Swap Contract in accordance with the terms of any Project Senior Financing;

(k)   Indebtedness incurred by Project Subsidiaries expressly permitted in accordance with the terms of any Project Senior Financing;

(l)   guarantees by any Project Holdco (other than a Relevant Project Holdco) or any Project Subsidiary of or related to any Project Senior Financing; and

(m)   other Indebtedness of a Project Subsidiary or a Project Holdco in an amount not to exceed (i) $2,500,000 individually with respect to any Portfolio Project so long as, if such Indebtedness is in an amount in excess of $1,000,000, the Project Coverage Ratio with respect to the applicable Portfolio Project, calculated as of the date of incurrence of such Indebtedness after giving effect to such Indebtedness (as set forth in clause (b)(ii) of the definition of “Project Coverage Ratio”), satisfies the requirements set forth in clause (c) of the definition of “Eligibility Requirements” as of the date of the next applicable Compliance Certificate or (ii) an aggregate amount not to exceed $5,000,000 at any time outstanding.

6.2.   Liens. No Co-Borrower shall, nor shall it permit any Project Holdcos or any of the Project Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Co-Borrower, Project Holdco or any of the Project Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a)   Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document;

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(b)   statutory Liens for current Taxes not yet due and payable or delinquent and Liens for Taxes that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(c)   solely in the case of any Project Subsidiary, statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d)   solely in the case of any Project Subsidiary, Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar or related obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)   solely in the case of any Project Subsidiary, easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Co-Borrower, Project Holdco or any of their respective Project Subsidiaries;

(f)   solely in the case of any Project Subsidiary, any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted hereunder (or with respect to any deposits or reserves posted thereunder);

(g)   Liens solely on any cash earnest money deposits made by any Project Holdco or any of the Project Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)   solely in the case of any Project Subsidiary, purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)   solely in the case of any Project Subsidiary, Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)   solely in the case of any Project Subsidiary, any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)   non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Project Holdco or any of their respective Project Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of any Co-Borrower, Project Holdco or any of their respective Project Subsidiaries;

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(l)   Liens securing Indebtedness permitted by Section 6.1;

(m)   any security given to a public authority or other service provider or any other Governmental Authority by a Project Subsidiary when required by such public authority or other service provider or other Governmental Authority in connection with the operations of such Person in the ordinary course of its business;

(n)   any agreement to lease, option to lease, license, sub-lease or other right to occupancy assumed or entered by or on behalf of any Project Holdco or any of the Project Subsidiaries in the ordinary course of its business;

(o)   reservations, limitations, provisos and conditions, if any, expressed in any grants from any Governmental Authority or any similar authority;

(p)   Liens securing judgments not constituting an Event of Default under Section 7.1(h);

(q)   Liens in the nature of restrictions on changes in the direct or indirect ownership or control of any Subsidiary;

(r)   Liens on the assets of any Project Subsidiary set forth on Schedule 6.2(r) (as such Schedule 6.2(r) may be updated from time to time (i) in connection with any Portfolio Project Addition to reflect any such new Liens materially consistent with those Liens previously listed therein, (ii) in connection with any Excluded Project Designation to remove any Liens previously listed therein or (iii) otherwise with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)) securing Indebtedness of Persons other than the Credit Parties and their respective Subsidiaries; provided that the definitive documentation with respect to such Indebtedness shall provide that, upon a default thereunder, such Lien shall be released upon payment by such Project Subsidiary of the amount set forth opposite the name of such Project Subsidiary on Schedule 6.2(r);

(s)   Liens on the assets of any Subsidiaries securing performance of obligations under power purchase agreements and agreements for the purchase and sale of energy and renewable energy credits, performance-based incentives, state credits and other environmental attributes; and

(t)   Liens on the Equity Interests or assets of the Project Subsidiaries expressly permitted in accordance with the terms of any Project Senior Financing Documents.

6.3.   Disqualified Person. No Credit Party, nor any applicable Project Subsidiary thereof, shall be a Disqualified Person.

6.4.   Restricted Payments. No Co-Borrower shall declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment (except for Permitted Distributions) unless and until each of the following conditions is satisfied:

(a)   the Historic Borrower Coverage Ratio is greater than 1.25:1.00 as determined in the most recent quarterly Compliance Certificate (provided pursuant to Section 5.1(a)(i)), provided that if the foregoing test is not met for any Quarterly Period, the Co-Borrowers shall be required to demonstrate compliance with such test for two consecutive Quarterly Periods; provided, further, that, for purposes of this Section 6.4(a), the Historic Borrower Coverage Ratio condition shall not be deemed satisfied if the Co-Borrowers only achieve a 1.25:1.00 or better Historic Borrower Coverage Ratio because of Specified Equity Contributions made during the applicable period;

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(b)   each of the Debt Service Reserve Requirement and the Supplemental Cash Reserve Requirement is satisfied;

(c)   at any time following the expiration of the Availability Period, to the extent a Portfolio Project Ineligibility Event or Tax Equity Cash Reduction Event has occurred and is continuing, the Co-Borrowers have, in accordance with this Agreement, recalculated the Available Amount, repaid any Overadvance and delivered an updated Compliance Certificate confirming no Overadvance then exists;

(d)   to the extent an event of default has occurred and is continuing (following any applicable cure periods) under the Project Debt Financing Obligations with respect to Material Projects with an Allocable Share that is 20% or greater, (i) the Administrative Agent has conducted a desktop analysis of technical and production reports and, if the results of such analysis are materially divergent from the assumptions in the Financial Model, the Co-Borrowers and the Administrative Agent have agreed to any changes to the Financial Model, and (ii) the Co-Borrowers have, in accordance with this Agreement, recalculated the Available Amount, repaid any Overadvance and delivered a Compliance Certificate confirming no Overadvance then exists; and

(e)   no Default or Event of Default has occurred and is continuing.

All Restricted Payments permitted under this Section 6.4 (other than Permitted Distributions, which may be made at any time), if any, shall be made on Semiannual Interest Payment Dates or Early Waterfall Run Dates pursuant to Section 5.10(a)(ii)(H). Notwithstanding the foregoing, no Restricted Payments (other than Permitted Distributions) shall be permitted following the fourth (4th) anniversary of the Closing Date, except, solely with respect to the Semiannual Period that includes the fourth (4th) anniversary of the Closing Date and subject to the satisfaction of the conditions set forth in this Section 6.4, any Internally Generated Cash earned or generated prior to the fourth (4th) anniversary of the Closing Date, or unless consented to by the Requisite Lenders.

6.5.   Burdensome Agreements. Except as provided herein, no Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Project Subsidiary to (a) pay dividends or make any other distributions on any of such Project Subsidiary’s Equity Interests owned by the Co-Borrowers or any other Project Subsidiary of the Co-Borrowers, or (b) grant the Liens required pursuant to the terms of this Agreement and the Collateral Documents for the benefit of the Secured Parties, in either case, other than pursuant to (w) the terms of this Agreement or any Project Senior Financing Document, (x) any other agreement (i) executed prior to the Closing Date and previously disclosed to the Administrative Agent or (ii) approved by the Administrative Agent from time to time (such approval not unreasonably withheld or delayed), (y) the AssetCo Operating Agreement, or (z) any customary provision in any agreement that restricts the assignment of any agreement entered into in the ordinary course of business.

6.6.   Investments. No Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, directly or indirectly, use Internally Generated Cash to make or own any Investment in any Person, except:

(a)   Investments in Cash and Cash Equivalents;

(b)   equity Investments by any Credit Party or Subsidiary in any lower tier Project Subsidiary of such Credit Party or Subsidiary (including, for avoidance of doubt, any buyout of tax equity parties to any Tax Equity Financing Documents);

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(c)   solely in the case of any Project Subsidiary, Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices;

(d)   Permitted Acquisitions;

(e)   Investments as of the Closing Date described in Schedule 6.6;

(f)   Investments made by Project Subsidiaries expressly permitted pursuant to the terms of any Project Senior Financing Documents or consented to by counterparties thereto, including any purchase of membership interests by any Project Holdco or Project Subsidiary in any lower tier Project Subsidiary of such Project Holdco or Project Subsidiary;

(g)   other Investments in Subsidiaries solely to the extent made with the proceeds of any cash capital contributions to any Co-Borrower, in each case, received by such Co-Borrower following the Closing Date; and

(h)   solely in the case of any Project Subsidiary, Investments in Real Estate Assets in connection with the development of Projects.

Notwithstanding anything to the contrary set forth in this Agreement, the Pledgors, DESRI and other upstream owners of the Co-Borrowers shall be permitted (but not obligated) to make unlimited equity contributions to the Co-Borrowers (and, where applicable, the Co-Borrowers shall be permitted to make corresponding equity investments in the Project Holdcos or other Subsidiaries, and the Project Holdcos in the Project Subsidiaries or other Subsidiaries) for the purpose of making interest payments hereunder, making mandatory or optional prepayments or repayments of the Term Loans hereunder (including repayment of any Overadvance), curing breaches of Section 6.7 (subject to the limitation set forth in Section 7.2(a)), or making interest payments under or prepaying or repaying any Project Senior Financing or other Indebtedness of any Subsidiary of the Co-Borrowers.

6.7.   Financial Covenant. Each Co-Borrower shall not permit the Historic Borrower Coverage Ratio as of the last day of any Semiannual Period, beginning with the Semiannual Period ending February 28, 2021, to be less than 1.25:1.00; provided, that after the fourth (4th) anniversary of the Closing Date, (x) the foregoing requirement shall be reduced to 1.05:1.00, and (y) the calculation of the Historic Borrower Coverage Ratio for purposes of the foregoing requirement shall include the sculpted principal payments set forth in the Financial Model in the denominator thereof.

6.8.   Fundamental Changes. No Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or change its legal form; except:

(a)   any Subsidiary of any Co-Borrower may be merged with or into any Project Holdco, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Co-Borrower or any Project Holdco; provided, in the case of such a merger, such Project Holdco shall be the continuing or surviving Person;

(b)   internal corporate reorganizations of the Project Subsidiaries (including acquisition of shelf entities in connection with internal corporate reorganizations) so long as any such reorganization does not involve any Person other than the Project Holdcos or the Project Subsidiaries and is not adverse to the Lenders in any material respect;

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(c)   changes in the best interest of the Credit Parties and not adverse to the Lenders in any respect;

(d)   any Co-Borrower or any Project Holdco may transfer any assets to another Co-Borrower or another Project Holdco; and

(e)   any such change as related to a Portfolio Project, provided that, in the case of this clause (e), the respective Co-Borrower shall provide an updated Financial Model that shall be reasonably acceptable to the Administrative Agent and demonstrate compliance with the requirements set forth in clauses (i) and (ii) of the definition of “Available Amount” (and repayment of any applicable Overadvance) (for avoidance of doubt, only including in each calculation such updates resulting from such fundamental change).

6.9.   Disposition of Assets. If there shall occur and be continuing any Default, Event of Default or Overadvance pursuant to the terms of this Agreement, or there shall occur and be occurring any material event that would reasonably be expected to result in a Default, Event of Default or Overadvance pursuant to the terms of this Agreement, in each such case, no Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, convey, sell, lease or license, exchange, transfer or otherwise dispose of all or any part of its assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed; provided that this Section 6.9 shall not apply to any: (a) with respect to an Overadvance or potential Overadvance, transactions where the Co-Borrowers prepay any such Overadvance or pay such Overadvance contemporaneously with the closing of such transaction that would result therefrom in accordance with Section 2.10(a), (b) sales or other dispositions of assets that do not constitute Asset Sales, (c) Restricted Payments permitted under Section 6.4 (and, for avoidance of doubt, Permitted Distributions), (d) transfers or dispositions of any Excluded Project or any Excluded Subsidiary, (e) transfers or dispositions from one Co-Borrower to another Co-Borrower and (f) disposals of obsolete, worn out or surplus property.

6.10.   Conduct of Business. From and after the Closing Date, no Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses, including, for the avoidance of doubt, developing, owning, operating, maintaining, buying and selling Projects and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.11.   Transactions with Shareholders and Affiliates. No Co-Borrower shall, nor shall it permit any Project Holdco or any of the Project Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate on terms, considered together with the terms of all related and substantially concurrent transactions between such party and such Affiliate, that are materially less favorable to such party, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate in an arms’ length transaction; provided, the foregoing restriction shall not apply to (a) any transaction between any Co-Borrower, any Project Holdco or any of their Project Subsidiaries and another Co-Borrower, another Project Holdco or another Project Subsidiary; (b) the Affiliated Services Agreements, (c) any transactions allowed by the applicable lenders, creditors or other counterparties under any applicable Project Senior Financing that is reflected in the Financial Model; (d) reasonable and customary fees paid to the manager or members of the board of directors (or similar governing body) of any Project Holdco or any of the Project Subsidiaries; (e) compensation arrangements for officers and other employees of any Affiliate Project Party, Project Holdco or any of the Project Subsidiaries entered into in the ordinary course of business; (f) transactions as of the Closing Date described in Schedule 6.11 (as such Schedule 6.11 may be updated (i) in connection with any Portfolio Project Addition to reflect any such new agreements or transactions materially consistent with those agreements and transactions previously listed therein, (ii) in connection with any Excluded Project Designation to remove any agreement or transactions previously listed therein or (iii) otherwise with the consent of the Administrative Agent from time to time (such consent not to be unreasonably withheld or delayed)); (g) Restricted Payments permitted under Section 6.4 (and, for avoidance of doubt, Permitted Distributions); (h) reimbursements of Affiliates of DESRI or DESRI Holdings for third party expenses related to any Portfolio Project which is reflected in the Financial Model or for historical periods where the Co-Borrowers have met the financial covenant set forth in Section 6.7; and (i) other transactions with Affiliates not exceeding $500,000 in the aggregate in any Fiscal Year.

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6.12.   Use of Proceeds. No Credit Party shall use any part of the proceeds of the Term Loans, directly or knowingly indirectly, (A) for the purpose of financing any activities or business of or with any Person that is the target of Sanctions or in any Sanctioned Country, in each case in violation of applicable Sanctions, or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or (C) in any other manner that would constitute a violation of Sanctions by any party hereto.

6.13.   Amendments or Waivers of Organizational Documents and Project Senior Financing Documents. None of the Co-Borrowers shall, without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) agree to any termination, amendment in any material respect, restatement, supplement in any material respect or other material modification to, or material waiver of:

(a)   any of its or any Project Holdco’s Organizational Documents (including changes to its Fiscal Year, state of formation or corporate name);

(b)   accounting elections made independently for the Co-Borrowers or the Project Holdcos; provided any elections made on a portfolio or consolidated basis will not require any such consent;

(c)   subject to clause (d) below, any Project Senior Financing Documents, other than any terminations, expirations, amendments, restatements, supplements, modifications and waivers that could not reasonably be expected to have a Portfolio Material Adverse Effect or result in any Overadvance (taking into account any related prepayments under Section 2.10(a)); or

(d)   any Project Senior Financing Documents pertaining to Material Projects, other than: (i) any terminations or expirations in accordance with the express terms thereof; (ii) amendments, restatements, supplements, modifications and waivers that are permitted under the express terms of the Project Senior Financing Documents, or (iii) amendments, restatements, supplements, modifications and waivers that principally extend the tenor, improve the debt service coverage ratio or reduce the interest rate as related to any Project Senior Financing (provided that any such amendments, restatements, supplements, modifications and waivers that could reasonably be expected to worsen the debt service coverage ratio for any Material Project in any offtake-contracted period shall require consent of the Administrative Agent (such consent not unreasonably withheld or delayed)).

 SECTION 7.   EVENTS OF DEFAULT

7.1.   Events of Default. If any one or more of the following conditions or events shall occur:

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(a)   Failure to Make Payments When Due. Failure by any Co-Borrower to pay (i) when due any principal of any Term Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Term Loan, Unused Line Fees or amounts due under any Secured Interest Rate Agreement within three (3) Business Days after the date due; or (iii) any other fee, cost, charge or other amount due hereunder within ten (10) days after the earlier of the date on which any Co-Borrower receives written notice or has knowledge that such sum is due; or

(b)   Default in Other Agreements. (i) Failure of any Credit Party to pay when due any principal of or interest on or any other material amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a)) with an aggregate principal amount (or Net Mark-to-Market Exposure) of $5,000,000 or more, in each case beyond the grace period, if any, provided therefor; provided that, such default may be cured by an applicable Excluded Project Designation and payment of any resulting Overadvance pursuant to Section 2.10(a); or

(c)   Breach of Certain Covenants. (i) Failure of any Credit Party to perform or comply with any applicable term or condition contained in Section 5.2, Section 5.16 or Section 6 (other than Sections 6.4, 6.6, 6.7 and 6.11), (ii) failure of any Credit Party to perform or comply with any curable term or condition contained in Sections 6.4, 6.6 and 6.11 and such default shall not have been remedied or waived within two (2) Business Days after (x) the receipt by the Co-Borrowers of notice from the Administrative Agent or any Lender of such default or (y) actual knowledge by any Co-Borrower of such default, and (iii) failure of the Co-Borrowers to comply with the financial covenant set forth in Section 6.7 for two (2) Semiannual Periods (or, following the fourth (4th) anniversary of the Closing Date, one (1) Semiannual Period) following delivery of any Compliance Certificate (provided pursuant to Section 5.1(a)(i)) that demonstrates noncompliance with such covenant (which period shall commence from the last day of the Semiannual Period covered by the Compliance Certificate) and which is not cured pursuant to Section 7.2(a); or

(d)   Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any written statement or any certificate at any time given by any Credit Party or any of its Project Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false as of the date made or deemed made, and which (i) could reasonably be expected to cause a Portfolio Material Adverse Effect and (ii) remains uncured within thirty (30) days following the earlier of the date on which any Co-Borrower receives written notice or has knowledge thereof; or

(e)   Other Defaults Under Credit Documents. Any Co-Borrower shall default in the performance of or compliance with any other term contained herein or any of the other Credit Documents, other than any such term referred to in any other paragraph of this Section 7.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of the date on which any Co-Borrower receives written notice or has knowledge of such default; or

(f)   Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial or state law; or (ii) an involuntary case shall be commenced against any Credit Party under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

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(g)   Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Credit Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the manager or board of directors (or similar governing body) of any Credit Party shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(f); or

(h)   Judgments and Attachments. Any final and non-appealable money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(i)   Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j)   Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in an actual obligation of any Co-Borrower or Project Holdco to pay money in an amount in excess of $1,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property and rights to property belonging to any Co-Borrower or Project Holdco for an amount in excess of $1,000,000; or

(k)   Change of Control. A Change of Control shall occur; or

(l)   Collateral Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral (for the avoidance of doubt, any pledge of Equity Interests shall constitute a material portion of the Collateral) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

THEN, (1) upon the occurrence of any Event of Default described in Section 7.1(f) or 7.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Co-Borrowers by the Administrative Agent, (A) the Term Loan Commitments, if any, of each Non-Conduit Lender having such Term Loan Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Term Loans, and (II) all other Obligations; and (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.

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7.2.   Co-Borrowers’ Rights to Cure.

(a)   Specified Equity Contributions. Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 6.7, any equity contribution (in the form of common equity) made to the Co-Borrowers in connection with any Quarterly Period and on or prior to the day the Compliance Certificate for such Quarterly Period is delivered will, at the request of the Co-Borrowers, be included in the numerator of the Historic Borrower Coverage Ratio (or of the applicable constituent ratio in the calculation of the Historic Borrower Coverage Ratio) solely for the purposes of determining compliance with such financial covenant at the end of such Quarterly Period and any subsequent period that includes such Quarterly Period (any such equity contribution, a “Specified Equity Contribution”); provided that no more than six (6) Specified Equity Contributions will be made in the aggregate for purposes of satisfying the financial covenant set forth in Section 6.7. For the avoidance of doubt, upon the making of any Specified Equity Contribution that satisfies the covenant set forth in Section 6.7, any Default or Event of Default then existing as a result of the breach of such financial covenant shall be deemed to have been cured.

(b)   Individual Portfolio Projects or Project Subsidiaries. Notwithstanding anything to the contrary contained in Section 7.1, to the extent of the occurrence of an Event of Default as a result of an occurrence, situation, circumstance, action or inaction affecting a particular Portfolio Project or any related Project Holdco or Project Subsidiary, such Event of Default shall be deemed cured and no longer continuing so long as within ten (10) Business Days after such Event of Default, the applicable Portfolio Project or such applicable Project Holdco or Project Subsidiary is designated as an Excluded Project and/or an Excluded Subsidiary, as the case may be, and the Co-Borrowers pay any resulting Overadvance pursuant to Section 2.10(a). For the avoidance of doubt, upon any transfer or designation in accordance with this Section 7.2(b), the Collateral Agent shall release any Lien encumbering any item of Collateral that is the subject of such transfer or Excluded Project Designation in accordance with Section 8.8(a). Until the expiration of the above described ten (10) Business Day period, no actions described in the last paragraph of Section 7.1 shall be permitted.

7.3.   Certain Limitations on Equity Remedies. Notwithstanding anything to the contrary contained herein, each Agent and each Lender hereby agrees that: (a) any security interest of the Lenders in the Co-Borrowers or in any Project Holdco and any Specified Equity Remedy shall, with respect to any Portfolio Project, Project Holdco or Project Subsidiary comply with any applicable provisions or restrictions of the AssetCo Operating Agreement (as of the Closing Date as well as may be subsequently amended, amended and restated, supplemented or otherwise modified from time to time in any manner that is not materially adverse to the Lenders or that has been approved by the Administrative Agent) and any applicable Tax Equity Financing Documents of any applicable Project Holdco or Project Subsidiary; and (b) in no event shall any Agent or any Lender exercise any Specified Equity Remedy if such Agent or Lender or the applicable transferee is a Disqualified Person or Related Person; (c) it shall use commercially reasonable efforts to not change, or cause to be changed, the use of any Portfolio Project as originally intended or discontinue, or cause to discontinue, use of such Portfolio Project within the applicable ITC recapture period as would result in a recapture or other disallowance of all or any portion of any of the ITC claimed by the applicable tax equity investor or any Cash Grant received with respect to a Portfolio Project (if applicable) or would materially adversely affect the Portfolio Project’s eligibility for PTCs; and (d) in the event of the exercise of any Specified Equity Remedy, any subsequent owner, purchaser, assignee or lessee of such ownership interests shall be required to undertake that it will use commercially reasonable efforts to not change, or cause to be changed, the use of any Portfolio Project as originally intended or discontinue, or cause to discontinue, use of such Portfolio Project within the applicable ITC recapture period as would result in a recapture or other disallowance of all or any portion of any of the ITC claimed by the applicable tax equity investor or any Cash Grant received with respect to a Portfolio Project (if applicable) or would materially adversely affect the Portfolio Project’s eligibility for PTCs; provided, however, nothing in subclauses (c) and (d) of this Section 7.3 shall be deemed to cause any Agent, Lender or any subsequent owner, purchaser, assignee or lessee of such ownership interests to inject new capital or additional equity funds into any applicable Portfolio Project (or affected Project Subsidiary) in order to comply with such obligations, unless DESRI (or an Affiliate thereof) provides all of such capital or equity funding to ensure compliance. Nothing set forth in this Section 7.3 shall limit any other exercise of rights or remedies by the Secured Parties under the Credit Documents or applicable laws.

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 SECTION 8.   AGENTS

8.1.   Appointment of Agents. CS is hereby appointed Bookrunner hereunder, and each Lender hereby authorizes CS to act as Bookrunner in accordance with the terms hereof and the other Credit Documents. Each Lender hereby appoints CS as Administrative Agent and authorizes CS to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Each Secured Party hereby appoints Zions Bancorporation, N.A. as Collateral Agent and authorizes Zions Bancorporation, N.A. to act as Collateral Agent in accordance with the terms hereof and the other Credit Documents. Upon its appointment following the Closing Date, each Lender hereby authorizes the Paying Agent to act in such capacity in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. Following its appointment, the Paying Agent hereby agrees to receive all payments of or relating to the Obligations made by the Co-Borrowers to or on behalf of the Lenders and to disburse such payments to the applicable Lenders or other Secured Parties in accordance with the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Pledgor or any of its Subsidiaries. As of the Closing Date, CS, in its capacity as Bookrunner, shall not have any obligations but shall be entitled to all benefits of this Section 8. Each of the Bookrunner and any Agent described in clause (v) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Co-Borrowers. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent or the Paying Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.2.   Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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8.3.   General Immunity.

(a)   No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

(b)   Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including, for the avoidance of doubt, refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may result in a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any Pledgor and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5).

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(c)   Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 shall apply to any of the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the transactions contemplated by the Credit Documents as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.3 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.4.   Agents Entitled to Act as a Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder, if any. With respect to its participation in the Term Loans, if any, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity, if applicable. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Pledgor or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Co-Borrowers for services in connection herewith and otherwise without having to account for the same to the Lenders.

8.5.   Lenders’ Representations, Warranties and Acknowledgment.

(a)   Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)   Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Term Loans on the Closing Date or any other Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable, on the Closing Date or any other Credit Date.

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8.6.   Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. Any obligation to pay any amount required to be paid under this Agreement by any CS Conduit Lender, including under this Section 8.6, shall be limited to the amounts available to such CS Conduit Lender after paying or making provision for the payment of its Commercial Paper Note and shall be further limited to the amounts that such CS Conduit Lender obtains from its CS Conduit Support Providers to make such payment. Each Agent and Lender agrees that it will not have a claim under Section 101 of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by any CS Conduit Lender exceeds the amount available to such CS Conduit Lender to pay such amount after paying or making provision for the payment of its Commercial Paper Note.

8.7.   Successor Administrative Agent and Collateral Agent.

(a)   The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Co-Borrowers and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Co-Borrowers and the Administrative Agent and signed by the Requisite Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Co-Borrowers and the Requisite Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Co-Borrowers and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the resigning Administrative Agent, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Co-Borrowers, to appoint a successor Administrative Agent. If neither the Requisite Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or the Administrative Agent, any collateral security held by the Administrative Agent under any of the Credit Documents shall continue to be held by the resigning Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent and the resigning or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any resigning or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

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(b)   The Collateral Agent may resign at any time by giving prior written notice thereof to the Secured Parties and the Co-Borrowers, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Co-Borrowers and the Collateral Agent signed by the Requisite Lenders. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Co-Borrowers and the Requisite Lenders and the Collateral Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Co-Borrowers and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Administrative Agent and with the consent of the Co-Borrowers (such consent not to be unreasonably withheld or delayed), to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by the Requisite Lenders or the Administrative Agent, any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any resigning or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

8.8.   Collateral Documents.

(a)   Agents under Collateral Documents. Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Limited Guaranty. Each Secured Party hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, without further written consent or authorization from any Secured Party, the Collateral Agent may, and upon request of the Co-Borrowers shall, execute any documents or instruments necessary to, in connection with any sale or disposition of assets permitted by this Agreement, or the effectiveness of any designation of a Portfolio Project or Project Subsidiary as an Excluded Project or Excluded Subsidiary (or, for the avoidance of doubt, any Affiliate Project Party ceasing to be an Affiliate Project Party upon the effectiveness of such a designation or otherwise in accordance with this Agreement), as the case may be, under Section 2.1(c)(i), release any Lien encumbering any Collateral that is the subject of such sale or other disposition of assets, or such designation, or as to the release of which the Requisite Lenders (or such other Lenders as may be required to give such consent under Section 9.5) have otherwise consented.

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(b)   Right to Realize on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Co-Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral (or to enforce the Limited Guaranty), it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders or the Secured Parties, as applicable, in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

(c)   Release of Collateral, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than contingent or indemnification obligations for which no claim has been made) have been paid in full and all Term Loan Commitments have terminated or expired, upon request of the Co-Borrowers, the Collateral Agent and the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Co-Borrowers, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Co-Borrowers or any substantial part of their property, or otherwise, all as though such payment had not been made.

(d)   The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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8.9.   Withholding Taxes. If applicable and to the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

8.10.   Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, the Administrative Agent acting at the direction of the Requisite Lenders (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Co-Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)   to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due to the Administrative Agent under Sections 2.7, 10.2 and 10.3 allowed in such judicial proceeding); and

(c)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.7, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.7, 10.2 and 10.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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8.11.   CS Funding Agent.

(a)   The CS Funding Agent is appointed by the Lenders in the CS Lender Group as their agent hereunder, and such Lenders irrevocably authorize the CS Funding Agent to act as the contractual representative of such Lenders with the rights and duties expressly set forth herein and in the other Credit Documents. Any consent, authorization, concurrence or approval required by any CS Conduit Lender hereunder (or under any other Credit Document) shall be exercised by the CS Funding Agent, except with respect to any matter the determination of which results, or could reasonably be expected to result, in a disproportionately adverse effect on one or more CS Conduit Lenders. The CS Funding Agent agrees to act as such contractual representative upon the express conditions contained in this Section 8.11. Notwithstanding the use of the defined term “CS Funding Agent,” it is expressly understood and agreed that the CS Funding Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the CS Funding Agent is merely acting as the representative of the Lenders in the CS Lender Group with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the related Lenders’ contractual representative, the CS Funding Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders in the CS Lender Group within the meaning of Section 9-102 of the UCC as in effect in the State of New York and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Lenders part of the CS Lender Group agrees to assert no claim against the CS Funding Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each such Lender waives.

(b)   The CS Funding Agent shall have and may exercise such powers under the Credit Documents as are specifically delegated to the CS Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The CS Funding Agent shall not have any implied duties or fiduciary duties to the Lenders in the CS Lender Group, or any obligation to such Lenders to take any action hereunder or under any of the other Credit Documents except any action specifically provided by the Credit Documents required to be taken by the CS Funding Agent.

(c)   Neither the CS Funding Agent nor any of its directors, officers, agents or employees shall be liable to any Co-Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the gross negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Credit Documents.

(d)   Neither the CS Funding Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, (iii) the satisfaction of any condition specified in Section 3, (iv) the existence or possible existence of any Default or Event of Default, or (v) the validity, effectiveness or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith. The CS Funding Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Credit Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Credit Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, any Co-Borrower or any of their respective Affiliates.

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(e)   The CS Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by each of the Lenders in the CS Lender Group, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders. The CS Funding Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders in the CS Lender Group pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(f)   The CS Funding Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders in the CS Lender Group, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The CS Funding Agent, at the expense of the CS Non-Conduit Lender, shall be entitled to advice of counsel concerning the contractual arrangement between the CS Funding Agent and the Lenders in the CS Lender Group and all matters pertaining to the CS Funding Agent’s duties hereunder and under any other Credit Document.

(g)   The CS Funding Agent shall be entitled to rely upon any Term Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the CS Funding Agent, which counsel may be employees of the CS Funding Agent.

(h)   The CS Non-Conduit Lender agrees to reimburse and indemnify the CS Funding Agent (i) for any amounts not reimbursed by any Co-Borrower for which the CS Funding Agent is entitled to reimbursement by the Co-Borrowers under the Credit Documents, (ii) for any other reasonable and documented expenses incurred by the CS Funding Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the CS Funding Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the CS Funding Agent.

(i)   With respect to its Term Loan Commitment and Term Loans made by it and the Term Loan Notes (if any) issued to it, in its capacity as a Lender, the CS Funding Agent shall have the same rights and powers hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the CS Funding Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include the CS Funding Agent in its individual capacity. The CS Funding Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with any Co-Borrower or any of their Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

(j)   Each Lender part of the CS Lender Group acknowledges that it has, independently and without reliance upon the CS Funding Agent or any other Lender and based on the financial statements prepared by the Co-Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender part of the CS Lender Group also acknowledges that it will, independently and without reliance upon the CS Funding Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

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(k)   The CS Funding Agent may resign at any time by giving written notice thereof to the Lenders in the CS Lender Group, the Administrative Agent and the Co-Borrowers, and the CS Funding Agent may be removed at any time for cause by written notice received by the Lenders in the CS Lender Group. Upon any such resignation or removal, the Lenders in the CS Lender Group shall have the right to appoint a successor CS Funding Agent. If no successor CS Funding Agent shall have been so appointed by such Lenders and shall have accepted such appointment within thirty 30 days after the exiting CS Funding Agent’s giving notice of resignation or receipt of notice of removal, then the exiting CS Funding Agent may appoint, on behalf of the Lenders in the CS Lender Group, a successor CS Funding Agent (but only if such successor is reasonably acceptable to each such Lender) or petition a court of competent jurisdiction to appoint a successor CS Funding Agent. Upon the acceptance of any appointment as a CS Funding Agent hereunder by a successor CS Funding Agent, such successor CS Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting CS Funding Agent, and the exiting CS Funding Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any exiting CS Funding Agent’s resignation hereunder as CS Funding Agent, the provisions of this Section 8.11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the CS Funding Agent hereunder and under the other Credit Documents. Notwithstanding any provision in this Section 8.11 to the contrary, the CS Funding Agent that has provided notice of its resignation or has been provided notice of its removal shall be required to serve as CS Funding Agent until its successor has assumed such role.

(l)   Each Lender part of the CS Lender Group authorizes the CS Funding Agent to enter into each of the Credit Documents to which it is a party and each such Lender authorizes the CS Funding Agent to take all action contemplated by such documents in its capacity as the CS Funding Agent.

(m)   Notwithstanding any other provision of this Agreement, each of the parties hereto hereby agrees and covenants that it will not, in connection with its rights or obligations under this Agreement or any other Credit Document, institute against any CS Conduit Lender, or encourage, cooperate with or join any other Person in instituting against any CS Conduit Lender, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding up or liquidation of any CS Conduit Lender or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any CS Conduit Lender or for all or substantially all of its assets prior to the date that is one year and a day (or, if longer, the applicable preference period then in effect) after the last day on which any Commercial Paper Note shall have been outstanding. The provisions of this Section 8.11(m) shall survive the termination of this Agreement.

(n)   Each CS Conduit Lender may act hereunder by and through the CS Funding Agent.

(o)   Notwithstanding anything to the contrary contained herein, the obligations of any CS Conduit Lender under this Agreement are solely the corporate obligations of such CS Conduit Lender and shall be payable at such time as funds are received by or are available to such CS Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CS Conduit Lender but shall continue to accrue. Each party hereto agrees, in connection with its rights or obligations under this Agreement or any other Credit Document, that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes. The provisions of this Section 8.11(o) shall survive the termination of this Agreement.

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(p)   No recourse under any obligation, covenant or agreement of any CS Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of such CS Conduit Lender or any agent of such CS Conduit Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of any such CS Conduit Lender individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CS Conduit Lender or any agent thereof or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CS Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any CS Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement, provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 8.11(p) shall survive termination of this Agreement.

(q)   Notwithstanding anything in this Agreement to the contrary, no CS Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such CS Conduit Lender after paying or making provision for the payment of its Commercial Paper Notes and other amounts in accordance with its Commercial Paper Notes and applicable transaction documents. All payment obligations of each CS Conduit Lender hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes and other amounts in accordance with its Commercial Paper Notes and applicable transaction documents; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code (or otherwise) if and to the extent that any such payment obligation under this Agreement owed to it by a CS Conduit Lender exceeds the amount available to such CS Conduit Lender to pay such amount after paying or making provision for the payment of its Commercial Paper Notes and other amounts in accordance with its Commercial Paper Notes and applicable transaction documents. Any payment obligations of any Conduit Lender hereunder are to be made in accordance with the order of priorities set out in such CS Conduit Lender’s Commercial Paper Notes and applicable transaction documents. The provisions of this Section 8.11(q) shall survive the termination of this Agreement.

(r)   No pledge and/or collateral assignment by any CS Conduit Lender to a Conduit Support Provider of an interest in the rights of such CS Conduit Lender in any Term Loan made by such CS Conduit Lender and the Obligations shall constitute an assignment and/or assumption of such CS Conduit Lender’s obligations under this Agreement, such obligations in all cases remaining with such CS Conduit Lender. Moreover, any such pledge and/or collateral assignment of the rights of such CS Conduit Lender shall be permitted hereunder without further action or consent and, subject to compliance with the applicable terms and conditions of Section 9.6, any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such CS Conduit Lender’s right hereunder.

8.12.   Joinder Agreement. If, after the Closing Date, any Person becomes an Interest Rate Agreement Counterparty with respect to a Secured Interest Rate Agreement and such Person has not previously executed a counterpart of this Agreement or a Joinder Agreement in its capacity as an Interest Rate Agreement Counterparty, then such Person shall execute and deliver to the Administrative Agent and the Collateral Agent (a) a Joinder Agreement and (b) such other documentation as the Administrative Agent may reasonably request to evidence the due authorization, execution and delivery of this Agreement by such Person.

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 SECTION 9.   MISCELLANEOUS

9.1.   Notices.

(a)   Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, the Collateral Agent, the Administrative Agent or the CS Funding Agent, shall be sent to such Person’s address as set forth on Schedule 1-B or in the other relevant Credit Document, and in the case of any Lender or Interest Rate Agreement Counterparty, the address as indicated on Schedule 1-B or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided, further, any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 8.3(c) as designated by the Administrative Agent from time to time.

(b)   Electronic Communications. Notices and other communications to any Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including commercial datasites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Co-Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

9.2.   Expenses. The Co-Borrowers shall, upon the execution of this Agreement and the occurrence of the Closing Date, pay (a) to the Administrative Agent all of its reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation and closing of this Agreement and the other Credit Documents, including the reasonable and documented fees, expenses and disbursements of Milbank LLP or the Administrative Agent (subject to any agreed fee caps or limitations) in connection with the preparation of such documents and any amendments thereof, (b) to the Administrative Agent all of its reasonable and documented out-of-pocket costs and expenses in connection with (i) the administration of this Agreement and the other Credit Documents after the Closing Date, subject to the written approval of the Co-Borrowers prior to incurrence of any such amounts greater than $10,000 in aggregate and (ii) the performance of an annual operational review by a third party consultant, subject to the written approval of the Co-Borrowers prior to incurrence of any such amounts greater than $10,000 in aggregate, and (c) the reasonable and documented fees, expenses and disbursements of the Insurance Consultant and any independent engineer incurred in connection with the Credit Documents or the Term Loans or Term Loan Commitments, subject to the written approval of the Co-Borrowers prior to incurrence of any such amounts greater than $10,000 in aggregate. The Co-Borrowers shall reimburse the Administrative Agent and the Secured Parties for all costs and expenses, including all reasonable attorneys’ fees, expended or incurred by the Administrative Agent and/or any Secured Party in enforcing this Agreement or the other Credit Documents in connection with a Default or Event of Default, in actions for declaratory relief in any way related to this Agreement, or in collecting any sum which becomes due the Administrative Agent and/or any Secured Party under the Credit Documents; provided, however, that the Co-Borrowers shall not be responsible for the payment of any fees, costs, or other liabilities arising out of any dispute between or among the Secured Parties and their respective Affiliates, except to the extent that such dispute arises out of any failure of any Credit Party to perform its respective obligations under the Credit Documents.

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9.3.   Indemnity.

(a)   In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, each Co-Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and each Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Co-Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee or from a material breach of the funding obligations of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Co-Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)   To the extent permitted by applicable law, no Co-Borrower shall assert, and each Co-Borrower hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Co-Borrowers hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of any Lender or any Agent or any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent caused by the gross negligence or willful misconduct of such Lender or Agent or of any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c)   Each Co-Borrower also agrees that no Lender or Agent nor any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Co-Borrower or any person asserting claims on behalf of or in right of any Co-Borrower or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Co-Borrower to the extent that any losses, claims, damages, liabilities or expenses incurred by such Co-Borrower or its Affiliates or their respective officers, directors, employees, members, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or material breach of the funding obligations of such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

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9.4.   Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Co-Borrower at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Co-Borrower against and on account of the obligations and liabilities of any Co-Borrower to such Lender hereunder, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid immediately as directed by the Administrative Agent for further application in accordance with the provisions of Sections 2.13 and 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section 9.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.

9.5.   Amendments and Waivers.

(a)   Requisite Lenders’ Consent. Subject to the additional requirements of Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents (other than the Secured Interest Rate Agreements), or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of each applicable Credit Party and the Requisite Lenders; provided that the Administrative Agent may, with the consent of the Co-Borrowers only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment.

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(b)   Voting Parties’ Consent. Without the written consent of each Voting Party, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)   extend the scheduled final maturity of any Term Loan or Term Loan Note;

(ii)   waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)   reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.6) or any fee or any premium payable hereunder;

(iv)   extend the time for payment of any such interest, fees or premium;

(v)   reduce the principal amount of any Term Loan;

(vi)   amend, modify, terminate or waive any provision of this Section 9.5(b), Section 9.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders (or all Voting Parties) is required;

(vii)   amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

(viii)   release all or substantially all of the Collateral except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release); or

(ix)   consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c)   Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable. Each Interest Rate Agreement Voting Matter shall require the consent of each Interest Rate Agreement Counterparty.

(d)   Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender or Voting Party, execute amendments, modifications, waivers or consents on behalf of such Lender or Voting Party. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender and Voting Party at the time outstanding, each future Lender or Voting Party and, if signed by a Credit Party, on such Credit Party.

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(e)   Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Term Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Co-Borrowers, the Administrative Agent and such Lender.

9.6.   Successors and Assigns; Participations.

(a)   Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all the Lenders, and no Lender’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Lender except pursuant to Section 9.6(c). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   Register. Each Co-Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to each Co-Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

(c)   Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Term Loan Commitment or Term Loans owing to it or other Obligations, without the prior consent of the Co-Borrower or any other Credit Party only in the following circumstances (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of the Term Loans and the Term Loan Commitments):

(i)   to any Lender or any Affiliate of any Lender, or to any conduit lenders supported or administered by any Lender;

(ii)   to commercial banks, insurance companies, pension funds, or infrastructure funds (but excluding any hedge funds, private credit funds, distressed funds or similar investors);

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(iii)   in the event that an Event of Default has occurred and is continuing (for avoidance of doubt, after the expiration of any applicable cure periods), to any Person (other than a Natural Person); or

(iv)   following the fourth (4th) anniversary of the last day of the Fiscal Quarter in which the Closing Date occurred, provided that CS (together with its Affiliates and any conduit lenders supported or administered by CS) in the aggregate continue to constitute the Requisite Lenders, to any Person (other than a Natural Person).

In all other cases, each Lender shall be permitted to sell, assign or transfer all or a portion of its rights and obligations under this Agreement only with the consent of each Co-Borrower. Additionally, no Lender part of the CS Lender Group shall be permitted to sell, assign or transfer all or a portion of its rights and obligations under this Agreement without the prior written approval of the CS Funding Agent.

(d)   Mechanics.

(i)   Following prior notice of at least five (5) Business Days to each Co-Borrower, assignments and assumptions of Term Loans and Term Loan Commitments by the Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement, with a copy of such Assignment Agreement promptly delivered to each Co-Borrower. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(c).

(ii)   In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments as directed by the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of each Co-Borrower and the Administrative Agent, the applicable Pro Rata Share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Term Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e)   Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Term Loan Commitments and Term Loans, as the case may be, represents and warrants as of the Closing Date or as of the date on which the applicable assignment of Term Loan Commitments and/or Term Loans hereunder becomes effective that (i) it is a permitted assignee pursuant to Section 9.6(c); (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control); and (iv) it is not the target of any Sanctions and is in compliance with all Sanctions Laws, Anti-Corruption laws, the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

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(f)   Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the date on which the applicable assignment of Term Loan Commitments and/or Term Loans hereunder becomes effective (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Term Loans and Term Loan Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the date on which the applicable assignment of Term Loan Commitments and/or Term Loans hereunder becomes effective; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Term Loan Commitments shall be modified to reflect any Term Loan Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to the Administrative Agent for cancellation, and thereupon each Co-Borrower shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Term Loan Commitments and/or outstanding Term Loans of the assignee and/or the assigning Lender.

(g)   Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of each Co-Borrower, shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing, to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Co-Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Co-Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(h)   Participations.

(i)   Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Pledgor, any of its Subsidiaries or any of its Affiliates or any Natural Person) in all or any part of its Term Loan Commitments, Term Loans or in any other Obligation, subject to the terms of this Section 9.6(h). Each Lender that sells a participation pursuant to this Section 9.6(h) shall, acting solely for this purpose as a non-fiduciary agent of each Co-Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to any Term Loan or other obligations under this Agreement (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Term Loan Commitments, Term Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Term Loan Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations or Section 1.163-5(b) of the Proposed U.S. Treasury Regulations (or any amended or successor version). Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation with respect to any Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(ii) The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder (and the respective Lender shall retain such rights to take or omit to take any such action), except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Term Loan or Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating, (D) amend the definitions of Available Amount, the Historic Borrower Coverage Ratio, the Prospective Borrower Coverage Ratio, the Consolidated Coverage Ratio or the Base Case Debt Service Coverage Ratio (but not, for the avoidance of doubt, the definition of Agreed Stress Case (other than the reference therein to the P90 Production Case)), (E) waive or release DESRI from its obligations under the Limited Guaranty, or (F) amend the definitions of Eligible Project or Eligibility Requirements, provided that the Administrative Agent may, in its sole discretion, at any time and from time to time, waive any term or condition provided for in the definitions of Eligible Project and Eligibility Requirements.

(iii) Each Co-Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with each Co-Borrower’s prior written consent (not to be unreasonably withheld or delayed) and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless each Co-Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of each Co-Borrower, to comply with Section 2.16 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to any Co-Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender; provided such participant agrees to be subject to Section 2.13 as though it were a Lender.

(i)   Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Term Loans, the other Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as among each Co-Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

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9.7.   Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.8.   Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in Sections 2.13, 8.3(b) and 8.6 shall survive the payment of the Term Loans, and the termination hereof.

9.9.   No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10.   Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state, provincial or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11.   Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12.   Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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9.13.   Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.14.   APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

9.15.   CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (E) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, SUCH COURTS.

9.16.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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9.17.   Confidentiality.

(a)   Each Agent and each Lender shall hold all non-public information regarding each Pledgor and its Subsidiaries, Affiliates and their businesses obtained by such Agent or such Lender pursuant to the requirements hereof confidential in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature and shall treat all such information as confidential, it being understood and agreed by the Co-Borrowers that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent, and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors, clients and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 9.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Co-Borrowers and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.17 or other provisions at least as restrictive as this Section 9.17), (iii) disclosure to any rating agency (including by means of a password protected internet website maintained in connection with Rule 17g-5); provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties and/or their Subsidiaries received by it from any Agent or any Lender, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform the Co-Borrowers promptly thereof to the extent not prohibited by law) and (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates. In addition, (y) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents and (z) (A) each CS Conduit Lender may disclose to its respective CS Conduit Support Providers, upon the request or demand of Governmental Authorities having jurisdiction over such CS Conduit Lender, and to any rating agency rating commercial paper issued by such CS Conduit Lender (including its professional advisors), the identities of (and other material information regarding) the Co-Borrowers, any other Credit Party, the Collateral for any Term Loan made by such CS Conduit Lender and any of the terms and provisions of the Credit Documents that it may deem necessary or advisable and (B) each CS Conduit Lender (or its related managing agent or program manager, as applicable) may post to a secured password-protected internet website maintained by such CS Conduit Lender (or its related managing agent or program manager, as applicable) and required by any rating agent in connection with Rule 17g-5, the following information: (1) its liquidity agreement, (2) a copy of this Agreement (including any amendments hereto), (3) any monthly transaction surveillance reports and (4) such other information as may be requested by such rating agency from time to time; provided that, in the case of subclauses (A) and (B), prior to any disclosure to a rating agency, such rating agency shall undertake in a non-disclosure agreement or other writing to preserve the confidentiality of any confidential information relating to the Credit Parties and/or their Subsidiaries received by it from any CS Conduit Lender. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

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(b)   No party hereto shall make any press release with respect to the matters set forth herein without the prior consent of the Co-Borrowers and the Administrative Agent.

9.18.   Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Co-Borrowers shall pay to the Lenders an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Co-Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Co-Borrowers.

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9.19.   Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.20.   PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name, taxpayer identification number and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act or the Beneficial Ownership Regulation. Each Co-Borrower shall (x) promptly following a request by any Lender, the Administrative Agent or the Collateral Agent, provide all documentation and other information that such Lender, the Administrative Agent or the Collateral Agent, as applicable, requests in order to comply with its ongoing obligations under applicable “know your customer”, Anti-Corruption Laws, any other applicable terrorism and money laundering laws, rules, regulations and orders and any rules or regulations thereunder, including the PATRIOT Act and the Beneficial Ownership Regulation and (y) promptly after any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, but in no event more than three Business Days thereafter, each Co-Borrower shall provide any additional information that the Lenders reasonably believe is necessary to be delivered to comply with the Beneficial Ownership Regulation.

9.21.   Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.22.   No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

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9.23.   Alternate Index Determination. If at any time any Eurodollar Rate Loan is outstanding and if the London interbank offered rate becomes unavailable or cannot be determined, the Administrative Agent and the Co-Borrowers shall agree in good faith on an alternative replacement index.

9.24.   Acknowledgment and Consent to Bail-in of Bail-In Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any other Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bail-In Financial Institution arising under this Agreement or any other Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is a Bail-In Financial Institution;

(b)   the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; or (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Bail-In Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(c)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

9.25.   Acknowledgment Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

105

(b)   As used in this Section the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

[Remainder of page intentionally left blank]

106

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CO-BORROWERS:

DESRI FINANCING 3, L.L.C.

By:	/s/ David Zwillinger
Name: David Zwillinger
Title: Authorized Signatory

DESRI PORTFOLIOS FINANCING, L.L.C.

By:	/s/ David Zwillinger
Name: David Zwillinger
Title: Authorized Signatory

DESRI PORTFOLIOS 2 FINANCING, L.L.C.

By:	/s/ David Zwillinger
Name: David Zwillinger
Title: Authorized Signatory

Signature Page to Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent, CS Funding Agent, Arranger and Bookrunner

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title:Director

By:	/s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Director

Signature Page to Credit Agreement

ZIONS BANCORPORATION, N.A.,
as Collateral Agent and Joint Lead Arranger

By:	/s/ Logan Luzzo
Name: Logan Luzzo
Title: Authorized Signatory

Signature Page to Credit Agreement

CRUEDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

By:	/s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Authorized Signatory

ZIONS BANCORPORATION, N.A.,
as Lender

By:	/s/ Logan Luzzo
Name: Logan Luzzo
Title: Authorized Signatory

ALPINE SECURITIZATION LTD.,
as Lender

By: Credit Suisse AG, New York Branch, as attorney-in-fact

By:	/s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Director

By:	/s/ Jason Ruchelsman
Name: Jason Ruchelsman
Title: Director

MOUNTCLIFF FUNDING LLC,
as Lender

By:	/s/ Josh Borg
Name: Josh Borg
Title: Authorized Signatory

Signature Page to Credit Agreement

SCHEDULE 1-A

TO CREDIT AGREEMENT

Term Loan Commitments on the Closing Date

Lender	Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	175,000,000
Zions Bancorporation, N.A.	35,000,000
Total	$210,000,000.00

SCHEDULE 1-A

SCHEDULE 1-B

TO CREDIT AGREEMENT

Notice Addresses

For Each Credit Party:

c/o D. E. Shaw & Co., L.P.

1166 Avenue of the Americas, Ninth Floor
New York, NY 10036

Attention: General Counsel

Telephone: (212) 478-0000

Facsimile: (212) 478-0001

SCHEDULE 1-B

For the Administrative Agent or the CS Funding Agent:

Credit Suisse AG, New York Branch

11 Madison Avenue, Fourth Floor

New York, New York 10010

Attention: Ken Aiani

Phone: (212) 325-0432

E-mail: list.afconduitreports@credit-suisse.com

SCHEDULE 1-B

For the Collateral Agent:

Zions Bancorporation, N.A.

1900 Main Street, Suite 350

Irvine, CA 92614

Attn: Kristine Price

Telephone: 949-251-7733

Facsimile: 949-251-7731

Email: Kristine.Price@calbt.com

with a copy to:

Zions Bancorporation, N.A.,

200 N. Pacific Coast Highway, Suite 1850

El Segundo, CA 90245

Attn: Efrain Soto

Email: Efrain.Soto@zionsbancorp.com, Logan.Luzzo@zionsbancorp.com and PFG@zionsbancorp.com

SCHEDULE 1-B

For the Lenders:

NON-CONDUIT LENDERS

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

c/o Credit Suisse AG, New York Branch

11 Madison Avenue, Fourth Floor

New York, New York 10010

Attention: Ken Aiani

Tel: (212) 325-0432

E-mail: list.afconduitreports@credit-suisse.com

ZIONS BANCORPORATION, N.A.

1900 Main Street, Suite 350

Irvine, CA 92614

Attn: Kristine Price

Telephone: 949-251-7733

Facsimile: 949-251-7731

Email: Kristine.Price@calbt.com

with a copy to:

Zions Bancorporation, N.A.,

200 N. Pacific Coast Highway, Suite 1850

El Segundo, CA 90245

Attn: Efrain Soto

Email: Efrain.Soto@zionsbancorp.com, Logan.Luzzo@zionsbancorp.com and PFG@zionsbancorp.com

CS CONDUIT LENDERS

MOUNTCLIFF FUNDING LLC

c/o 20 Gates Management

120 West 45th Street, Suite 3700

New York, NY 10036

Attention: Josh Borg/ Alex Smith

Tel: (212) 295-3784/ (212) 295-3746

E-mail: mountcliff@20gates.com

ALPINE SECURITIZATION LTD

11 Madison Avenue, Fourth Floor

New York, NY 10010

Attention: Ken Aiani

Tel: (212) 325-0432

E-mail: kenneth.aiani@credit-suisse.com

SCHEDULE 1-B

EXHIBIT A TO
CREDIT AGREEMENT

FUNDING NOTICE

Reference is made to the Credit Agreement, dated as of July 20, 2020 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C. and DESRI PORTFOLIOS 2 FINANCING, L.L.C. (each a “Co-Borrower” and collectively the “Co-Borrowers”), the Lenders party thereto from time to time, the Interest Rate Agreement Counterparties party thereto from time to time, CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent, Arranger, Bookrunner and CS Funding Agent and ZIONS BANCORPORATION, N.A. as Collateral Agent.

Pursuant to Section 2.1 of the Credit Agreement, the Co-Borrowers desire that the Non-Conduit Lenders make the following Term Loans to the Co-Borrowers in accordance with the applicable terms and conditions of the Credit Agreement on [                           ], 20[    ] (the “Credit Date”):

Term Loans

☐	[Base Rate Loans][Eurodollar Rate Loans]	$___,___,___[1]

The Non-Conduit Lenders’ pro rata shares (based on their respective undrawn Term Loan Commitments) of such Term Loans is the following:

[Non-Conduit Lender Name]	[Amount]
[Non-Conduit Lender Name]	[Amount]

The Co-Borrowers hereby certify that:

(i)          after making the Term Loans requested on the Credit Date, the aggregate outstanding amount of the Term Loans shall not exceed the Term Loan Commitments;

(ii)          as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties are true and correct in all respects as so qualified) on and as of the Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

EXHIBIT A-1-1

(iii)          as of the Credit Date, (a) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby and the transactions to be consummated on the Credit Date that would constitute an Event of Default or an Overadvance, and (b) other than has already been disclosed to the Administrative Agent, as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the applicable Credit Extension and the transactions to be consummated on the Credit Date that would constitute a Default;

(iv)          no material event, casualty or occurrence has occurred and is continuing that could reasonably be expected to have a Portfolio Material Adverse Effect;

(v)          After giving effect to the requested borrowing of Term Loans, the total number of times Term Loans have been made during the calendar quarter that includes the Credit Date does not exceed five (5);

(vi)          after giving effect to the requested borrowing of Term Loans, the Availability Conditions will be satisfied;

(vii)          (i) the Available Amount is $__________ and (ii) after giving effect to the requested borrowing of Term Loans, the Outstanding Amount of the Term Loans will be $__________; and

(viii)          the conditions precedent to the obligation of each Non-Conduit Lender to make any Term Loan set forth in Section 3.2 of the Credit Agreement have all been satisfied.

The account of [Co-Borrower]2 to which the proceeds of the Term Loans requested on the Credit Date are to be made available by the Non-Conduit Lenders to such Co-Borrower is as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

[The account of [Co-Borrower] to which the proceeds of the Term Loans requested on the Credit Date are to be made available by the Administrative Agent to such Co-Borrower is as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

[1]
Note: Such amount of Term Loans must be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (unless otherwise agreed by the Administrative Agent).

[2]	Note: Specific Co-Borrower to be listed. If separating wires between the Co-Borrowers, Co-Borrowers to specify amount with respect to each Co-Borrower.
EXHIBIT A-1-2

The account of [Co-Borrower] to which the proceeds of the Term Loans requested on the Credit Date are to be made available by the Administrative Agent to such Co-Borrower is as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:	][3]

[3]
Note: To be included for each additional Co-Borrower account as applicable.  If more than one Co-Borrower account is included, Co-Borrowers to specify the percentage of the proceeds of the Term Loans to be transferred to each account.

EXHIBIT A-1-3

Date __________[4]

DESRI FINANCING 3, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS 2 FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

[4]
Note: Notice must be delivered no later than 10:00 a.m. (New York, New York time) at least three (3) Business Days (or such shorter period as may be agreed by the Administrative Agent) in advance of the proposed Credit Date.

EXHIBIT A-1-4

EXHIBIT B
TO
CREDIT AGREEMENT

FORM OF TERM LOAN NOTE

No. [_____]

New York, New York
[___________], 20[__]

For value received, the undersigned, DESRI FINANCING 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI PORTFOLIOS FINANCING, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI PORTFOLIOS 2 FINANCING, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), unconditionally promise to pay to [_______________], or its permitted assigns [(the “Lender”)]

1/[ (the “CS Funding Agent”)]2, the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this Term Loan Note advanced by the [Lender]3/[Lenders that are part of the CS Lender Group]4 to the Co-Borrowers pursuant to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among each Co-Borrower, the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent, funding agent, joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger, and all other amounts owed by the Co-Borrowers to the [Lender]5/[Lenders that are part of the CS Lender Group]6 hereunder.

[1]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[2]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

[3]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[4]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

[5]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[6]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

EXHIBIT B - 1

Payments of principal of, and interest on, this Term Loan Note are to be made to the [Lender]7/[CS Funding Agent]8 in lawful money of the United States of America.

This is one of the Term Loan Notes referred to in Section 2.4 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.1 of the Credit Agreement.

This Term Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement, and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Co-Borrowers and the rights of the holder of this Term Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

The Co-Borrowers authorize the [Lender]9/[CS Funding Agent]10 to record on the schedule annexed to this Term Loan Note the date and amount of each Term Loan made by the [Lender]11/[Lenders that are part of the CS Lender Group]12 and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. The Co-Borrowers further authorize the [Lender]13/[CS Funding Agent]14 to attach to and make a part of this Term Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Co-Borrowers’ obligations to repay the full unpaid principal amount of the Term Loans.

The Co-Borrowers further agree to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and the Co-Borrowers agree to pay any other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Term Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Credit Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Co-Borrowers.

7	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[8]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

[9]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[10]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

[11]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[12]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.

[13]	Include for any Non-Conduit Lender other than the CS Non-Conduit Lender.

[14]	Include for the CS Funding Agent on behalf of the Lenders that are part of the CS Lender Group.
EXHIBIT B - 2

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Term Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

Except as permitted by the Credit Agreement, this Term Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person.

THIS TERM LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
EXHIBIT B - 3

DESRI FINANCING 3, L.L.C.
as a Co-Borrower

By:
Name:
Title:

DESRI PORTFOLIOS FINANCING, L.L.C.
as a Co-Borrower

By:
Name:
Title:

DESRI PORTFOLIOS 2 FINANCING, L.L.C.
as a Co-Borrower

By:
Name:
Title:

EXHIBIT B - 4

Date	Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT B - 5

EXHIBIT C-1 TO
CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

I am an Authorized Officer of DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C. and DESRI PORTFOLIOS 2 FINANCING, L.L.C. (each a “Co-Borrower” and collectively the “Co-Borrowers”), and hereby certify on behalf of the Co-Borrowers, solely in my capacity as an Authorized Officer of the Co-Borrowers, and not in my individual capacity, as follows:

1.          I have reviewed the terms of that certain Credit Agreement, dated as of July 20, 2020 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among each Co-Borrower, the Lenders party thereto from time to time, CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent, Arranger, Bookrunner and CS Funding Agent and ZIONS BANCORPORATION, N.A. as Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Co-Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements.

2.          Attached hereto in Annex A is the most recent version of the Financial Model, including (a) reasonably detailed calculations of the Available Amount, including the calculation of [(i) the Historic Borrower Coverage Ratio as of the immediately preceding Quarterly Date and (ii)]1 the Prospective Borrower Coverage Ratio and the prospective Consolidated Coverage Ratio each from and after the date of such calculation, and (b) a Portfolio Project data tape.

3.          [After taking account of the effect of such designation, each]2 [Each] Project included in the Available Amount is an Eligible Project.

4.          No Default or Event of Default has occurred and is continuing.

5.          The Outstanding Amount of the Term Loans is $__________, and the Available Amount is $__________;

The foregoing certifications, together with the computations set forth in the annexes attached hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered on                         pursuant to Section 5.1(a) of the Credit Agreement.

[1]	Note: To be included only for Compliance Certificates delivered in connection with any Semiannual Interest Payment Date (or Early Waterfall Run Date).

[2]
Insert for any Compliance Certificate submitted in connection with a Portfolio Project Addition or Excluded Project Designation (substantially simultaneous designations constituting a single designation).

EXHIBIT C - 1

DESRI FINANCING 3, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS 2 FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

EXHIBIT C - 2

ANNEX A TO
COMPLIANCE CERTIFICATE
EXHIBIT C - 3

EXHIBIT C-2
TO
CREDIT AGREEMENT

FORM OF PORTFOLIO PROJECT DATA TAPE
EXHIBIT C-2 - 1

EXHIBIT D-1
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”), dated as of the Effective Date set forth below, is entered into among the assignor defined in item 1 below (“Assignor”) and the assignee defined in item 2 below (“Assignee”). Capitalized terms used in this Assignment and Assumption Agreement and not defined herein have the meanings provided in the Credit Agreement defined in item 5 below, receipt of a copy of which is hereby acknowledged by Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated by reference and made part of this Assignment and Assumption Agreement as if set forth fully herein.

For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Assignee and the Assignor as contemplated below, (i) all of Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, and any other document or instrument delivered pursuant thereto, to the extent related to the amount and percentage interest identified in item 6 below of all of such outstanding rights and obligations of Assignor under the Credit Agreement and the other Credit Documents and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Credit Documents and any other document or instrument delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by Assignor to Assignee pursuant to clauses (i) and (ii) above, collectively, the “Assigned Interest”). Each such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by Assignor.

1.	Assignor: [●].

2.	Assignee: [●].

3.	Co-Borrowers: DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C., and DESRI PORTFOLIOS 2 FINANCING, L.L.C., each as a Co-Borrower, and together, the Co-Borrowers.

4.	Administrative Agent: CREDIT SUISSE AG, NEW YORK BRANCH
EXHIBIT D-1 - 1

5.
Credit Agreement:  Credit Agreement, dated as of July 20, 2020 (as may be amended, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), funding agent (in such capacity, together with its successors and assigns in such capacity, the “CS Funding Agent”), joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger.

6.	Assigned Interest in Term Loan Commitment:

Facility Assigned	Aggregate principal amount of Term Loan Commitment / Term Loans held by Assignor	Aggregate principal amount of Term Loan Commitment / Term Loans assigned	Percentage of aggregate principal of Term Loan Commitment / Term Loans assigned
Term Loan Commitment	$[ ]	$[ ]	%[ ]
Term Loans	$[ ]	$[ ]	%[ ]

7.	Effective Date: [●]

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EXHIBIT D-1 - 2

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

ASSIGNOR
[Name]

By:
Name:
Title:

ASSIGNEE
[Name]

By:
Name:
Title:

EXHIBIT D-1 - 3

[Acknowledged and Approved:

CO-BORROWERS:

DESRI FINANCING 3, L.L.C.

By:
Name:
Title:

DESRI PORTFOLIOS FINANCING, L.L.C.

By:
Name:
Title:

DESRI PORTFOLIOS 2 FINANCING, L.L.C.

By:
Name:
Title:[1]

1          If applicable pursuant to Section [9.6(c)] of the Credit Agreement.
EXHIBIT D-1 - 4

Acknowledged:

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

[Acknowledged and Approved:

CREDIT SUISSE AG, NEW YORK BRANCH,
as CS Funding Agent

By:
Name:
Title: ][1]

1          If applicable pursuant to Section [9.6(c)] of the Credit Agreement.
EXHIBIT D-1 - 5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

1.          Representations and Warranties.

a.  Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Documents, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Co-Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Documents or (iv) the performance or observance by the Co-Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

b.  Assignee.  Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all of the requirements to be an assignee under Section 9.6 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6 thereof), (iii) from and after the Effective Date, (A) it shall be bound by the provisions of the Credit Agreement1 and the other Credit Documents, in each case, to the extent of the Assigned Interest and (B) it shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement, as applicable and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest, and (vii) if it is a foreign Lender, attached to the Assignment and Assumption Agreement is documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, Assignor or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Documents, are required to be performed by it as a Lender.

2.  Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts that have accrued to but excluding the Effective Date and to Assignee for amounts that have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of an originally executed counterpart of this Assignment and Assumption Agreement.  This Assignment and Assumption Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

[1]
One such provision is the requirement under Section 2.16(c) of the Credit Agreement to deliver United States Internal Revenue Service Forms W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, to the Administrative Agent and the Co-Borrowers.

EXHIBIT D-1 - 6

EXHIBIT D-2
TO
CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [______], is executed by [_____], a [______] (the “Joining Party”), and acknowledged by ZIONS BANCORPORATION, N.A., in its capacity as collateral agent under the Credit Agreement (as defined below) (together with its successors and assigns in such capacity, the “Collateral Agent”) and CREDIT SUISSE AG, NEW YORK BRANCH (“CS”), in its capacity as Administrative Agent under the Credit Agreement (as defined below) (together with its successors and assigns in such capacity, the “Administrative Agent”).

Reference is made to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, the Collateral Agent, Zions Bancorporation, N.A. as joint lead arranger, the Administrative Agent, and CS, as funding agent, joint lead arranger and bookrunner.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Joining Party, as an Interest Rate Agreement Counterparty, has entered into a Secured Interest Rate Agreement, dated as of the date hereof, between the Joining Party and [Name of Co-Borrower(s) party to the agreement] (the “New Secured Interest Rate Agreement”).

Each of the parties hereto agrees that (a) the Joining Party hereby becomes a Secured Party and (b) the obligations of the Co-Borrowers under the New Secured Interest Rate Agreement (either as counterparties to the New Secured Interest Rate Agreement or pursuant to Section 2.21 of the Credit Agreement) are Secured Obligations (as used herein, as defined in each of the Pledge and Security Agreement and the Affiliate Pledge Agreement) and, accordingly, such Secured Obligations are secured by a pari passu first priority Lien on the Collateral as contemplated by the Credit Agreement and the other Credit Documents.  Each of the parties hereto acknowledges and accepts and confirms the Joining Party’s agreements set forth below.

The Joining Party hereby agrees as follows:

1.          That all Secured Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Agent, for the benefit of the Secured Parties, to secure any Secured Obligations whether or not upon property otherwise constituting collateral to such Secured Obligations and that all Liens will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and ratably as contemplated by the Credit Agreement.
EXHIBIT D-2 - 1

As of the date hereof, the Joining Party shall be deemed to be a party to the Credit Agreement as an Interest Rate Agreement Counterparty for all purposes that the Interest Rate Agreement Counterparties are parties thereof.  From and after the date hereof, the Joining Party shall have all of the obligations of an Interest Rate Agreement Counterparty thereunder as if it had executed the Credit Agreement on the date thereof.  The Joining Party hereby ratifies, as of the date hereof, and agrees, to be bound by, all of the terms, provisions and conditions applicable to the Interest Rate Agreement Counterparties contained in the Credit Agreement and agrees to be bound by any amendment, waiver or modification to the Credit Agreement, and any direction issued thereunder, as if a party to the Credit Agreement on the date thereof.

The Joining Party consents to and recognizes the first lien pari passu status of all existing Secured Obligations.

The Joining Party (a) acknowledges and confirms the designation and appointment of the Collateral Agent pursuant to the Credit Agreement and (b) consents to and directs the Collateral Agent to perform its obligations under the Credit Agreement and the other Collateral Documents.

The address for notices for the Joining Party for purposes of all notices and other communications is __________, __________, Attention of __________ (Facsimile No. __________, electronic mail address: ____________).

 This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopy or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.
EXHIBIT D-2 - 2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first set forth above.

[_______], as Joining Party

By:
Name:
Title:

[Signature Page to Joinder Agreement (DESRI W3]
EXHIBIT D-2 - 3

Acknowledged:

ZIONS BANCORPORATION, N.A.,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement (DESRI W3)]
EXHIBIT D-2 - 4

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder Agreement (DESRI W3)]
EXHIBIT D-2 - 5

EXHIBIT E-1
TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), funding agent, joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger.

Pursuant to the provisions of Section 2.16(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Co-Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Co-Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable)1.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Co-Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Co-Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature page follows.]

[1]	Pursuant to Section 2.16(c) of the Credit Agreement, two original copies of the applicable form are to be provided to the Administrative Agent, Paying Agent and Co-Borrowers.
EXHIBIT D-2 - 6

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]
EXHIBIT D-2 - 7

EXHIBIT E-2
TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), funding agent, joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger.

Pursuant to the provisions of Section 2.16(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Co-Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature page follows.]
EXHIBIT E-2 - 1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]
EXHIBIT E-2 - 2

EXHIBIT E-3
TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the other financial institutions from time to time parties thereto as L, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), funding agent, joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger.

Pursuant to the provisions of Section 2.16(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Co-Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaninjgs given to them in the Credit Agreement.

[Signature page follows.]
EXHIBIT E-3 - 1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]
EXHIBIT E-3 - 2

EXHIBIT E-4
TO
CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of July 20, 2020 (as may be amended, restated and/or otherwise modified from time to time, the “Credit Agreement”), by and among DESRI Financing 3, L.L.C., a Delaware limited liability company (“DESRI Financing 3”), DESRI Portfolios Financing, L.L.C., a Delaware limited liability company (“DESRI Portfolios Financing”), DESRI Portfolios 2 Financing, L.L.C., a Delaware limited liability company  (“DESRI Portfolios 2 Financing” and, together with DESRI Financing 3 and DESRI Portfolios Financing, the “Co-Borrowers”), the financial institutions from time to time parties thereto as Lenders, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), funding agent, joint lead arranger and bookrunner and Zions Bancorporation, N.A., as collateral agent and as joint lead arranger.

Pursuant to the provisions of Section 2.16(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Term Loan Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Documents, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Co-Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Co-Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Co-Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable)1 from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Co-Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Co-Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[1]	Pursuant to Section 2.16(c) of the Credit Agreement, two original copies of the applicable form are to be provided to the Administrative Agent, Paying Agent and Co-Borrowers.

EXHIBIT E-4 - 1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]
EXHIBIT E-4 - 2

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]
EXHIBIT E-4 - 3

EXHIBIT F-1
TO
CREDIT AGREEMENT

CLOSING DATE CERTIFICATE

I hereby certify that I am a duly appointed Authorized Officer of each of DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C. and DESRI PORTFOLIOS 2 FINANCING, L.L.C. (each a “Co-Borrower”), and hereby certify on behalf of each Co-Borrower, solely in my capacity as Authorized Officer of such Co-Borrower, and not in my individual capacity, as follows:

1.          I have reviewed the terms of Section 3 of the Credit Agreement, dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among each Co-Borrower, the Lenders party thereto from time to time, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch, as Administrative Agent, Arranger, Bookrunner and CS Funding Agent and Zions Bancorporation, N.A. as Collateral Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2.          Based upon my review and examination described in paragraph 1 above, I certify, on behalf of each Co-Borrower, that on and as of the Closing Date:

(i)
no material event, casualty or occurrence has occurred and is continuing that could reasonably be expected to have a Portfolio Material Adverse Effect;

(ii)
the organizational structure of each Pledgor, each Co-Borrower, each Affiliate Project Party, each Project Holdco and each Project Subsidiary are as set forth in Schedule 4.1 of the Credit Agreement;

(iii)
the Co-Borrower’s have delivered evidence to the Administrative Agent of insurance coverage satisfying the requirements set forth in the Credit Agreement;

(iv)
(a) all fees payable pursuant to the Credit Documents have been paid in full by the Co-Borrowers to each Agent and Lender and (b) all expenses payable pursuant to Section 9.2 of the Credit Agreement, in which case have accrued on or prior to the Closing Date, have been paid in full by the Co-Borrowers to each Agent;

(v)
the fully-executed Project Senior Financing Documents and Material Project Documents have been delivered to the Administrative Agent and each Lender; and

(vi)
the Co-Borrowers have delivered, or caused to be delivered, all items required to be delivered to the Administrative Agent and the Lenders pursuant to Section 3.1 of the Financing Agreement and all conditions precedent set forth therein have been satisfied or waived, provided, however, to the extent any such condition requires satisfaction of (or waiver by) the Administrative Agent, Lender or any other Person other than the Co-Borrowers or their Affiliates, the foregoing certification shall be to the Co-Borrowers’ knowledge.

The foregoing certifications are made and delivered as of July 20, 2020.

[Remainder of page intentionally left blank]
EXHIBIT F-1 - 1

IN WITNESS WHEREOF, the undersigned have caused this Closing Date Certificate to be duly executed and delivered as of the date and at the place first written above.

DESRI Financing 3, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI Portfolios Financing, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI Portfolios 2 Financing, L.L.C.

By:
Name:
Title:	Authorized Signatory

[Signature Page to Joinder Agreement (DESRI W3)]
EXHIBIT F-1 - 2

EXHIBIT F-2
TO
CREDIT AGREEMENT

SOLVENCY CERTIFICATE

I am an authorized signatory of D. E. SHAW RENEWABLE INVESTMENTS, L.L.C., a Delaware limited liability company (“DESRI”), and an authorized signatory of each of DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C. and DESRI PORTFOLIOS 2 FINANCING, L.L.C. (each a “Co-Borrower”), as well as an authorized signatory of each Affiliate Project Party, each Pledgor and each Project Holdco (each term as defined in the Credit Agreement (as defined below)) and I hereby certify on behalf of each such party, solely in my capacity as authorized signatory of each such party, and not in my individual capacity, as follows:

1.          Reference is made to that certain Credit Agreement, dated as the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among each Co-Borrower, the Lenders party thereto from time to time, the Interest Rate Agreement Counterparties party thereto from time to time, Credit Suisse AG, New York Branch, as Administrative Agent, Arranger, Bookrunner and CS Funding Agent and Zions Bancorporation, N.A., as Collateral Agent.

2.          I have reviewed the Credit Agreement and the contents of this Solvency Certificate, and have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3.          [Based upon my review and examination described in paragraph 2 above, I certify on behalf of each Co-Borrower that, as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, each Pledgor, each Co-Borrower and each Project Holdco owned by a Co-Borrower is, and will be, Solvent on a Consolidated Basis.

4.          Based upon my review and examination described in paragraph 2 above, I certify on behalf of DESRI that, as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, DESRI and each Project Holdco owned by an Affiliate Project Party is, and will be, Solvent on an Individual Basis.]1

5.          Based upon my review and examination described in paragraph 2 above, I certify on behalf of each Co-Borrower and each Project Holdco owned by a Co-Borrower that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, each Co-Borrower and each Project Holdco owned by a Co-Borrower is, and will be, Solvent on a Consolidated Basis.

[1]	Note: To be included in the Solvency Certificate delivered on the Closing Date.
EXHIBIT F-2 - 1

6.          Based upon my review and examination described in paragraph 2 above, I certify on behalf of DESRI, each Project Holdco owned by an Affiliate Project Party and each Affiliate Project Party that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Documents and any rights of contribution, DESRI, each Project Holdco owned by an Affiliate Project Party and each Affiliate Project Party is, and will be, Solvent on an Individual Basis.

The foregoing certifications are made and delivered as of [____].

[Signature Page Follows]
EXHIBIT F-2 - 2

IN WITNESS WHEREOF, the undersigned has executed this solvency certificate as of the date first written above.

By:
Name:	Stan Krutonogiy
Title:	Authorized Signatory

[Signature Page – Solvency Certificate]
EXHIBIT F-2 - 3

EXHIBIT G
TO
CREDIT AGREEMENT

INCUMBENCY CERTIFICATE

July 20, 2020

Reference is made to the Credit Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)(the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C., DESRI PORTFOLIOS 2 FINANCING, L.L.C., the Lenders party thereto from time to time, the Interest Rate Agreement Counterparties party thereto from time to time, CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent, Arranger, Bookrunner and CS Funding Agent and ZIONS BANCORPORATION, N.A., as Collateral Agent.  This incumbency certificate is delivered pursuant to Section 3.1(c) of the Credit Agreement.

The undersigned hereby certifies that each of the persons listed on Annex A are now duly appointed and qualified authorized signatories of each Credit Party, the Affiliate Project Parties, and DESRI, each holding the title indicated next to his or her name, and the signature set forth opposite his or her name is the true, correct and genuine signature of such person, and such person is duly authorized as of the date hereof to execute and deliver, on behalf of the applicable Credit Party, Affiliate Project Party, or DESRI, (a) the Credit Agreement and the Credit Documents to which such Credit Party, Affiliate Project Party or DESRI, as applicable, is a party and (b) any certificate, agreement, instrument or other document to be delivered by such Credit Party, Affiliate Project Party, or DESRI, as applicable, pursuant to the Credit Documents or in connection with the Credit Agreement that may be necessary for the consummation of the transactions contemplated thereunder.

[Remainder of page intentionally left blank]
EXHIBIT G - 1

IN WITNESS WHEREOF, the undersigned have caused this Incumbency Certificate to be duly executed and delivered as of the date and at the place first written above.

DESRI Financing 2, L.L.C.,
DESRI Portfolios 2 Financing Holdings, L.L.C.,
DESRI Portfolios Financing Holdings, L.L.C.,
DESRI Financing 3, L.L.C.,
DESRI Portfolios Financing, L.L.C.,
DESRI Portfolios 2 Financing, L.L.C.,
DESRI Holdings 1, L.L.C.,
DESRI Marion, L.L.C.,
DESRI Springbok 1 Management Services, L.L.C.,
DESRI Springbok 2 Management Services, L.L.C.,
DESRI Huntington Project Holdings, L.L.C.,
DESRI Red Horse Acquisition Holdings, L.L.C.,
DESRI Alta Luna Project Holdings, L.L.C.,
DESRI North Star Acquisition Holdings, L.L.C.,
DESRI Rancho Seco Acquisition Holdings, L.L.C.,
DESRI CT Fusion Project Holdings, L.L.C.,
DESRI Gray Hawk Project Holdings, L.L.C.,
DESRI Midway Project Holdings, L.L.C.,
DESRI Lamesa II Project Holdings, L.L.C.,
DESRI Willow Springs Solar Project Holdings, L.L.C.,
DESRI LKV Solar Project Holdings, L.L.C.,
DESRI TVS Project Holdings, L.L.C.,
DESRI Cove Mountain Project Holdings, L.L.C.,
DESRI Orchard A Development, L.L.C.,
DESRI Orchard Project Holdings, L.L.C.,
DESRI Rancho Seco II Development Holdings, L.L.C.,
DESRI Rancho Seco II Project Holdings, L.L.C.,
DESRI Assembly Development Holdings, L.L.C.,
DESRI Assembly Project Holdings, L.L.C.,
DESRI Hunter Utah Development Holdings, L.L.C.,
D. E. Shaw Renewable Investments, L.L.C.

By:
Name:
Title:	Authorized Signatory

[Signature Page – Incumbency Certificate (DW3)]
EXHIBIT G - 2

Annex A

Name	Title	Signature
David M. Zwillinger	Authorized Signatory
Bryan R. Martin	Authorized Signatory
Chris Clevenger	Authorized Signatory
Stan Krutonogiy	Authorized Signatory

Annex A to Incumbency Certificate (DW3)
EXHIBIT G - 3

EXHIBIT H
TO
CREDIT AGREEMENT

DESIGNATION NOTICE

Date: [_____]

Reference is made to the Credit Agreement, dated as of July 20, 2020 (as it may be amended, restated, amended and restated. supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DESRI FINANCING 3, L.L.C., DESRI PORTFOLIOS FINANCING, L.L.C. and DESRI PORTFOLIOS 2 FINANCING, L.L.C. (each a “Co-Borrower” and collectively the “Co-Borrowers”), the Lenders party thereto from time to time, the Interest Rate Agreement Counterparties party thereto from time to time, CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), Arranger, Bookrunner and CS Funding Agent and ZIONS BANCORPORATION, N.A. as Collateral Agent.

Pursuant to Section 2.1(c)(i)(A)(1) of the Credit Agreement, the Co-Borrowers hereby deliver this Designation Notice to the Administrative Agent and provide notice of the following:1

1.
[As of the Closing Date, the Projects listed on Schedule 1.1(c) shall each be designated a “Closing Date Portfolio Project” under the Credit Agreement.][2] [The following Projects shall each be designated a “Portfolio Project” under the Credit Agreement:

[______]][3]

2.	[The following Portfolio Projects designated in paragraph 1 shall constitute a Material Project:][4]

[______]

3.	The following Projects shall each be designated an “Excluded Project” under the Credit Agreement:

[______]

4.	The following entities shall each be designated an “Excluded Subsidiary” under the Credit Agreement:

[______]

1	Note: Only applicable certifications to be included for any given Designation Notice.

[2]	Note: To be included in applicable Designation Notice as of the Closing Date.

[3]	Note: To be included in applicable Designation Notices delivered after the Closing Date.

[4]	Note: To be included in the case of a Portfolio Project Addition or at any other time pursuant to Section 5.15.

EXHIBIT H - 1

5.
[As of the Closing Date, the entities listed under the heading “Project Holdcos” on Schedule 4.1 shall each be designated a “Project Holdco” under the Credit Agreement.][5] [The following entities shall each be designated a “Project Holdco” under the Credit Agreement:

[______]][6]

6.
[As of the Closing Date, the entities listed under each of the headings which include the words “Project Subsidiaries” on Schedule 4.1 shall each be designated a “Project Subsidiary” under the Credit Agreement.][7] [The following entities shall each be designated a “Project Subsidiary” under the Credit Agreement:

[______]][8]

7.
[As of the Closing Date, the entities listed under the heading “Affiliate Project Parties” on Schedule 1.1(a) shall each be designated an “Affiliate Project Party” under the Credit Agreement.][9] [The following entities shall each be designated an “Affiliate Project Party” under the Credit Agreement:

[______]][10]

8.	The following entities shall no longer be designated an “Affiliate Project Party” under the Credit Agreement:

[______]

As of the date hereof, each Co-Borrower hereby certifies as to the following:

1.	Each Project designated in paragraph 1 is an Eligible Project.

2.	Each of the Eligibility Requirements in respect of each Project designated in paragraph 1 has been satisfied or waived [as set forth in Annex A][11] [12].

[5]	Note: To be included in applicable Designation Notice as of the Closing Date.

[6]	Note: To be included in applicable Designation Notices delivered after the Closing Date.

[7]	Note: To be included in applicable Designation Notice as of the Closing Date.

[8]	Note: To be included in applicable Designation Notices delivered after the Closing Date.

[9]	Note: To be included in applicable Designation Notice as of the Closing Date.

[10]	Note: To be included in applicable Designation Notices delivered after the Closing Date.

[11]	Note: To be included for any Designation Notice where, for any Portfolio Project, the Administrative Agent will waive an Eligibility Requirement by counter-signature to such Designation Notice.

[12]	Note: To be included in the case of a Portfolio Project Addition.

EXHIBIT H - 2

3.
After giving effect to the designations contemplated herein, the total number of times the Co-Borrowers designated any Project owned by any Project Subsidiary or Project Holdco as an “Excluded Project” or a “Portfolio Project” during the calendar quarter that includes the date hereof does not exceed five (5) (with the understanding that substantially simultaneous designations shall constitute a single designation).

4.
As reasonably detailed in Annex [B] attached hereto, all Portfolio Projects designated as Material Projects (after giving effect to the changes in this notice) shall collectively have a prospective Base Case Debt Service Coverage Ratio of at least 1.0 to 1.0.[13]

[Signature Page to follow]

[13]	Note: To be included in the case of a designation of a Material Project in the event of a designation of a Portfolio Project Addition or at any other time pursuant to Section 5.15.

EXHIBIT H - 3

IN WITNESS WHEREOF, the undersigned have caused this Designation Notice to be duly executed and delivered as of the date and at the place first written above.

DESRI FINANCING 3, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

DESRI PORTFOLIOS 2 FINANCING, L.L.C.

By:
Name:
Title:	Authorized Signatory

[Signature Page – Designation Notice]
EXHIBIT H - 4

[CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title: ][1]

[Signature Page – Designation Notice]

[1]	Note: To be included for any Designation Notice where, for any Portfolio Project, the Administrative Agent will waive an Eligibility Requirement by counter-signature to such Designation Notice.
EXHIBIT H - 5

ANNEX A TO
DESIGNATION NOTICE1

Waivers to Eligibility Requirements

[1]	Note: To be included for any Designation Notice where, for any Portfolio Project, the Administrative Agent will waive an Eligibility Requirement by counter-signature to such Designation Notice.

EXHIBIT H - 6

ANNEX B TO
DESIGNATION NOTICE1

Calculations of Prospective Base Case Debt Service Coverage Ratio

[1]	Note: To be included for any Designation Notice where the designation of Material Projects is changed.

EXHIBIT H - 7